FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-02

Free Writing Prospectus

Structural and Collateral Term Sheet

$764,418,400

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2021-C61

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

LMF Commercial, LLC

Wells Fargo Bank, National Association

Ladder Capital Finance LLC

Column Financial, Inc.

UBS AG

 BSPRT CMBS Finance, LLC

Oceanview Commercial Mortgage Finance, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2021-C61

November 12, 2021

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	CREDIT SUISSE Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C61	Transaction Highlights

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C61	Transaction Highlights

I.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
LMF Commercial, LLC	20	41	$189,149,596	24.7%
Wells Fargo Bank, National Association	10	39	185,688,995	24.3
Ladder Capital Finance LLC	6	6	117,415,492	15.4
Column Financial, Inc.	7	16	99,917,428	13.1
UBS AG	10	55	70,029,223	9.2
BSPRT CMBS Finance, LLC	6	6	65,102,232	8.5
Oceanview Commercial Mortgage Finance, LLC	2	2	37,115,435	4.9
Total	61	165	$764,418,400	100.0%

Loan Pool:

Initial Pool Balance:	$764,418,400
Number of Mortgage Loans:	61
Average Cut-off Date Balance per Mortgage Loan:	$12,531,449
Number of Mortgaged Properties:	165
Average Cut-off Date Balance per Mortgaged Property(1):	$4,632,839
Weighted Average Mortgage Interest Rate:	3.9099%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	45.5%
Weighted Average Original Term to Maturity or ARD (months):	112
Weighted Average Remaining Term to Maturity or ARD (months):	108
Weighted Average Original Amortization Term (months)(2):	354
Weighted Average Remaining Amortization Term (months)(2):	351
Weighted Average Seasoning (months):	3

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1)(2):	2.15x
Weighted Average U/W Net Operating Income Debt Yield(1)(2):	10.4%
Weighted Average Cut-off Date Loan-to-Value Ratio(1)(2):	59.9%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1)(2):	55.7%
% of Mortgage Loans with Additional Subordinate Debt(3):	5.8%
% of Mortgage Loans with Single Tenants(4):	21.7%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	For certain of the mortgage loans, underwritten net cash flow, underwritten net operating income and appraised values of the related mortgaged properties were determined, or were calculated based on information as of a date, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the loan-to-value, debt service coverage and debt yield metrics presented in this term sheet may not reflect current market conditions.
(3)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C61	Characteristics of the Mortgage Pool

II.       Summary of the Whole Loans

No.	Loan Name	Mortgage Loan Seller in WFCM 2020-C61	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	1201 Lake Robbins	WFB	$70,000,000	250,000,000	BANK 2021-BNK37(2)	Wells Fargo Bank, N.A.	CWCaptial Asset Management LLC	Future Securitization	$180,000,000
4	TLR Portfolio	LMF	35,000,000	83,000,000	BMARK 2021-B31 (2)	TBD(3)	Rialto	BMARK 2021-B31	48,000,000
6	980 Madison	Column	25,000,000	197,600,000	CSMC 2021-980M(2)	KeyBank National Association	Argentic Services Company LP	CSMC 2021-980M	71,500,000
8	ExchangeRight 49	WFB	23,800,000	68,800,000	BANK 2021-BNK37(2)	Wells Fargo Bank, N.A.	CWCaptial Asset Management LLC	Future Securitization	45,000,000
11	Meadowood Mall	WFB	19,000,000	108,000,000	TBD	TBD(3)	TBD	Future Securitization	61,000,000
28	Wyndham National Hotel Portfolio	UBS AG	9,499,623	137,744,534	UBS 2019-C18(2)	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Future Securitization	128,244,912

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes any related Subordinate Companion Loans.
(2)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuation of a control appraisal period for the related whole loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” and “—The Westchester Whole Loan” in the Preliminary Prospectus
(3)	The related whole loan is expected to initially be serviced under the WFCM 2021-C61 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2021-C61 certificates after the closing of such securitization. Control rights with respect to the related whole loan will be exercised by the holder of the “lead” pari passu note or, in the case of the Meadowood Mall Whole Loan, the holder of the subordinate companion note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C61	Characteristics of the Mortgage Pool

III.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	13	$175,806,556	23.0%	59.9%	54.7%	2.04	x	10.3%	9.4%	3.9849%
Suburban	5	133,147,416	17.4	59.7	53.6	2.04		10.1	9.3	3.8055
CBD	1	18,130,000	2.4	58.7	58.7	1.89		11.3	9.7	5.0500
Medical	6	17,381,432	2.3	64.7	59.4	1.96		10.1	9.6	4.0920
Flex	1	7,147,708	0.9	53.7	53.7	2.68		13.1	11.9	4.3650
Retail	47	170,498,950	22.3	59.4	52.2	2.09		11.7	11.1	3.8416
Anchored	8	68,644,917	9.0	65.9	55.5	1.85		11.5	10.7	3.9442
Single Tenant	33	49,054,961	6.4	60.7	58.1	2.11		9.5	9.3	3.8079
Unanchored	4	30,488,995	4.0	57.3	48.7	2.02		10.6	10.1	3.6112
Regional Mall	1	19,000,000	2.5	35.2	30.8	2.98		19.8	18.7	3.9300
Shadow Anchored	1	3,310,077	0.4	62.5	49.5	2.00		12.5	11.2	3.8300
Mixed Use	5	127,840,000	16.7	56.5	56.5	2.31		9.6	9.2	3.9764
Multifamily/Retail	3	83,970,000	11.0	64.7	64.7	1.88		7.5	7.4	3.8474
Office/Retail	1	25,000,000	3.3	27.6	27.6	4.08		15.2	14.9	3.5995
Industrial/Office	1	18,870,000	2.5	58.7	58.7	1.89		11.3	9.7	5.0500
Multifamily	14	94,603,577	12.4	61.9	59.3	2.07		9.0	8.7	3.7618
Garden	12	78,453,577	10.3	60.8	58.6	2.20		9.2	8.8	3.7233
Townhome	1	12,350,000	1.6	67.1	60.9	1.42		8.1	8.0	3.8500
Low Rise	1	3,800,000	0.5	66.7	66.7	1.62		7.1	7.0	4.2700
Industrial	16	89,830,234	11.8	60.3	58.0	2.23		9.9	9.4	3.8496
Flex	5	42,443,759	5.6	55.1	50.3	2.17		10.8	10.1	3.9252
Warehouse	6	28,962,802	3.8	65.3	65.3	2.24		9.0	8.7	3.8334
Manufacturing	4	13,808,673	1.8	65.1	65.1	2.35		8.9	8.7	3.6544
Warehouse Distribution	1	4,615,000	0.6	62.4	62.4	2.46		10.5	9.6	3.8400
Self Storage	8	50,480,000	6.6	60.8	59.6	2.69		9.8	9.7	3.5306
Self Storage	8	50,480,000	6.6	60.8	59.6	2.69		9.8	9.7	3.5306
Hospitality	46	28,475,790	3.7	64.4	51.0	2.00		14.8	13.3	4.8305
Limited Service	46	28,475,790	3.7	64.4	51.0	2.00		14.8	13.3	4.8305
Manufactured Housing	16	26,883,294	3.5	66.1	56.5	1.68		10.0	9.7	3.9960
Manufactured Housing	16	26,883,294	3.5	66.1	56.5	1.68		10.0	9.7	3.9960
Total	165	764,418,400	100.0%	59.9%	55.7%	2.15	x	10.4%	9.8%	3.9099%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – 1201 Lake Robbins

Mortgage Loan Information				Mortgaged Property Information(4)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$70,000,000		Location:	The Woodlands, TX
	Cut-off Date Balance(1):	$70,000,000		Size:	807,586 SF
	% of Initial Pool Balance:	9.2%		Cut-off Date Balance Per SF(1):	$309.56
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$309.56
	Borrower Sponsors:	The Howard Hughes Corporation		Year Built/Renovated:	2002/NAP
	Guarantor:	The Woodlands Land Development Company, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.8270%		Property Manager:	Howard Hughes Management Services Company, LLC
	Note Date:	October 8, 2021		Current Occupancy (As of):	100.0% (12/1/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	October 11, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$452,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$559.69
	Call Protection(2):	L(26),D(87),O(7)		As-Is Appraisal Valuation Date:	August 25, 2021
	Lockbox Type:	Hard/In Place Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(4)
	Additional Debt Type (Balance):	Pari Passu ($180,000,000)		TTM NOI (8/31/2021):	$24,086,187
				YE 2020 NOI:	$24,374,004
				YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				U/W Revenues:	$35,365,647
				U/W Expenses:	$12,442,182
Escrows and Reserves(3)				U/W NOI:	$22,923,465
	Initial	Monthly	Cap	U/W NCF:	$21,954,362
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.36x / 2.26x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.2% / 8.8%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.2% / 8.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	55.3%
				LTV Ratio at Maturity(1):	55.3%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$250,000,000	100.0%	Closing costs	$1,866,197	0.7%
			Equity Repatriation(6)	248,133,803	99.3
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%
(1)	The 1201 Lake Robbins Mortgage Loan (as defined below) is part of the 1201 Lake Robbins Whole Loan (as defined below) with an original aggregate principal balance of $250,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1201 Lake Robbins Whole Loan.
(2)	At any time after the earlier of (i) October 8, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1201 Lake Robbins Whole Loan to be securitized, the 1201 Lake Robbins Borrower (as defined below) has the right to defease the 1201 Lake Robbins Whole Loan in whole, but not in part. Additionally, the 1201 Lake Robbins Borrower may prepay the 1201 Lake Robbins Whole Loan with 30 days’ notice on or after April 11, 2031.
(3)	See “Escrows” section below.
(4)	While the 1201 Lake Robbins Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1201 Lake Robbins Mortgage Loan more severely than assumed in the underwriting of the 1201 Lake Robbins Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(5)	The 1201 Lake Robbins Borrower purchased the property in December 2019. No prior historical financials are available.
(6)	The 1201 Lake Robbins Borrower purchased the property in December 2019 as part of a portfolio acquired by The Howard Hughes Corporation, and was unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The Mortgage Loan. The largest mortgage loan (the “1201 Lake Robbins Mortgage Loan”) is part of a whole loan (the “1201 Lake Robbins Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $250,000,000. The 1201 Lake Robbins Whole Loan is secured by a first priority fee mortgage encumbering an 807,586 SF office building, located in The Woodlands, Texas (the “1201 Lake Robbins Property”). The 1201 Lake Robbins Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2021-BNK37	Yes
A-2	$70,000,000	$70,000,000	WFCM 2021-C61	No
A-3	$40,000,000	$40,000,000	WFB	No
A-4	$40,000,000	$40,000,000	WFB	No
Total	$250,000,000	$250,000,000

The Borrower and Borrower Sponsor. The borrower is HH Woodlands Tower Holdings, LLC (the “1201 Lake Robbins Borrower”), a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1201 Lake Robbins Mortgage Loan. The non-recourse carveout guarantor is The Woodlands Land Development Company, L.P. (the “1201 Lake Robbins Guarantor”).

The borrower sponsor is The Howard Hughes Corporation. Founded in 2010, the company owns, manages, and develops commercial, residential and mixed-use real estate throughout the United States. Through its Operating Assets segment, the company owns 15 retail, 32 office, 12 multi-family, and 13 other operating assets.

The Property. The 1201 Lake Robbins Property is a 30-story, Class A office building consisting of 807,586 rentable square feet situated on 5.1 acres of land. The property was originally built as the corporate headquarters for Anadarko and includes a fitness center, deli, and a 45,000 square foot annex which includes a large cafeteria and conference space. In 2019, Occidental Petroleum Corporation (“Occidental”) acquired Anadarko, and The Howard Hughes Corporation purchased both the 1201 Lake Robbins Property and an adjacent office building. Subsequently Occidental signed a new 13-year lease and consolidated its space from the adjacent building into the 1201 Lake Robbins Property. As of December 1, 2021, the 1201 Lake Robbins Property is 100% leased to Occidental.

The 1201 Lake Robbins Property is subject to a shared parking agreement with the adjacent building, whereby the 1201 Lake Robbins Borrower and the owner of the adjacent building reallocated parking spaces in each buildings garage such that the 1201 Lake Robbins Property is entitled to the use of 2,019 parking spaces as required under the Occidental lease.  Expenses are shared between the two property owners based on each owner’s share of the total available parking spaces.

COVID-19 Update. As of October 7, 2021, the 1201 Lake Robbins Property is open and operating with no outstanding tenant rent relief agreements.

Major Tenant.

Occidental Petroleum Corporation (BB/Ba2/BB: F/M/S&P; 807,586 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; December 31, 2032 lease expiration) Occidental is an international energy company with assets in the United States, Middle East, Africa and Latin America. Founded in 1920, Occidental is one of the largest oil producers in the Unites States including being a leading producer in the Permian and DJ Basins and offshore Gulf of Mexico. As of October 14, 2021, the company has a market capitalization of $30.0 billion and employs 11,800 people.

Occidental signed a new 13-year lease in December 2019 and has either two, 5-year or one, 10-year extension options for at least 250,000 square feet, with 12 months’ notice at 95% of fair market rent. The lease includes 2% annual rent increases and no termination or contraction options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the 1201 Lake Robbins Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Occidental	BB/Ba2/BB	807,586	100.0%	$30.69	$24,784,815	100.0%	12/31/2032	Y(2)	N
Total Major Tenants		807,586	100.0%	$30.69	$24,784,815	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		807,586	100.0%	$30.69	$24,784,815	100.0%

Vacant Space		0	0.0%

Collateral Total		807,586	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the January 1, 2022 rent step.
(2)	Tenant has the option of two, 5-year or one, 10-year renewal option for at least 250,000 square feet at 95% of fair market rent.

The following table presents certain information relating to the lease rollover schedule at the 1201 Lake Robbins Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	807,586	100.0%	807,586	100.0%	$24,784,815	100.0%	$30.69
Vacant	0	0	0.0%	807,586	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	807,586	100.0%			$24,784,815	100.0%	$30.69

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 1201 Lake Robbins Property:

Historical Occupancy

12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/1/2021(1)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1201 Lake Robbins Center Property:

Cash Flow Analysis

	2020	TTM (8/31/2021)	U/W	%(1)	U/W $ per SF
Base Rent	$23,823,787	$24,141,438	$24,784,815(2)	67.7%	$30.69
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$23,823,787	$24,141,438	$24,784,815	67.7%	$30.69
Other Income	0	0	0	0.0	0.00
Total Recoveries	12,027,957	11,856,395	11,820,073	32.3	14.64
Net Rental Income	$35,851,744	$35,997,833	$36,604,888	100.0%	$45.33
(Vacancy & Credit Loss)	0	0	(1,239,241)	(5.0)	(1.53)
Effective Gross Income	$35,851,744	$35,997,833	$35,365,647	96.6%	$43.79

Real Estate Taxes	4,906,836	4,571,446	5,138,179	14.5	6.36
Insurance	635,236	647,661	697,633	2.0	0.86
Management Fee	1,349,404	1,147,138	1,060,969	3.0	1.31
Other Operating Expenses	4,586,264	5,545,401	5,545,401	15.7	6.87
Total Operating Expenses	$11,477,740	$11,911,646	$12,442,182	35.2%	$15.41

Net Operating Income	$24,374,004	$24,086,187	$22,923,465	64.8%	$28.39
Replacement Reserves	0	0	161,517	0.5	0.20
TI/LC	0	0	807,586	2.3	1.00
Net Cash Flow	$24,374,004	$24,086,187	$21,954,362	62.1%	$27.19

NOI DSCR(3)	2.51x	2.48x	2.36x
NCF DSCR(3)	2.51x	2.48x	2.26x
NOI Debt Yield(3)	9.7%	9.6%	9.2%
NCF Debt Yield(3)	9.7%	9.6%	8.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent represents the January 1, 2022 rent step.
(3)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the 1201 Lake Robbins Whole Loan.

Appraisal. The appraiser concluded an “as-is market value” of $452,000,000 as of August 25, 2021. The appraiser provided an “as dark appraised value” of $223,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2021, there are no significant issues and no further inspection is necessary.

Market Overview and Competition. The 1201 Lake Robbins Property is located in The Woodlands, Texas, approximately 29.5 miles north of Houston. The Woodlands is a mixed-use master-planned development that contains approximately 27,000 acres, of which approximately 20-25% will remain forest preserves, parks, golf courses, lakes and open space. The Woodlands includes over 1,650 companies including major corporations such as Chevron Phillips, Occidental, and Baker Hughes, and employs an estimated 22,629 people. Currently, the Woodlands is home to more than 60,000 residents, contains 3.9 million square feet of retail and commercial space and approximately 6.3 million square feet of office space. At full build out, the community is expected to have 132,500 residents and approximately 82,000 employees. The 1201 Lake Robbins Property is located directly adjacent to the Woodlands Waterway, which winds through the township and connects attractions along the way such as dining, hotels, nightlife and outdoor green space. According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was approximately 5,552, 62,548 and 160,703, respectively and the estimated 2020 average household income within the same radii was approximately $133,550, $132,792 and $141,072, respectively.

The 1201 Lake Robbins Property is located approximately 4.9 miles from the Grand Parkway, the outermost loop around Houston and provides accessibility throughout the area, and 1.1 miles from Interstate 45, a major north south thoroughfare. Additionally, the 1201 Lake Robbins Property is located 0.9 miles to The Woodlands Mall, featuring various dining and entertainment options and tenants such as Apple, Coach, Peloton and Nordstrom. The 1201 Lake Robbins Property is also located approximately 22.5 miles from the George Bush Intercontinental Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

According to the appraisal, the property is situated within in the Woodlands/Conroe submarket within the greater Houston office market. As of the second quarter of 2021, the submarket reported a total inventory of approximately 11.0 million square feet with a 19.1% vacancy rate and an average asking rent of $40.24 per square foot, net. The appraiser identified nine comparable buildings located within The Woodlands with rents ranging from $21.00 to $30.75 per square foot, net. The appraiser concluded a market rent for the 1201 Lake Robbins Property of $29.00 per square foot, net.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1201 Lake Robbins Property:

Market Rent Summary(1)

Market Rent (PSF)	$29.00
Lease Term (Years)	10
Lease Type (Reimbursements)	Net
Rent Increase Projection	$0.50 per annum
Tenant Improvements (New/Renewal)	$75.00/ $25.00
Leasing Commissions (New Renewal)	6.0%/ 6.0%
Free Rent	12 months

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1201 Lake Robbins Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Apple at Capital Ridge 320 South Capital of Texas Highway Austin, TX	Austin, TX	2015/NAP	216,511	Aug-2021	$140,000,000	$647
Waterway Plaza 1 10003 Woodloch Forest Drive The Woodlands, TX	The Woodlands, TX	2000/NAP	223,516	Jan-2021	$109,000,000	$488
Helios Plaza 201 Helios Way Houston, TX	Houston, TX	2009/NAP	377,185	Aug-2021	$178,000,000	$472
HP Inc. Plaza in City Place 10300 Energy Drive Spring, TX	Spring, TX	2018/NAP	378,402	Aug-2021	$217,581,200	$575
Ten West One 17420 Katy Freeway Houston, TX	Houston, TX	1998/NAP	199,000	Aug-2021	$67,100,000	$337
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable leases related to 1201 Lake Robbins Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy(2)	Term	Annual Base Rent PSF(3)	Lease Type
1201 Lake Robbins (Subject) 1201 Lake Robbins Drive The Woodlands, TX	2002/NAP	807,586(4)	100%(4)	13 Yrs.	$30.69(5)	NNN
One, Two & Three Hughes Landing 1780, 1790 & 1800 Hughes Landing Boulevard The Woodlands, TX	2015/NAP	716,230	86%	5-10 Yrs.	$30.00	NNN
Woodlands Town Center 1 & 2 1330 & 1450 Lake Robbins Drive The Woodlands, TX	1999/NAP	280,415	82%	5-10 Yrs.	$24.50	NNN
3 Waterway Square Place 3 Waterway Avenue The Woodlands, TX	2013/NAP	232,045	87%	3-10 Yrs.	$29.00	NNN
4 Waterway Square Place 4 Waterway Avenue The Woodlands, TX	2008/NAP	218,551	100%	5 Yrs.	$29.00	NNN
21 Waterway 21 Waterway Avenue The Woodlands, TX	2005/NAP	102,816	99%	3-10 Yrs.	$30.50	NNN
24 Waterway 24 Waterway Avenue The Woodlands, TX	2008/NAP	308,000	91%	3-10 Yrs.	$29.00	NNN
Waterway Plaza Two 10001 Woodloch Forest Drive The Woodlands, TX	2000/NAP	142,270	60%	3-10 Yrs.	$26.50	NNN
Wildwood Corporate Centre II 480 WildWood Forest Drive The Woodlands, TX	2016/NAP	201,933	89%	5-10 Yrs.	$21.00	NNN
The Woodlands Tower 9950 Woodloch Forest Drive The Woodlands, TX	2014/NAP	595,854	34%	5-10 Yrs.	$30.75	NNN
(1)	Information obtained from the appraisal. Includes comparable buildings located in The Woodlands, TX.
(2)	Represents building occupancy as of September 2021, with the exception of the 1201 Lake Robbins Property
(3)	Represents quoted rental rates as of September 2021, with the exception of the 1201 Lake Robbins Property.
(4)	Information obtained from the underwritten rent roll.
(5)	Represents the underwritten base rent.

Escrows.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the 1201 Lake Robbins Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by 1201 Lake Robbins Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly replacement reserve deposit of $10,095.

TI/LC Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly TI/LC reserve deposit of $134,598.

Lockbox and Cash Management. The 1201 Lake Robbins Mortgage Loan is structured with a hard lockbox and in-place cash management. The 1201 Lake Robbins Borrower and property manager are required to direct the tenant to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the cash management account, to be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

applied in accordance with the loan documents. If no Cash Trap Event Period exists, all excess cash flow will be disbursed to, or at the written direction, of the 1201 Lake Robbins Borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the net cash flow debt yield being less than 6.0% for any calendar quarter;
(iii)	the occurrence of a Material Tenant Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 6.0%, tested quarterly, or the 1201 Lake Robbins Borrower delivers cash or a letter of credit in an amount which, if applied to the then principal balance of the 1201 Lake Robbins Mortgage Loan, would result in the debt yield threshold being satisfied;
●	with regard to clause (iii), a Material Tenant Event Cure occurs.

A “Material Tenant Event” will commence upon the occurrence of any of the following:

(i)	Occidental defaults under the lease beyond any notice and cure periods;
(ii)	Occidental becomes a debtor in a bankruptcy, insolvency or similar proceeding;
(iii)	Occidental goes dark in 50% or more of the 1201 Lake Robbins Property, unless it is caused by COVID-19 or any other pandemic event;
(iv)	The credit rating of Occidental is downgraded below “B” or the equivalent by any rating agency;
(v)	Occidental has not renewed its lease for a minimum of a five-year term on then-current market terms reasonably approved by lender, at least 12 months prior to loan maturity; or
(vi)	Occidental terminates, surrenders, or cancels its lease.

A “Material Tenant Cure” will commence upon the occurrence of any of the following:

●	with regard to clause (i), either the event of default has been cured or the 1201 Lake Robbins Borrower has entered into one or more replacement leases for at least a five year term, for either the entire Occidental space or a portion of the space if the aggregate base rent is at least 90% of the base rent otherwise payable under the Occidental lease, and the tenant has taken occupancy and commenced paying full unabated rent as evidenced by an estoppel (“Replacement Lease Condition”);
●	if caused solely by clause (ii), either the bankruptcy has been discharged or dismissed, Occidental has assumed the lease and the bankruptcy trustee has approved the assumption or the occurrence of a Replacement Lease Condition;
●	if caused solely by clause (iii), Occidental has been continuously operating in more than 50% of the 1201 Lake Robbins Property for more than 90 days or if a sublease exists for more than 50% of the space, the sublease occupancy sweep cap of $50.00 PSF for the sublease square footage has been met, and Occidental is operating in the remainder of the 1201 Lake Robbins Property;
●	if caused solely by clause (iv), Occidental has a credit rating of “B” or higher by each rating agency that rates it;
●	if caused solely by clause (v), a binding and enforceable renewal of the Occidental lease approved by the lender has been delivered by Occidental; or
●	if caused solely by clause (vi) the occurrence of a Replacement Lease Condition.

Property Management. The 1201 Lake Robbins Property is managed by Howard Hughes Management Services Company, LLC.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. Provided, however, if TRIPRA is not in effect, the 1201 Lake Robbins Borrower is not required to pay premiums in excess of two times the premium for a separate all risk policy insuring the 1201 Lake Robbins Property on a stand along basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 17 West Miami

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Mixed Use –Multifamily/Retail
	Original Principal Balance:	$55,000,000		Location:	Miami Beach, FL
	Cut-off Date Balance:	$55,000,000		Size:	63,146 SF
	% of Initial Pool Balance:	7.2%		Cut-off Date Balance Per SF:	$871.00
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$871.00
	Borrower Sponsors:	Turnberry Associates, Elion Partners and Privee Capital		Year Built/Renovated:	2019/NAP
	Guarantors:	Erwin Sredni, Rock Soffer, Elion Real Estate Fund III, LP and Elion Real Estate Fund III (International), LP		Title Vesting:	Fee
	Interest Rate:	3.8100%		Property Manager:	Urban Resource LLC
	Note Date:	11/9/2021		Current Occupancy (As of) (2):	94.0% (10/11/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	88.2%
	Maturity Date:	12/6/2031		YE 2019 Occupancy:	NAP
	IO Period:	120 months		YE 2018 Occupancy:	NAP
	Loan Term (Original):	120 months		YE 2017 Occupancy:	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$83,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$1,322.33
	Call Protection:	L(24),D(91),O(5)		As-Is Appraisal Valuation Date(3):	October 7, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM NOI (09/30/2021) (4):	$3,308,157
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,398,368
				YE 2019 NOI:	$393,894
				YE 2018 NOI:	NAP
				U/W Revenues:	$5,107,365
				U/W Expenses:	$1,008,072
Escrows and Reserves(1)				U/W NOI(4):	$4,099,292
	Initial	Monthly	Cap	U/W NCF:	$4,047,166
Taxes	$0	$41,596	NAP	U/W DSCR based on NOI/NCF:	1.93x / 1.90x
Insurance	$65,848	$7,316	NAP	U/W Debt Yield based on NOI/NCF:	7.5% / 7.4%
Replacement Reserve	$0	$1,713	$61,611	U/W Debt Yield at Maturity based on NOI/NCF:	7.5% / 7.4%
TI/LC Reserve	$412,535	$2,631	$94,719	Cut-off Date LTV Ratio:	65.9%
				LTV Ratio at Maturity:	65.9%

Sources and Uses
Sources			Uses
Original loan amount	$55,000,000	100.0%	Loan Payoff	$33,550,522	61.0%
			Upfront Reserves	478,383	0.9
			Closing Costs	1,337,782	2.4
			Return of Equity	19,633,314	35.7
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	Current Occupancy is calculated by leases in place, including the Sonder (as defined below) master lease, which encompasses 35,789 SF (56.7% of NRA).

(3)	While the 17 West Miami Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 17 West Miami Mortgage Loan more severely than assumed in the underwriting of 17 West Miami Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors - Risks Related to Market Conditions and Other External Factors - Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The difference between the TTM NOI (9/30/2021) and U/W NOI is attributed to newly signed leases at the 17 West Miami Property (as defined below) throughout 2020 and 2021.

The Mortgage Loan. The mortgage loan (the “17 West Miami Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 63,146 square foot mixed use multifamily and retail property located in Miami Beach, Florida (the “17 West Miami Property”).

The Borrower and Borrower Sponsor. The borrowers are 1681 West Ventures, LLC and 1698 Alton Road Ventures LLC (individually and collectively, the “17 West Miami Borrower”). The 17 West Miami Borrower has two independent directors, each with a Florida limited liability company. The sole member of each borrower is a single purpose Delaware single member limited liability company with two independent directors. Legal counsel to the 17 West Miami Borrower delivered a non-consolidation opinion in connection with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
	17 West Miami	Cut-off Date LTV:	65.9%
1698 Alton Road		U/W NCF DSCR:	1.90x
Miami Beach, FL 33139		U/W NOI Debt Yield:	7.5%

origination of the 17 West Miami Mortgage Loan. The nonrecourse carve-out guarantors of the 17 West Miami Mortgage Loan are Erwin Sredni, Rock Soffer, Elion Real Estate Fund III, LP and Elion Real Estate Fund III (International), LP.

Elion Partners is a vertically integrated real estate investment firm with experience across both the operational and financial facets of the real estate industry. The firm is led by a team with experience in investing, asset management and real estate operations. Elion’s institutional-grade investment platform today manages $1.5 billion in assets.

Turnberry Associates is a closely-held real estate development firm. Since its founding over 50 years ago, Turnberry has developed more than $10 billion of commercial and residential real estate projects, comprised of over 20 million square feet of retail, 7,000 residential units, 15 million square feet of office, and 3,000 hotel and resort rooms.

Privee Capital serves as the family office to the Sredni family, which has been involved in the commercial real estate industry since 1993. With over 30 years of real estate experience, Erwin Sredni (managing member) has a track record in development and asset management for commercial properties.

The Property. The 17 West Miami Property is a five-story mixed use multifamily and retail property located at 1698 Alton Road in Miami Beach, Florida. The 26-unit apartment complex is above 6 units of ground level retail space anchored by Trader Joe’s with other tenants such as Truist and Verizon. The net rentable area is 63,146 square feet total, with 27,357 square feet of retail and 35,789 square feet of multifamily. The building was built in 2019. The 17 West Miami Property amenities include the following: rooftop pool, spa, fitness center and sundeck. There is a 95,250 square foot on-site structured parking garage with 198 parking spots.

As of October 11, 2021, the 17 West Miami Property was 94.0% leased and features ground-floor retail with a 198-space parking garage, and 26 class A loft-style residential units. The retail component is comprised of 27,357 SF and is 86.2% leased to 5 tenants, anchored by Trader Joe’s (16,278 SF / 28.8% of total UW rent/ 2029 lease expiration), which opened in August 2019, amongst other tenants such as Truist and Verizon. The 35,789 square foot residential component contains 26 units of 1-, 2-, and 3-bedroom floorplans that are 100% master leased to Sonder USA Inc (“Sonder”) (48.1% of total UW rent / 2030 lease expiration), a modern multi-family operator providing optionality for both short- and long-term stays. The lease commenced in January 2020 for a 10-year term on a triple net basis. The 17 West Miami Property is directly accessible from Alton Road and 17th Street, within walking distance to Miami Beach (0.8 miles) and the shops at Lincoln Road (0.7 miles), and steps from Florida’s Intracoastal Waterway, providing access to Miami’s entertainment districts.

Multifamily

The multifamily portion of the 17 West Miami Property consists of 26 multifamily units, which are comprised of 4 one-bedroom units, 13 two-bedroom units, and 9 three-bedroom units. Residential building amenities include a fitness center and a rooftop pool deck with views over the surrounding Miami Beach area. The 17 West Miami Property amenities include the following: Rooftop pool, spa, fitness center and sundeck. There is a 95,250 square foot structured parking garage with 198 parking spots.

Unit Mix Summary(1)(2)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom	4	NAP	15.4%	NAP	836	NAP
2 Bedrooms	13	NAP	50.0%	NAP	1,269	NAP
3 Bedrooms	9	NAP	34.6%	NAP	1,771	NAP
Total/Weighted Average	26		100.0%		1,377
(1)	Information obtained from the underwritten rent roll.

(2)	Occupied Units, Occupancy and Average Underwritten Monthly Rent per Unit is unavailable, as Sonder master leases the multifamily units.

Retail

The 17 West Miami Property is 94.0% leased to six tenants, of which five are retail and anchored by Trader Joes (28.8% of UW rent / 2029 lease expiration); Sonder master-leases 100% of residential units (48.1% of UW rent / 2030 lease expiration).

Trader Joes makes up 28.8% of UW rent at origination and has a remaining lease term of 8.2 years with an additional 20 years of extension options available.

The other four retail tenants provide for a diversified mix inclusive of banking, telecommunications, spa & wellness, and health & fitness; together, these tenants only comprise 23.1% of UW Income, with Truist Bank representing 12.4% of UW Income and the remaining retail renants each representing less than 5% of UW Income.

Sonder, which operates the 26 multi-family units, accounts for 48.1% of UW rent at origination and has 8.2 years of remaining lease term with an additional 5 years of extension options available, and maintains an $880,409.52 security deposit for the entirety of its term in addition to a corporate guaranty of up to 5 years of rent from the parent company, Sonder Canada Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
	17 West Miami	Cut-off Date LTV:	65.9%
1698 Alton Road		U/W NCF DSCR:	1.90x
Miami Beach, FL 33139		U/W NOI Debt Yield:	7.5%

Major Tenants.

Largest Tenant: Sonder (35,789 square feet, 56.7% of net rentable area; 48.1% of underwritten total rent; 1/31/2030 lease expiration) – Sonder is a residential and hospitality startup geared toward making traditional multifamily rental units accessible to more transient customers by providing short- and long-term stays. Originally founded in 2014 in Montreal, Canada, Sonder now offers in excess of 5,500 units for rental in more than 38 markets in eight countries across the world. Locations range from smaller U.S. cities including Phoenix, AZ and Savannah, GA to international locations like Dubai and Rome. Sonder has raised over $550,000,000 to date at a valuation of over $2.2 billion driven by a tech-driven platform. Sonder posted a $880,409.52 security deposit in the form of a surety bond. The bond, along with a dual oblige rider, will be delivered to the lender at closing of the loan.

2nd Largest Tenant: Trader Joe’s (16,278 square feet, 25.8% of net rentable area; 28.8% of underwritten total rent; 12/31/2029 lease expiration) – Founded in 1967, Trader Joe’s is a national chain of neighborhood grocery stores. While a typical grocery store may carry 50,000 items, Trader Joe’s stocks about 4,000 items, 80% of which bear one of its own brand names. With over 10,000 employees spread out over 500 locations across the United States, Trader Joe’s has established itself as one of the nation’s largest grocery chains while keeping its roots as a privately held company. In fiscal year 2017 Trader Joe’s generated $13.3 billion in revenue. Selective in their location selection, there are currently only twenty-one (21) Trader Joe’s locations in the entire state of Florida, of which only eleven (11) are in South Florida; the two nearest Trader Joe’s to the 17 West Miami Property are located 20 miles and 24 miles away, respectively.

3rd Largest Tenant: Truist Bank (3,600 square feet; 5.7% of net rentable area; 12.4% of underwritten base rent; 1/31/2030 lease expiration) – Truist Bank is an Atlanta, GA based American bank which reported assets of $199 billion in 2018. Established in 1891 as Commercial Travelers’ Savings Bank of Atlanta and undergoing many transformations in its 128-year history, Truist is a publicly traded company (NYSE: STI) with more than 22,000 employees, over 1200 branches and $9 billion in revenue. The bank’s primary businesses include deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the company provides corporate and investment banking, capital market services, mortgage banking, and wealth management. SunTrust is currently in process to be acquired by BB&T Corporation in a merger that will form a new company named Truist which will become the 6th largest US bank with assets of $442 billion and a market cap in excess of $66 billion.

COVID-19 Update. As of October 29, 2021, the 17 West Miami Property is open and operating. Collection for June at the 17 West Miami Property was at 93.5% of total square feet and 93.4% of total UW base rent. As of November 9, 2021, 17 West Miami Mortgage Loan is not subject to any modification or forbearance agreement, and the 17 West Miami Borrower has not requested any modification or forbearance to the 17 West Miami Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
	17 West Miami	Cut-off Date LTV:	65.9%
1698 Alton Road		U/W NCF DSCR:	1.90x
Miami Beach, FL 33139		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to the tenancy at the 17 West Miami Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Commercial Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Sonder USA Inc	NR/NR/NR	35,789	56.7%	$51.72	$1,851,008	45.0%	1/31/2030	1, 5-year	N
Trader Joes East Inc	NR/NR/NR	16,278	25.8%	$67.99	$1,106,721	26.9%	12/31/2029	4, 5-year	N
Truist Bank	A+/A+/A-	3,600	5.7%	$132.61	$477,396	11.6%	1/31/2030	3, 5-year	N
Total Major Tenants		55,667	88.2%	$61.71	$3,435,124	83.5%

Non-Major Tenant		3,702	5.9%	$111.20	$411,650	10.0%

Occupied Collateral Total		59,369	94.0%	$64.79	$3,846,774	93.5%

Vacant Space		3,777	6.0%

Collateral Total		63,146	100.0%

The following table presents certain information relating to the lease rollover schedule at the 17 West Miami Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	0	0.0%	0	0.0%	$102,000	2.7%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	1,600	2.5%	1,600	2.5%	$152,000	4.0%	$95.00
2027	0	0	0.0%	1,600	2.5%	$0	0.0%	$0.00
2028	0	0	0.0%	1,600	2.5%	$0	0.0%	$0.00
2029	1	16,278	25.8%	17,878	28.3%	$1,106,721	28.8%	$67.99
2030	2	39,389	62.4%	57,267	90.7%	$2,328,404	60.5%	$59.11
2031	1	2,102	3.3%	59,369	94.0%	$157,650	4.1%	$75.00
Thereafter	0	0	0.0%	59,369	94.0%	$0	0.0%	$0.00
Vacant	0	3,777	6.0%	63,146	100.0%	$0	0.0%	$0.00
Total/Weighted Average(2)	6	63,146	100.0%			$3,846,774	100.0%	$64.79
(1)	Information obtained from the underwritten rent roll.

(2)	Total Annual UW Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
	17 West Miami	Cut-off Date LTV:	65.9%
1698 Alton Road		U/W NCF DSCR:	1.90x
Miami Beach, FL 33139		U/W NOI Debt Yield:	7.5%

The following table presents historical occupancy percentages at the 17 West Miami Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/11/2021(2)
NAP	NAP	88.2%	94.0%

(1)	Information obtained from the borrower’s rent roll. The 17 West Miami Property was built in 2019. As such, information prior is unavailable.

(2)	Information obtained from the underwritten rent roll dated October 115, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 17 West Miami Property:

Cash Flow Analysis

	2019	2020	TTM 9/30/2021	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$528,615	$2,810,358	$3,537,728	$4,115,199	75.7%	$65.17
Contractual Rent Steps(2)	0	0	0	51,648	1.0	0.82
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$528,615	$2,810,358	$3,537,728	$4,166,847	76.7%	$65.99
Other Income	0	234,204	221,120	261,167	4.8	4.14
Total Recoveries	0	337,628	574,846	1,008,072	18.5	15.96
Net Rental Income	$528,645	$3,382,190	$4,333,695	$5,499,770	100.0%	$86.09
(Vacancy & Credit Loss)	0	(140,220)	(275,144)	($328,722)	(7.9)	(5.21)
Effective Gross Income	$528,645	$3,241,970	$4,058,550	$5,167,239	92.1%	$80.88

Real Estate Taxes	0	428,895	$307,339	479,185	9.4	7.59
Insurance	46,328	126,338	125,184	87,797	1.7	1.39
Management Fee	7,250	21,000	30,000	153,221	3.0	2.43
Other Operating Expenses	81,173	267,369	287,869	287,869	5.6	4.56
Total Operating Expenses	$134,751	$843,602	$750,393	$1,008,072	19.7%	$15.96

Net Operating Income	$393,894	$2,398,368	$3,308,157	$4,099,292	80.3%	$64.92
Replacement Reserves	0	0	0	20,554	0.4	0.33
TI/LC	0	0	0	31,573	0.6	0.50
Net Cash Flow	$393,894	$2,398,368	$3,308,157	$4,047,166	79.2%	$64.09

NOI DSCR	0.19x	1.13x	1.56x	1.93x
NCF DSCR	0.19x	1.13x	1.56x	1.90x
NOI Debt Yield	0.7%	4.4%	6.0%	7.5%
NCF Debt Yield	0.7%	4.4%	6.0%	7.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Contractual Rent Steps include $51,648 of straight line rent that is attributed to Truist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
	17 West Miami	Cut-off Date LTV:	65.9%
1698 Alton Road		U/W NCF DSCR:	1.90x
Miami Beach, FL 33139		U/W NOI Debt Yield:	7.5%

Appraisal. As of the appraisal valuation date of October 7, 2021, the 17 West Miami Property had an “as-is” appraised value of $83,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 15, 2021, there was no evidence of any recognized environmental conditions or controlled environmental conditions at the 17 West Miami Property.

Market Overview and Competition. The 17 West Miami Property is located within the Downtown Miami/ South Beach submarket and features full block-frontage along 17th street spanning from Alton Road to West Ave. The 17 West Miami Property is also located one block from Lincoln Road, one of South Florida’s outdoor shopping, dining and entertainment destinations. With thousands of residences within walking distance on West Ave and Sunset Harbour, the 17 West Miami Property offers retailers and restaurant operators access to onsite parking as well as prominent signage and visibility to both Alton Road and 17th Street, two heavily trafficked arteries integral to trade in Miami Beach. The 17 West Miami Property is within an urban area and the immediate vicinity can be characterized as a retail and multifamily corridor. The zoning is characterized as CD-2, which allows for commercial and residential uses. Within a 1/2 –mile radius, a third party information provider identified a total of 342 commercial use properties. There are 142 multifamily developments totaling over 6.1 million SF and there are 131 retail developments totaling over 2.1 million SF within the Downtown Miami submarket.

The major east-west thoroughfares providing direct access to the subject area from the Miami mainland include the Venetian Causeway that becomes 17th Street immediately north of the 17 West Miami Property; 5th Street/MacArthur Causeway (US Highway 41/State Road A1A), located south of the 17 West Miami Property; and Arthur Godfrey/Julia Tuttle Causeway (I-195) located north of the 17 West Miami Property. These arteries connect South Beach to mainland Miami to the west, as well as intersect with the primary north-south arteries of Alton Road, Collins Avenue, Washington Avenue and Ocean Drive. The major thoroughfares include Alton Road, Florida State Road A1A, Dade Boulevard, MacArthur Causeway, Interstate 95. According to the appraisal, the 2021 population within a one-, three-, and five-mile radius is 28,295, 71,643 and 306,585, respectively. The average household income within the same radii is $98,185, $111,427, and $89,263, respectively.

According to the appraisal, the 17 West Miami Property is situated within the Downtown Miami/South Beach submarket, which contained approximately 9,262,794 SF of inventory as of the third quarter of 2021. The Miami Beach/South Beach apartment submarket reported a vacancy rate of 1.8% with an average quoted rental rate of $1,899 per unit.

Submarket Information – According to the appraisal, the 17 West Miami Property is located within a retail corridor, which contained approximately 9.3 million square feet of retail space as of the third quarter of 2021. The retail submarket reported a vacancy rate of 6.30% with an average quoted rental rate of $75.22 per square feet. The Downtown Miami/South Beach retail submarket reported positive absorption of 102,578 SF and 99,350 SF Built.

Appraiser’s Retail Sale Comp Set – The appraiser identified four retail, mixed use competitive properties for the 17 West Miami Property totaling approximately 140,104 SF, which reported an average occupancy rate of approximately 93.2%.

Appraiser’s Retail Lease Comp Set – The appraiser identified four primary competitive retail leases for the 17 West Miami Property totaling approximately 16,029 SF. The appraiser concluded to market rents of $75.22 per square foot for retail tenants in the surrounding submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
	17 West Miami	Cut-off Date LTV:	65.9%
1698 Alton Road		U/W NCF DSCR:	1.90x
Miami Beach, FL 33139		U/W NOI Debt Yield:	7.5%

The table below presents certain information relating to comparable retail sales for the 17 West Miami Property identified by the appraiser:

Comparable Retail Sales (1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Stonewall Station Retail	Charlotte, NC	47,500	Jun-18	$34,050,000	$716.84
Lynmar Retail Building	Miami Beach, FL	12,966	May-19	$8,705,000	$671.37
275 NE 18th Street Units 1-10	Miami, FL	19,944	Mar-20	$15,450,000	$774.67
Plaza San Remo – Units 100-102	Coral Gables, FL	59,694	May-20	$46,500,000	$778.97
(1)	Information obtained from the appraisal.

The following table presents certain information relating to four comparable leases to those at the 17 West Miami Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Retail
1428 Alton Road	1940/NAP	NAP	0.7 miles	100.0%	NAP	2,239	$90.00	NAV	NNN
1800 Alton Road	2018/NAP	NAP	0.1 miles	100.0%	NAP	5,065	$121.68	NAV	NNN
1665 Alton Road	2018/NAP	NAP	0.3 miles	100.0%	NAP	3,750	$75.00	NAV	NNN
257 North 3rd Street	2009/NAP	NAP	1.9 miles	100.0%	NAP	4,975	$33.76	NAV	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 17 West Miami Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months, (initially $41,596).

Insurance – The 17 West Miami Mortgage Loan documents require an upfront insurance reserve of $65,848 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $7,316).

Replacement Reserves – The 17 West Miami Mortgage Loan documents require ongoing monthly replacement reserves of approximately $1,713 with a capped balance of $61,661.

TI/LC Reserve – The 17 West Miami Mortgage Loan documents require an upfront deposit of $412,535 and ongoing monthly TI/LC reserves of approximately $2,631 for the TI/LCs and related expenses with respect to the commercial space at the 17 West Miami Property with a capped balance of $94,719 (excluding the initial deposit).

Lockbox and Cash Management. The 17 West Miami Mortgage Loan is structured with a hard lockbox, which will be established post-closing and springing cash management. The 17 West Miami Borrower is required upon the establishment of the lockbox account to deliver tenant direction letters to the major tenants at the 17 West Miami Property to deposit all rents and payments directly into a lender-controlled lockbox account. The 17 West Miami Borrower or property manager is required to deposit all other tenant rent into the lockbox account. As long as no Cash Trap Event Period (as defined below) is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the 17 West Miami Borrower. Upon the commencement of a Cash Trap Event Period, all funds on deposit in the lockbox accounts are required to be swept on a weekly basis into a lender-controlled cash management account, where they are applied to a waterfall, with all excess cash being retained by the lender as additional security for the 17 West Miami Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default under the 17 West Miami Mortgage Loan;

(ii)	an event of default under the property management agreement;

(iii)	the debt service coverage ratio falls below 1.50x;

(iv)	Sonder, Trader Joes’s or any future tenant occupying more than 15% of the 17 West Miami Property (either physical or economic occupancy) (each, a “Significant Tenant”) ceases to conduct, or gives notice of its intent to cease to conduct, its normal business operations at substantially all of its leased premises (including by subleasing substantially all of its leased premises);

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
	17 West Miami	Cut-off Date LTV:	65.9%
1698 Alton Road		U/W NCF DSCR:	1.90x
Miami Beach, FL 33139		U/W NOI Debt Yield:	7.5%

(v)	any Significant Tenant (or such tenant’s parent, if applicable) becomes insolvent or files for bankruptcy;

(vi)	twelve (12) months prior to the expiration of a Significant Tenant’s lease; and/or

(vii)	the revocation of the zoning permit or enactment of a law or ordinance which has the effect of revoking the zoning permit such that Sonder can no longer lawfully operate its business at the 17 West Miami property, which through the lapse of time or otherwise will result in or give rise to Sonder being able to exercise the right to terminate its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of such event of default;

(ii)	with regard to clause (ii) above, the cure of the event of default under the property management agreement or replacement thereof in accordance with the 17 West Miami Mortgage Loan documents;

(iii)	with regard to clause (iii) above, the debt service coverage ratio is above 1.55x for two consecutive calendar quarters;

(iv)	with regard to clause (iv) above, the Significant Tenant resumes business in substantially all of its leased premises or a replacement tenant executes a new lease acceptable to the lender for such space, pays full unabated rent for one (1) calendar quarter and is in place and has delivered an estoppel acceptable to the lender;

(v)	with regard to clause (v) above at such time as the Significant Tenant emerges from bankruptcy, the respective lease has been affirmed in bankruptcy and/or such tenant has re-taken possession of its space and is open for business and has delivered an estoppel reasonably acceptable to the lender or a replacement tenant executes a new lease for such space pays full unabated rent for one (1) calendar quarter and is in place and has delivered an estoppel acceptable to the lender;

(vi)	with regard to clause (vi) above at such time as the renewal of such Significant Tenant’s lease pursuant to its terms or on terms reasonably acceptable to the lender and has delivered an estoppel reasonably acceptable to the lender or a replacement tenant executes a new lease acceptable to the lender and is in place and has delivered an acceptable estoppel; and

(vii)	with regard to clause (vii) above, the date on which (a) such termination right of Sonder is no longer effective and Sonder has delivered an acceptable estoppel certificate or (b) a replacement tenant executes a new lease acceptable to the lender and is in place and has delivered an acceptable estoppel.

In addition, if a Cash Trap Event Period exists with respect to clauses (iv) or (v) above with respect to Sonder, such Cash Trap Event Period can be cured if, among other things, the Sonder lease is converted to direct leases with residential tenants, the occupancy with respect to such portion of the 17 West Miami Property is 80% or greater and the 17 West Miami Property achieves an underwritten net cash flow debt yield of at least seven percent (7%) for at least one (1) quarter.

The 17 West Miami Borrower can avoid a Cash Trap Event Period by posting cash or a letter of credit as additional security for the 17 West Miami Mortgage Loan in the following amounts:

(i)	with respect to clause (iii) of Cash Trap Event Period, $1,250,000, posted annually;

(ii)	with respect to clause (iv) or (v) of Cash Trap Event Period, the lender’s projected excess cash flow, posted annually;

(iii)	with respect to clause (vi) of Cash Trap Period, $1,250,000 with respect to Trader Joes and $1,750,000 with respect to Sonder (provided that if the events described in clauses (iv) or (v) of Cash Trap Event Period also exist, the lender’s projected excess cash flow will be required to be posted if greater than the aforesaid amounts.

Property Management. The 17 West Miami Property is managed by Urban Resource LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 17 West Miami Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 17 West Miami Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 17 West Miami Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Hague + Galleries Mixed Use Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various/Various
	Original Principal Balance:	$37,000,000		Location(2):	Various, NY
	Cut-off Date Balance:	$37,000,000		Size(2):	485,248 SF
	% of Initial Pool Balance:	4.8%		Cut-off Date Balance Per SF:	$76.25
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$76.25
	Borrower Sponsor:	Moshe Rothman		Year Built/Renovated(2):	Various/Various
	Guarantor:	Moshe Rothman		Title Vesting:	Fee
	Mortgage Rate:	5.0500%		Property Manager:	Flaum Management Company, Inc.
	Note Date:	October 6, 2021		Current Occupancy (As of):	100.0% (10/4/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	October 6, 2031		YE 2019 Occupancy:	97.5%
	IO Period:	120 months		YE 2018 Occupancy:	89.1%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$63,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$129.83
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 27, 2021
	Call Protection:	L(26),D(90),O(4)
	Lockbox Type:	Hard/Springing		Underwriting and Financial Information(3)
	Additional Debt:	No		TTM NOI (7/31/2021):	$4,693,578
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$4,620,415
				YE 2019 NOI:	$4,370,476
				U/W Revenues:	$6,255,981
				U/W Expenses:	$2,091,146
Escrows and Reserves(1)				U/W NOI:	$4,164,835
	Initial	Monthly	Cap	U/W NCF:	$3,582,537
Taxes	$162,912	$38,789	NAP	U/W DSCR based on NOI/NCF:	2.20x / 1.89x
Insurance	$44,612	$10,622	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 9.7%
Replacement Reserve	$0	$8,095	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 9.7%
TI/LC Reserve	$500,000	$40,447	$2,000,000	Cut-off Date LTV Ratio:	58.7%
Deferred Maintenance	$454,850	$0	NAP	LTV Ratio at Maturity:	58.7%

Sources and Uses
Sources			Uses
Original loan amount	$37,000,000	58.1%	Purchase Price	$61,000,000	95.8%
Sponsors new loan contribution	26,679,318	41.9	Closing Costs	1,516,943	2.4
			Upfront Reserves	1,162,375	1.8
Total Sources	$63,679,318	100.0%	Total Uses	$63,679,318	100.0%

(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	See “The Properties” section below.

(3)	While the Hague + Galleries Mixed Use Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Hague + Galleries Mixed Use Portfolio Mortgage Loan more severely than assumed in the underwriting of the Hague + Galleries Mixed Use Portfolio Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Hague + Galleries Mixed Use Portfolio Mortgage Loan”) is a evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in one office property and one mixed use flex/office property totaling 485,248 square feet, located in Rochester, New York and Syracuse, New York (the “Hague + Galleries Mixed Use Portfolio Properties”).

The Borrowers and Borrower Sponsor. The borrowers are 400 West Avenue LLC and 441 South Salina LLC (collectively, the “Hague + Galleries Mixed Use Portfolio Borrower”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Hague + Galleries Mixed Use Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Hague + Galleries Mixed Use Portfolio Mortgage Loan. The nonrecourse carve-out guarantor of the Hague + Galleries Mixed Use Portfolio Mortgage Loan is Moshe Rothman.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The borrower sponsor and nonrecourse carve-out guarantor, Moshe Rothman, is based in upstate New York. Since 2017, Mr. Rothman has partnered with Rodium, Apex, Monarch, ABS Management and FDG Management to buy and acquire new properties. Mr. Rothman’s portfolio includes multifamily and office properties in New Jersey, Ohio, Michigan, and Illinois, Texas and Connecticut.

The Properties. The Hague + Galleries Mixed Use Portfolio Properties comprise one office property and one mixed use flex/office located in Rochester and Syracuse, New York. As of October 4, 2021, the Hague + Galleries Mixed Use Portfolio Properties are 100% occupied to 28 tenants.

The Hague

The Hague property is a mixed-use flex/office property located in Rochester, New York (“The Hague Property”). The Hague Property consists of one, three-story building totaling 263,045 square feet of net rentable area situated on an 18.28-acre site. The Hague Property was built in 1940 and renovated in 2001. The Hague Property features 10’-35’ ceiling clear heights, 10 drive-in doors, and six dock height loading doors and 74% of the building is office space. Parking is provided via 841 surface parking spaces resulting in a parking ratio of 3.2 spaces per 1,000 square feet. Since 2014, The Hague Property underwent approximately $893,206 in capital improvements. As of October 4, 2021, The Hague Property was 100% occupied by national, regional and local tenants.

The Galleries of Syracuse

The Galleries of Syracuse property is an office property located in Syracuse, New York (“The Galleries of Syracuse Property”). The Galleries of Syracuse Property consists of one, seven-story building totaling 222,203 square feet of net rentable area situated on a 2.0-acre site. The Galleries of Syracuse Property was built in 1988 and renovated in 1994. Parking is provided via 175 surface parking spaces resulting in a parking ratio of 0.78 spaces per 1,000 square feet. The Galleries of Syracuse Property is part of a larger, two-member condominium association which is 58.45% owned by the Hague + Galleries Mixed Use Portfolio Borrower (the “Commercial Unit”) and 41.55% owned by Onondaga County and occupied by the Onondaga County Public Library (the “Library Unit”). The Galleries of Syracuse Property has control of 4 out of 6 seats on the related condominium board. The Galleries of Syracuse Property was originally developed as a retail mall but was converted into Class A office space in 1994. Since 2014, The Galleries of Syracuse Property underwent approximately $3.9 million in capital improvements. As of October 4, 2021, The Galleries of Syracuse Property was 100% occupied by national, regional and local tenants.

The Onondaga County Public Library has occupied the Library Unit since 1989, and the current lease runs through December 2038. Pursuant to the condominium documents, each unit owner pays its proportionate share of common expenses, provided that, so long as Onondaga County is the owner of the Library Unit, the Library Unit owner is not responsible for the payment of common expenses until such time as at least 75,000 square feet of the ground level and second level of the Commercial Unit are leased for retail purposes. Given that this leasing condition has not been satisfied (there is no retail space at The Galleries of Syracuse Property as it has all been converted to other uses), the Hague + Galleries Mixed Use Portfolio Borrower is responsible for payment of 100% of the common expenses. In the event that Onondaga County transfers the Library Unit to a third party, that party would then be responsible for payment of its proportionate share of common expenses. Although the Hague + Galleries Mixed Use Portfolio Borrower pays all common expenses, the Onondaga County and the Hague + Galleries Mixed Use Portfolio Borrower have entered into a side letter agreement (the “Side Letter”) which provides that the Hague + Galleries Mixed Use Portfolio Borrower will receive a fixed payment of $189,492 annually as a “Unit Charge” from Onondaga County in exchange for certain services set forth within the Side Letter. The Side Letter payments are subject to Onondaga County receiving adequate appropriations in its annual budget. In addition to the Side Letter, Onondaga County executed a maintenance agreement (the “Maintenance Agreement”) with the Commercial Unit owner pursuant to which the Commercial Unit owner provides certain maintenance services to the SUNY Upstate Medical University tenant which leases the fourth and fifth floor of the Library Unit. Onondaga County pays the Hague + Galleries Mixed Use Portfolio Borrower approximately $36,000 annually under the Maintenance Agreement. The Maintenance Agreement currently expires in March of 2022 but is terminable on thirty days’ notice by either party.

The Galleries of Syracuse Property benefits from the 485-B exemption from Onondaga County for recent building renovations. The exemptions were first applied to the 2020 and 2021 tax bills, respectively and will burn off over the next ten years while decreasing by 10% every year.

The following table presents certain information regarding the Hague + Galleries Mixed Use Portfolio Properties:

Property Name	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	UW NOI	% of UW NOI
The Hague	$18,870,000	51.0%	100.0%	1940/2001	263,045	$36,000,000	52.4%	$2,454,984	58.9%
The Galleries of Syracuse	18,130,000	49.0	100.0%	1988/1994	222,203	27,000,000	67.1%	1,709,851	41.1
Total/Weighted Average	$37,000,000	100.0%	100.0%		485,248	$63,000,000	58.7%	$4,164,835	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

Major Tenants.

Largest Tenant: Rochester Gas & Electric Corporation (166,756 square feet, 34.4% of net rentable area; 32.2% of underwritten base rent) – Rochester Gas & Electric Corporation (“RG&E”) serves approximately 385,925 electricity customers and 319,737 natural gas customers in a nine-county region centered in Rochester, New York. As a subsidiary of Avangrid Inc., RG&E is part of Avangrid Networks, which combines eight electric and natural gas utilities serving approximately 3.3 million customers in New York and New England. Avangrid Inc. is a subsidiary of the Spanish utility, IBERDROLA Group. RG&E currently occupies two suites within The Hague Property, has been a tenant at The Hague Property since 1993 and has two, 5-year renewal options remaining with no termination options. RG&E occupies 145,688 square feet of flex space and 21,068 square feet of warehouse space, both expiring on November 11, 2023. RG&E has a Right of First Refusal (“ROFR”) if the landlord decides to accept a bona fide offer from a third party to purchase all or a portion of The Hague Property; provided, however, that this ROFR is subordinate to the loan documents and does not apply to any transfer of the Property upon a foreclosure or other exercise of remedies by the lender. RG&E also has the ROFR to lease property in any part of or all of the remainder of The Hague Property located in the east area and RG&E has the option to lease additional space on the second and third floors to be exercised upon 60 days prior written notice to landlord, with rent being charged at the same rate per square foot as is then in effect for the rest of the leased premises.

2nd Largest Tenant: TCG Player (79,300 square feet, 16.3% of net rentable area; 13.0% of underwritten base rent) – Founded in 1998, and headquartered in Syracuse, New York, TCG Player develops applications and technologies for the collectibles marketplace by connecting hobby and collectibles businesses with customers around the globe. TCG Player’s ecommerce and data management tools power sales through physical stores, websites, mobile apps and the TCG Player Marketplace, an online service that allows third party sellers to sell their products to buyers. TCG Player has been a tenant at The Galleries of Syracuse Property since 2019 and has two, 5-year renewal options remaining. TCG Player occupies six suites within The Galleries of Syracuse Property. The suites related to Suite A (15,126 square feet), Suite B (14,628 square feet), Suited C (5,500 square feet) and Suite D (8,515 square feet) each have a lease expiration date of June 30, 2029. Suite 300 (33,144 square feet) has a lease expiration date of September 30, 2026 and Suite 116 (2,387 square feet) operates on a month to month basis. TCG Player has the option to terminate the lease of the space attributed to Suite D at any time after the 30th month with six months’ notice and the payment of a termination fee equal to the unamortized tenant improvement allowance, free rent, commission payments or fee in lieu of commission payments allocable to Suite D. Additionally, TCG has the option to terminate the lease of Suite 300 three years after the date the suite was delivered. TCG Player has the option to terminate the lease of the space attributed to Suite D at any time after the 30th month with six months’ notice and the payment of a termination fee equal to the unamortized tenant improvement allowance, free rent, commission payments or fee in lieu of commission payments allocable to Suite D.

3rd Largest Tenant: Action for a Better Community (42,111 square feet; 8.7% of net rentable area; 8.1% of underwritten base rent) – Action for a Better Community (“ABC”) is a non-profit organization that offers opportunities for low-income individuals and families to become self-sufficient. As of 2021, 3,318 individuals and 1,712 families are benefitting from programs offered by ABC, which include, but are not limited to, educating and assisting those impacted by HIV/AIDS, an adult mentoring program to help achieve financial independence, a 4-week training allowing one to receive minimum wage compensation upon hire, early childhood education and family development, preparation classes designed to move people beyond entry-level careers, and aiding prospective and current business owners building businesses. ABC reported total revenues of $27.49 million for the year 2019 with the largest contribution being $24.2 million from government grants and contracts. ABC has been a tenant at the Hague + Galleries Mixed Use Portfolio Property since 2018 and has two, 6-year renewal options remaining; the current lease expires on November 30, 2030. ABC has the option to terminate its lease upon 60 days written notice in the event there is a substantial loss of funding for its operations of if ABC receives insufficient authorization for its funding or has delays in reauthorization of its funding that in all cases substantially negatively impact’s ABC’s commercially reasonable ability to operate its business at The Hague Property.

COVID-19 Update. As of November 1, 2021, the Hague + Galleries Mixed Use Portfolio Properties are open and operating. As of the date hereof, the Hague + Galleries Mixed Use Portfolio Mortgage Loan is not subject to any modification or forbearance agreement, and the Hague + Galleries Mixed Use Portfolio Borrower has not requested any modification or forbearance to the Hague + Galleries Mixed Use Portfolio Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at the Hague + Galleries Mixed Use Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Rochester Gas & Electric Corporation	BBB+/Baa2/BBB+	166,756	34.4%	$10.62	$1,771,112	32.2%	11/30/2023	2, 5-year	N
TCG Player(2)	NR/NR/NR	79,300	16.3%	$9.02	$715,380	13.0%	Various	2, 5-year	Y
Action for a Better Community(3)	NR/NR/NR	42,111	8.7%	$10.57	$445,265	8.1%	Various	2, 6-year	Y
United States Department of Agriculture(4)	AAA/Aaa/AA+	36,477	7.5%	$15.00	$547,155	9.9%	9/14/2026	None	Y
Mackenzie Hughes LLP	NR/NR/NR	31,562	6.5%	$12.64	$399,000	7.3%	11/30/2027	2, 5-year	N
Total Major Tenants		356,206	73.4%	$10.89	$3,877,912	70.5%

Non-Major Tenant		129,042	26.6%	$12.59	$1,624,574	29.5%

Occupied Collateral Total(5)		485,248	100.0%	$11.34	$5,502,486	100.0%

Vacant Space		0	0.0%

Collateral Total		485,248	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	TCG Player occupies six suites within The Galleries of Syracuse Property. The suites related to Suite A (15,126 square feet), Suite B (14,628 square feet), Suited C (5,500 square feet) and Suite D (8,515 square feet) each have a lease expiration date of June 30, 2029. Suite 300 (33,144 square feet) has a lease expiration date of September 30, 2026 and Suite 116 (2,387 square feet) operates on a month to month basis. TCG Player has the option to terminate the lease of the space attributed to Suite D at any time after the 30th month with six months’ notice and the payment of a termination fee equal to the unamortized tenant improvement allowance, free rent, commission payments or fee in lieu of commission payments allocable to Suite D. Additionally, TCG has the option to terminate the lease of Suite 300 three years after the date the suite was delivered.

(3)	ABC occupies four suites within The Hague Property. The suites related to Suite 3 (22,147 square feet), Suite 1B (1,800 square feet) and Suite 3C (1,412 square feet) each have a lease expiration date of November 30, 2030 and Suite 5 (16,752 square feet) has a lease expiration date of November 11, 2030. ABC has the option to terminate its lease upon 60 days written notice in the event there is a substantial loss of funding for its operations of if ABC receives insufficient authorization for its funding or has delays in reauthorization of its funding that in all cases substantially negatively impact’s ABC’s commercially reasonable ability to operate its business at The Hague Property.

(4)	United States Department of Agriculture has the right to terminate its lease as of September 15, 2023 with a 120-day written notice period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover schedule at the Hague + Galleries Mixed Use Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(3)	10	15,067	3.1%	15,067	3.1%	$93,914	1.7%	$6.23
2021	4	11,186	2.3%	26,253	5.4%	$160,388	2.9%	$14.34
2022	1	2,100	0.4%	28,353	5.8%	$31,620	0.6%	$15.06
2023	6	201,659	41.6%	230,012	47.4%	$2,307,262	41.9%	$11.44
2024	2	28,041	5.8%	258,053	53.2%	$339,221	6.2%	$12.10
2025	2	24,124	5.0%	282,177	58.2%	$261,506	4.8%	$10.84
2026	2	69,621	14.3%	351,798	72.5%	$853,737	15.5%	$12.26
2027	1	31,562	6.5%	383,360	79.0%	$399,000	7.3%	$12.64
2028	1	16,009	3.3%	399,369	82.3%	$200,000	3.6%	$12.49
2029	4	43,769	9.0%	443,138	91.3%	$408,798	7.4%	$9.34
2030	4	42,111	8.7%	485,249	100.0%	$445,265	8.1%	$10.57
2031	0	0	0.0%	485,249	100.0%	$0	0.0%	$0.00
Thereafter(4)	1	1	0.0%	485,250	100.0%	$1,775	0.0%	$1775.40
Vacant	0	0	0.0%	485,250	100.0%	NAP	NAP	NAP
Total/Weighted Average	38	485,250	100.0%			$5,502,486	100.0%	$11.34

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent includes $9,000 in rent associated with an ATM. 1 square foot was assigned to the ATM to underwrite.

(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF represents rent attributed to Onondaga County Public Library tenant, whose rent was included in the underwriting analysis, but its square footage was not. 1 square foot was assigned to the Onondaga County Public Library tenant to underwrite rent.

The following table presents historical occupancy percentages at the Hague + Galleries Mixed Use Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/4/2021(2)
89.1%	97.5%	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Information obtained from the underwritten rent roll dated October 4, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Hague + Galleries Mixed Use Portfolio Properties:

Cash Flow Analysis

	2019	2020	TTM 07/31/2021	U/W	%(1)	U/W $ per SF
Rents in Place	$5,427,172	$5,525,767	$5,237,809	$5,502,486	83.6%	$11.34
Contractual Rent Steps(2)	0	0	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$5,427,172	$5,525,767	$5,237,809	$5,502,486	83.6%	$11.34
Other Income(3)	0	67,216	69,665	69,665	1.1	0.14
Total Recoveries	911,053	1,110,887	959,559	1,009,425	15.3	2.08
Net Rental Income	$6,338,225	$6,703,871	$6,267,034	$6,581,577	100.0%	$13.56
(Vacancy & Credit Loss)	0	0	0	(325,596)(4)	(5.9)	(0.67)
Effective Gross Income	$6,338,225	$6,703,871	$6,267,034	$6,255,981	95.1%	$12.89

Real Estate Taxes	469,564	493,032	262,917	465,463	7.4	0.96
Insurance	155,529	148,665	0	127,464	2.0	0.26
Management Fee	0	0	0	187,679	3.0	0.39
Other Operating Expenses	1,342,657	1,441,758	1,310,540	1,310,540	20.9	2.70
Total Operating Expenses	$1,967,749	$2,083,455	$1,573,456	$2,091,146	33.4%	$4.31

Net Operating Income	$4,370,476	$4,620,415	$4,693,578	$4,164,835	63.3%	$8.58
Replacement Reserves	0	0	0	97,050	1.6	0.20
TI/LC	0	0	0	485,248	7.8	1.00
Net Cash Flow	$4,370,476	$4,620,415	$4,693,578	$3,582,537	57.3%	$7.38

NOI DSCR	2.31x	2.44x	2.48x	2.20x
NCF DSCR	2.31x	2.44x	2.48x	1.89x
NOI Debt Yield	11.8%	12.5%	12.7%	11.3%
NCF Debt Yield	11.8%	12.5%	12.7%	9.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other income consists of parking and miscellaneous income for the Galleries of Syracuse Property.

(3)	The underwritten economic vacancy is 12.4%. The Hague + Galleries Mixed Use Portfolio Properties was 100% leased as of October 4, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

Appraisal. As of the appraisal valuation date of May 27, 2021, the appraiser concluded to an “as-is” appraised value of $36,000,000 for The Hague Property and $27,000,000 for The Galleries of Syracuse Property. The aggregate “as-is” appraised value for the Hague + Galleries Mixed Use Portfolio Properties is $63,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 1, 2021, there was evidence of a recognized environmental condition at The Hague Property related to chlorinated volatile organic compounds (“VOCs”) contamination to the soil and groundwater, a potential vapor intrusion concern related to the VOCs and underground storage tanks. An environmental liability insurance policy in the amount of $3,000,000 per incident and in the aggregate was obtained to address the recognized environmental condition. According to the Phase 1 environmental site assessment dated June 7, 2021, there was no evidence of any recognized environmental conditions at The Galleries of Syracuse Property. See “Description of Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition.

The Hague

The Hague Property is located in Rochester, Monroe County, New York within the Finger Lakes region which is named for the eleven lakes surrounding Rochester. Rochester’s economy is primarily driven by education, healthcare and manufacturing. Rochester is also home to number of international businesses including Kodak, Xerox and Bausch and Lomb. Major employers include the University of Rochester, Rochester Regional Health System, Wegmans Food Markets Inc., Paychex and Rochester Institute of Technology. The University of Rochester is home to approximately 12,000 students and offers over 200 bachelors, masters and doctoral degree programs and certificate offerings.

Primary access to The Hague Property’s neighborhood is provided via Interstates 390 and 480. The Hague Property is located approximately 2.2 miles west of downtown Rochester which is home to small businesses, museums and restaurants. Since 2000, there has been more than $2.35 billion invested in downtown Rochester rebuilding the infrastructure and developing new amenities which is transforming the area and bringing in new residents. Entertainment in the area includes: the Strong Museum and Eastman School of Music, Geva Theatre Center, Hochstein School of Music & Dance, Rochester Contemporary Arts Center, and Downstairs Cabaret. According to a third party market research report, the estimated 2021 population within a one, three, and five-mile radius is 20,756, 126,934 and 290,444. The average household income within the same radii is $44,890, $51,215, and $63,281.

Submarket Information – According to the appraisal, The Hague Property is situated within the Greater Rochester office submarket, which contained approximately 10.8 million square feet of office space as of the first quarter of 2021. The Greater Rochester office submarket reported a vacancy rate of 11.4% with an average quoted rental rate of $15.43 per square feet. The Greater Rochester office submarket reported negative absorption of 11,390 square feet and no new construction.

Submarket Information – According to the appraisal, The Hague Property is located within the Greater Rochester industrial submarket, which contained approximately 36.8 million square feet of industrial space as of the first quarter of 2021. The Greater Rochester industrial submarket reported a vacancy rate of 4.2% with an average quoted rental rate of $6.16 per square feet. The Greater Rochester industrial submarket reported negative net absorption of 66,374 square feet and no new construction.

Appraiser’s Office and Warehouse/Flex Comp Set – The appraiser identified four office and four warehouse/flex competitive properties for The Hague Property totaling approximately 706,902 square feet, which reported an average occupancy rate of approximately 82.0%. The appraiser concluded to market rents of $15.00 per square foot for office space, $11.00 per square foot for flex tenants, and $8.00 per square foot for warehouse tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for The Hague Property:

Market Rent Summary(1)

	Office	Flex	Warehouse
Market Rent (PSF)	$15.00	$11.00	$8.00
Lease Term (Years)	7.0	7.0	7.0
Lease Type (Reimbursements)	Mod Gross	NNN	NNN
Rent Increase Projection	3.0%	3.0%	3.0%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The table below presents certain information relating to comparable sales, which pertain to The Hague Property as identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
3441 West Henrietta Road	Rochester, NY	114,205	NAV	$6,500,000	$56.92
10 Jupiter Lane	Colonie, NY	138,105	Dec-20	$8,300,000	$60.10
400 Exchange Street	Buffalo, NY	232,570	Oct-20	$12,500,000	$53.75
115 Metropolitan Park Drive	Liverpool, NY	82,071	Jun-19	$6,943,000	$84.60
2580 Manitou Road	Rochester, NY	109,772	Jan-19	$13,891,648	$126.55

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to those at The Hague Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Office
South Winton Court 3136 South Winton Road Rochester, NY	1987/NAP	47,472	8.5 miles	74.0%	3.0 Yrs	8,150	$15.00	NAV	MG
Laurelton Building 500 Helendale Road Rochester, NY	1999/NAP	58,880	8.5 miles	100.0%	5.0 Yrs	5,300	$16.00	NAV	MG
1815 South Clinton Avenue 1815 South Clinton Avenue Rochester, NY	1997/NAP	75,000	4.5 miles	66.0%	3.0 Yrs	15,000	$14.50	NAV	MG
Alexander Park Professional Center 330 Monroe Avenue Rochester, NY	2011/NAP	80,000	2.8 miles	53.0%	5.0 Yrs	37,241	$16.50	NAV	NNN
Warehouse/Flex
2921 Brighton Henrietta Town Line Road 2921 Brighton Henrietta Town Line Road Rochester, NY	1985/NAP	130,000	7.3 miles	100.0%	5.0 Yrs	45,000	$5.95	NAV	NNN
Building 100 1565 Jefferson Road Rochester, NY	2010/NAP	190,000	8.9 miles	76.0%	5.0 Yrs	15,280	$13.50	NAV	NNN
3490 Winton Place 3490 Winton Place Rochester, NY	1991/NAP	30,000	8.7 miles	89.0%	3.0 Yrs	6,370	$11.00	NAV	NNN
71 Goodway Drive 71 Goodway Drive Rochester, NY	2000/NAP	15,550	8.6 miles	100.0%	3.0 Yrs	8,913	$11.00	NAV	NNN
156 Ames Street 156 Ames Street Rochester, NY	1920/NAP	80,000	0.5 miles	81.0%	3.0 Yrs.	1,800	$10.00	NAV	NNN

(1)	Information obtained from the appraisal.

The Galleries of Syracuse

The Galleries of Syracuse Property is located in Syracuse, Onondaga County, New York. According to the appraisal, Syracuse is the fifth most populous city in New York following New York City, Buffalo, Rochester and Yonkers. Syracuse’s top employers are primarily in higher education, research, health care, and services firms. Major employers include State University of New York Upstate Medical University, St. Joseph’s Hospital Health Center, Syracuse University, Lockheed Martin Corp. and Wegmans Food Markets. Syracuse is home to Le Moyne College, SUNY Upstate Medical University, and SUNY College of Environmental Science & Forestry. Syracuse is the economic and educational hub of Central New York, a region with over one million inhabitants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

Primary access to The Galleries of Syracuse Property’s neighborhood is accessed via Interstates 81 and 90. Syracuse offers over 170 parks, fields, and recreation areas, totaling over 1,000 acres. Major parks include Thornden Park, Schiller Park, Sunnycrest Park, Onondaga Park and Kirk Park. According to a third party market research report, the estimated 2021 population within a one, three, and five-mile radius is 21,102, 141,410 and 219,958. The average household income within the same radii is $43,221, $60,330, and $69,544.

Submarket Information – According to the appraisal, The Galleries of Syracuse Property is situated within the Syracuse CBD office submarket, which contained approximately 7.8 million square feet of office space as of the first quarter of 2021. The Syracuse CBD office submarket reported a vacancy rate of 10.4% with an average quoted rental rate of $17.26 per square feet. The Syracuse CBD office submarket reported negative absorption of 14,807 square feet and no new construction.

Appraiser’s Office and Office Comp Set – The appraiser identified four office competitive properties for The Galleries of Syracuse Property totaling approximately 562,466 square feet, which reported an average occupancy rate of approximately 87.0%. The appraiser concluded to market rents of $14.00 per square foot for office space and $8.00 per square foot for storage tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for The Galleries of Syracuse Property:

Market Rent Summary(1)

	Office	Storage
Market Rent (PSF)	$14.00	$8.00
Lease Term (Years)	7.0	5.0
Lease Type (Reimbursements)	Mod Gross	Gross
Rent Increase Projection	3.0%	3.0%

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales, which pertain The Galleries of Syracuse Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
50 Beaver Street	Albany, NY	78,321	Jan-20	$9,400,000	$120.02
130-138 Delaware Avenue	Buffalo, NY	121,711	Jun-19	$16,900,000	$138.82
194 Washington Avenue	Albany, NY	103,200	Apr-18	$9,200,000	$89.15
401-413 South Salina Street	Syracuse, NY	235,000	Current	$23,000,000	$97.87

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to comparable leases to those at The Galleries of Syracuse Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
362-374 South Salina Street Syracuse, NY	1930/NAP	151,241	0.1 miles	87.0%	5.0 Yrs	2,507	$14.00	NAV	MG
220 South Warren Street Syracuse, NY	2013/NAP	37,000	0.3 miles	100.0%	5.0 Yrs.	5,000	$12.00	NAV	MG
211 West Jefferson Street Syracuse, NY	2009/NAP	70,000	0.2 miles	89.0%	10.0 Yrs	35,000	$19.75	NAV	MG
500 Plum Street Syracuse, NY	1990/NAP	121,649	1.1 miles	88.0%	10.0 Yrs	19,388	$15.00	NAV	MG
250 South Clinton Street Syracuse, NY	1990/NAP	182,576	0.4 miles	73.0%	5.0 Yrs	40,796	$19.00	NAV	MG

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require an upfront tax reserve of $162,912 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $38,789).

Insurance – The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require an upfront insurance reserve of $44,612 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $10,622).

Replacement Reserves – The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $8,095.

TI/LC Reserve – The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require upfront tenant improvement and leasing commission reserves of $500,000 and ongoing monthly tenant improvement and leasing commission reserves of $40,477, subject to a cap of $2,000,000. In addition to the monthly tenant improvement and leasing commission reserve, the Hague + Galleries Mixed Use Portfolio Borrower is required to deposit into the TI/LC reserve any amounts paid to the Hague + Galleries Mixed Use Portfolio Borrower in connection with a termination, cancellation, sale or other disposition of any lease or any portion thereof, other than amounts paid for rent and other charges in respect of periods prior to the date of such termination, cancellation, surrender, modification, sale or other disposition.

Lockbox and Cash Management. The Hague + Galleries Mixed Use Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require the Hague + Galleries Mixed Use Portfolio Borrower and the property manager to deliver tenant instruction letters to each tenant in place and any new tenants within five business days of the Hague + Galleries Mixed Use Portfolio Mortgage Loan origination instructing all tenants to deposit all rents payable under each lease directly into the lockbox account, which is already in place. The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents also require that all revenues received by the Hague + Galleries Mixed Use Portfolio Borrower or the property manager be deposited into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Management Trigger Event (as defined below) all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Hague + Galleries Mixed Used Portfolio Mortgage Loan documents. Pursuant to the Hague + Galleries Mixed Use Portfolio Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Hague + Galleries Mixed Use Portfolio Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC subaccount until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the Hague + Galleries Mixed Use Portfolio Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the Hague + Galleries Mixed Use Portfolio Borrower, guarantor or property manager;

(iv)	a Cash Management DSCR Trigger Event (as defined below); or

(v)	a Critical Tenant Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Hague + Galleries Mixed Use Portfolio Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Hague + Galleries Mixed Use Portfolio Borrower replacing the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.45x for two consecutive quarters; and

●	with regard to clause (v) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.40x.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Hague + Galleries Mixed Use Portfolio Borrower, guarantor or property manager;

(iii)	a Cash Sweep DSCR Trigger Event (as defined below); or

(iv)	a Critical Tenant Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Hague + Galleries Mixed Use Portfolio Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Hague + Galleries Mixed Use Portfolio Borrower replacing the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.45x for two consecutive quarters; and

●	with regard to clause (iv) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.40x.

A “Critical Tenant Trigger Event” will occur upon:

(i)	if RG&E, USDA, TCG and ABC or any other tenant occupying the space currently occupied by such tenant (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminated;

(ii)	on the date that is (x) 18 months prior to the related lease expiration date or termination date under the RG&E lease and (y) 12 months prior to the related lease expiration date or termination date under the USDA, ABC or TCG lease, if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, and the Critical Tenant fails to give such notice;

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;

(v)	if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs;

(vi)	if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease;

(vii)	if the Critical Tenant discontinues its normal business operations; or

(viii)	if the related Critical Tenant or any guarantor of a Critical Tenant lease or, so long as RG&E is a Critical Tenant, Avangrid, Inc., which is rated by a credit reporting is downgraded below “BBB-” or the equivalent by a credit reporting agency or is rated “BBB-” or the equivalent or higher by any credit reporting agency and thereafter ceases to be rated by any credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, (x) the date that (1) the Critical Tenant Lease extension is executed and delivered to lender by the Hague + Galleries Mixed Use Portfolio Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, after a cure of the applicable default;

●	with regard to clause (v) above, after an affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding and confirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Flex	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred; or

●	with regard to clause (viii) above, the date the credit rating of the related Critical Tenant (or guarantor of a Critical Tenant Lease or, in the case of RG&E, Avangrid, Inc.) is no longer less than a “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The Hague + Galleries Mixed Use Portfolio Properties are managed by Flaum Management Company, Inc., which in not an affiliate of the Hague + Galleries Mixed Use Portfolio Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Hague + Galleries Mixed Use Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hague + Galleries Mixed Use Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – TLR Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller(1):	LMF Commercial, LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance(2):	$35,000,000		Location:	Various, FL
	Cut-off Date Balance(2):	$35,000,000		Size:	688 Units
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per Unit:	$120,640
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$120,640
	Borrower Sponsors:	Rudy Nassri and Vincent Chiara		Year Built/Renovated:	Various/2021
	Guarantors:	Rudy Nassri and Vincent Chiara		Title Vesting:	Fee
	Interest Rate:	3.9700%		Property Manager:	Borrower-Affillate
	Note Date:	November 9, 2021		Current Occupancy (As of):	97.2% (10/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	97.0%
	Maturity Date:	December 6, 2031		YE 2019 Occupancy:	98.3%
	Interest-Only Period:	120 months		YE 2018 Occupancy:	97.9%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	98.0%
	Amortization Term (Original):	None		Appraised Value(4):	$127,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per Unit(4):	$184,593
	Call Protection:	L(24),D(93),O(3)		Appraisal Valuation Date(4):	October 13, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(5)
	Additional Debt(2):	Yes		TTM NOI (9/30/2021):	$5,906,570
	Additional Debt Type (Balance)(2):	Pari Passu ($48,000,000)		YE 2020 NOI:	$5,437,057
				YE 2019 NOI:	$4,928,618
				YE 2018 NOI:	NAV
				U/W Revenues:	$9,477,000
				U/W Expenses:	$3,325,059
				U/W NOI:	$6,151,941
Escrows and Reserves(3)				U/W NCF:	$5,979,941
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(2):	1.83x / 1.78x
Taxes	$77,287	$77,287	NAP	U/W Debt Yield based on NOI/NCF(2):	7.4% / 7.2%
Insurance	$282,923	$28,292	NAP	U/W Debt Yield at Maturity based on NOI/NCF(2):	7.4% / 7.2%
Replacement Reserve	$0	$14,333	NAP	Cut-off Date LTV Ratio(2):	65.4%
Holdback Reserve	$2,500,000	$0	NAP	LTV Ratio at Maturity(2):	65.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$83,000,000	100.0%	Loan Payoff	$51,775,784	62.4%
			Closing costs	11,190,181	13.5
			Upfront Reserves	2,860,210	3.4
			Return of equity	17,173,825	20.7
Total Sources	$83,000,000	100.0%	Total Uses	$83,000,000	100.0%

(1)	The TLR Portfolio Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and LMF Commercial, LLC (“LMF”).

(2)	The TLR Portfolio Mortgage Loan (as defined below) is part of the TLR Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original balance of $83,000,000. All statistical information related to the Cut-off Date Balance per Unit, Maturity Date Balance per Unit, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity is based on the TLR Portfolio Whole Loan.

(3)	See “Escrows” section below.

(4)	The Appraised Value represents the “As-Portfolio” value of $127,000,000, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The aggregate “As-Is” appraised value for the TLR Portfolio Properties is $123,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $123,500,000 aggregate “As-Is” appraised value are 67.2% and 67.2%, respectively.

(5)	While the TLR Portfolio Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the TLR Portfolio Whole Loan more severely than assumed in the underwriting of the TLR Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

The Mortgage Loan. The mortgage loan (the “TLR Portfolio Mortgage Loan”) is part of a whole loan (the “TLR Portfolio Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $83,000,000. The TLR Portfolio Whole Loan is secured by a first mortgage encumbering the fee interest in three garden style multifamily properties located in Tampa and Clearwater, Florida (each, a “TLR Portfolio Property”, and collectively, the “TLR Portfolio Properties”). The TLR Portfolio Mortgage Loan consists of the non-controlling Note A-2, which had an original principal balance of $35,000,000, has a Cut-off Date of $35,000,000 and is being contributed to the WFCM 2021-C61 trust. The remaining note had an original principal balance of $48,000,000, has a Cut-off Date Balance of $48,000,000 and is expected to be contributed to one or more future transactions. The TLR Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2021-C61 trust until the controlling Note A-1 is securitized, whereupon the TLR Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The relationship between the holders of the TLR Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans— TLR Portfolio Whole Loan” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1(1)	$48,000,000	$48,000,000	CREFI	Yes
A-2	$35,000,000	$35,000,000	WFCM 2021-C61	No
Total	$83,000,000	$83,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and Borrower Sponsors. The borrowers are Park Aberdeen Apartments, LLC, Royal Breeze Apartments Inc., and Lenox Apartments, Inc. (collectively, the “TLR Portfolio Borrower”), each a single purpose entity with one independent director. Park Aberdeen Apartments, LLC, is a Florida limited liability company. Royal Breeze Apartments, Inc. and Lenox Apartments, Inc. each are Delaware corporations. Legal counsel to the TLR Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the TLR Portfolio Whole Loan. The non-recourse carveout guarantors and borrower sponsors of the TLR Portfolio Whole Loan are Rudy Nassri and Vincent Chiara.

Rudy Nassri is the founder of the TLR Group. Mr. Nassri has over 25 years of experience in real estate and property management. Mr. Nassri commenced his career as a CPA and in 2001 started working in real estate and property management by working with private sector owners including, SLH Property Management, Groupe Mach, BMHL Equities, and LCN Property Management in the Canadian market. Vincent Chiara is the president of Groupe Mach. In 1999, Mr. Chiara turned his focus to property acquisition and development through his private holding company. Groupe Mach and its affiliates own more than 24 million square feet of real estate, including landmark Montreal properties such as the Stock Exchange Tower, CIBC Tower, Sun Life Building, CBC Tower and University Complex.

The Properties. The TLR Portfolio Properties are comprised of three garden style multifamily properties located in Tampa and Clearwater, Florida. The TLR Portfolio Properties were constructed between 1970 and 1973. The TLR Portfolio Properties comprise 34 studio units (4.9% of unit count), 246 one-bedroom units (35.8% of unit count), 328 two-bedroom units (47.7% of unit count) and 80 three-bedroom units (11.6% of unit count). As of October 1, 2021, the TLR Portfolio Properties were 97.2% occupied.

Bahia Apartments

The Bahia Apartments Property is a 320-unit garden multifamily property located in Tampa, Florida. Built in 1972, the Bahia Apartments Property consists of 35, two-story residential buildings, a single-story leasing office and a single-story amenity building situated on a 18.27-acre site. The Bahia Apartments Property’s unit mix includes 16 studio units, 80 one-bedroom/one-bathroom units, 121 two-bedroom/one-bathroom units, 71 two-bedroom/two-bathroom units and 32 three-bedroom/two-bathroom units, with an average unit size of 893 square feet. Common area amenities at Bahia Apartments Property include a fitness center, lighted tennis courts, picnic and barbecue area, two swimming pools, playground, dog park, on-site Amazon hub and a business center. Unit amenities include dishwashers, ceramic tile, central heat and air and patios or balconies. Since acquisition, the borrower sponsor has invested capital improvements of approximately $6.8 million or $21,194 per unit for interior renovations, common area renovations, painting, roof repairs, pool renovations and amenities renovations. Onsite parking is provided by 579 surface parking spaces, resulting in a parking ratio of approximately 1.8 spaces per unit. As of October 1, 2021, the Bahia Apartments Property was 95.9% leased.

Royal Breeze Apartments

The Royal Breeze Apartments Property is a 200-unit garden multifamily property located in Clearwater, Florida. Built in 1973, the Royal Breeze Apartments Property consists of 25, two-story residential buildings, a single-story leasing office and a single-story amenity building situated on a 12.70-acre site. The Royal Breeze Apartments Property’s unit mix includes 52 one-bedroom/one-bathroom units, 100 two-bedroom/one-bathroom units and 48 three-bedroom/two-bathroom units, with an average unit size of 1,021 square feet. Common area amenities at Royal Breeze Apartments Property include a fitness center, barbecue area, two swimming pools, playground, dog park, and a laundry facility. Unit amenities include an appliance package with microwave, laminate countertops, garbage disposal and washer and dryer connections for select two- and three-bedroom units. Since acquisition, the borrower sponsor has invested capital improvements of approximately $2.8 million or $14,120 per unit for interior renovations, common area renovations, painting,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

roof repairs, pool renovations and amenities renovations. Onsite parking is provided by 377 surface parking spaces, resulting in a parking ratio of approximately 1.9 spaces per unit. As of October 1, 2021, the Royal Breeze Apartments Property was 99.5% leased.

Lenox Place Apartments

The Lenox Place Apartments Property is a 168-unit garden multifamily property located in Tampa, Florida. Built in 1970, the Lenox Place Apartments Property consists of two, two-story residential buildings and a single-story leasing office situated on a 5.24-acre site. The Lenox Place Apartments Property’s unit mix includes 18 studio units, 114 one-bedroom/one-bathroom units and 36 two-bedroom/one-bathroom units, with an average unit size of 718 square feet. Common area amenities at Lenox Place Apartments Property include a gated entry, two swimming pools, playground, and dog walk areas. Unit amenities include an appliance package with microwave, laminate countertops and garbage disposals. Since acquisition, the borrower sponsor has invested capital improvements of approximately $2.8 million or $17,229 per unit for interior renovations, common area renovations, painting, roof repairs, pool renovations and amenities renovations. Onsite parking is provided by 250 surface parking spaces, resulting in a parking ratio of approximately 1.5 spaces per unit. As of October 1, 2021, the Lenox Place Apartments Property was 97.0% leased.

The following table presents certain information relating to the TLR Portfolio Properties:

Portfolio Summary(1)

Property	Year Built/ Renovated	Occ. %(2)	Units(2)	% of Total Units(2)	Appraised Value(3)	Allocated Cut-off Date Balance (“ALA”)	% of ALA	U/W NCF	% of U/W NCF
Bahia Apartments	1972/2021	95.9%	320	46.5%	$61,500,000	$41,430,000	49.9%	$3,011,389	50.4%
Royal Breeze Apartments	1973/2021	99.5%	200	29.1%	$37,200,000	$24,820,000	29.9%	$1,782,428	29.8%
Lenox Place Apartments	1970/2021	97.0%	168	24.4%	$24,800,000	$16,750,000	20.2%	$1,186,125	19.8%
Total/Wtd. Avg.		97.2%	688	100.0%	$127,000,000	$83,000,000	100.0%	$5,979,941	100.0%

(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent rolls.

(3)	The Total Appraised Value represents the “As-Portfolio” value of $127,000,000, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The aggregate “As-Is” appraised value for the TLR Portfolio Properties is $123,500,000.

The following table presents certain information relating to the unit mix of the TLR Portfolio Properties:

Portfolio Unit Mix Summary(1)

Property	NRA	Units	Studio, One Bath	One Bed, One Bath	Two Bed, One Bath	Two Bed, Two Bath	Three Bed, One Bath
Bahia Apartments	285,568	320	16	80	128	64	32
Royal Breeze Apartments	204,140	200	0	52	0	100	48
Lenox Place Apartments	120,600	168	18	114	0	36	0
Total	610,308	688	34	246	128	200	80
(1)	Information obtained from the underwritten rent rolls.

The following table presents historical occupancy percentages at the TLR Portfolio Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/1/2021(2)
98.0%	97.9%	95.2%	97.0%	97.2%

(1)	Information obtained from the borrower sponsors.

(2)	Information obtained from the underwritten rent rolls.

COVID-19 Update. As of November 8, 2021, the TLR Portfolio Properties are open and operating. The TLR Portfolio Whole Loan is not subject to any modification or forbearance request. The first debt service payment of the TLR Portfolio Whole Loan is due January 6, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the TLR Portfolio Properties:

Cash Flow Analysis

	2019	2020	TTM 9/30/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$7,664,374	$8,051,013	$8,300,794	$8,831,130	88.4%	$12,836
Grossed Up Vacant Space	0	0	0	0	0.0	0
Gross Potential Rent	$7,664,374	$8,051,013	$8,300,794	$8,831,130	88.4%	$12,836
Other Income(2)	858,907	843,899	1,067,345	1,155,000	11.6	1,679
Net Rental Income	$8,523,281	$8,894,912	$9,368,140	$9,986,130	100.0%	$14,515
(Vacancy & Credit Loss)	(295,201)	(171,382)	(144,129)	(509,130)(3)	(5.8)(3)	(740)
Effective Gross Income	$8,228,080	$8,723,530	$9,224,011	$9,477,000	94.9%	$13,775

Real Estate Taxes	772,408	843,077	885,100	883,279	9.3	1,284
Insurance	276,047	337,408	293,354	323,341	3.4	470
Management Fee	250,029	262,419	276,746	284,310	3.0	413
Other Operating Expenses	2,000,978	1,843,569	1,862,240	1,862,240	19.7	2,707
Total Operating Expenses	$3,299,462	$3,286,473	$3,317,440	$3,353,170	35.4%	$4,874

Net Operating Income	$4,928,618	$5,437,057	$5,906,570	$6,123,830	64.6%	$8,901
Capital Expenditures	0	0	0	172,000	1.8	250
Net Cash Flow	$4,928,618	$5,437,057	$5,906,570	$5,951,830	62.8%	$8,651

NOI DSCR	1.48x	1.63x	1.77x	1.83x
NCF DSCR	1.48x	1.63x	1.77x	1.78x
NOI Debt Yield	5.9%	6.6%	7.1%	7.4%
NCF Debt Yield	5.9%	6.6%	7.1%	7.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of application fees, laundry income, parking income, pet fees, late fees, utility reimbursement, miscellaneous income and various other fees.

(3)	The underwritten economic vacancy is 5.8%. The TLR Portfolio Properties were 97.2% physically occupied as of October 1, 2021.

Appraisals. As of the appraisal valuation date of October 13, 2021, the TLR Portfolio Properties had an “as-portfolio” appraised value of $127,000,000 and an aggregate “as-is” appraised value of $123,500,000.

Environmental Matters. According to the Phase I environmental site assessments dated October 21, 2021 and October 25, 2021, there was no evidence of any recognized environmental conditions at the TLR Portfolio Properties.

Market Overview and Competition. The TLR Portfolio Properties are located in Tampa and Clearwater, Florida, within the Tampa-St Petersburg-Clearwater metropolitan statistical area (“Tampa MSA”). The Tampa MSA consists of Hernando, Hillsborough, Pasco and Pinellas counties. The Tampa MSA is the second most populous metropolitan area in Florida, the second most populous on the Gulf Coast, the fourth most populous in the southeast, and the 19th-largest MSA in the United States. Tampa Bay is Florida’s largest open-water estuary, extending over 1031 square kilometers.

Tampa Bay offers year-round cultural, social, and sporting events. Some of these include professional baseball, football and hockey; ballet, golf, jazz and art festivals. Annual events specific to the area include the Outback Bowl, the Gasparilla Parade, Florida State Fair and the Honda Grand Prix. The Tampa MSA is also home to numerous professional sports alliances, the national football league’s Tampa Bay Buccaneers, national baseball association’s Tampa Bay Rays, the national hockey league’s Tampa Bay Lighting and New York Yankees’ Spring Training all call this region home. Also, the University of South Florida (Bulls) and University of Tampa (Spartans) provide numerous collegiate sports for the area.

The Tampa Central Business District is approximately 30 minutes east of the Gulf of Mexico, and approximately an hour southwest of Disney and Universal theme parks. In addition to the nearby beaches, other major attractions include: Busch Gardens and Adventure Island, Tampa Bay Performing Arts Center, Florida Aquarium, Lowry Park Zoo, International Plaza and Westshore Mall, and the downtown Tampa Channelside retail complex.

According to the appraisals, the Bahia Apartments and the Lenox Place Apartments are located within the University apartment submarket. As of the second quarter of 2021, the University multifamily submarket had an inventory of approximately 17,386 units, a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

vacancy rate of approximately 3.7% and effective rents of $1,123 per unit per month. As of the second quarter of 2021, the University multifamily submarket reported positive absorption of 31 units and no new construction.

According to the appraisal, the Royal Breeze Apartments are located within the Clearwater multifamily submarket. As of the second quarter of 2021, the Clearwater multifamily submarket had an inventory of approximately 24,777 units, a vacancy rate of approximately 3.0% and effective rents of $1,426 per unit per month. As of the second quarter of 2021, the Clearwater multifamily submarket reported positive absorption of 217 units and 479 units under construction.

The following table presents certain information relating to the appraisals’ market rent conclusion for the TLR Portfolio Properties:

Multifamily Market Rent Summary(1)

Property	Units	Avg. Size (SF)	Avg. Monthly In-Place Rent per Unit	Avg. Monthly In-Place Rent PSF	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Bahia Apartments	320	892	$1,042	$1.17	$1,259	$1.41
Royal Breeze Apartments	200	1,021	$1,157	$1.13	$1,353	$1.33
Lenox Place Apartments	168	718	$899	$1.25	$1,113	$1.55
Total/Wtd. Avg.	688	887	$1,041	$1.17	$1,251	$1.42
(1)	Information obtained from the underwritten rent rolls.

(2)	Information obtained from the appraisals.

Escrows.

Real Estate Taxes – The TLR Portfolio Whole Loan documents require an upfront real estate tax reserve of $77,287 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $77,287).

Insurance – The TLR Portfolio Whole Loan documents require an upfront insurance reserve of $282,923, unless the TLR Portfolio maintains an acceptable blanket policy, and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums due for the renewal of insurance coverage (initially $28,292).

Replacement Reserves – The TLR Portfolio Whole Loan documents require ongoing monthly replacement reserves of $14,333.

Holdback Reserve – The TLR Portfolio Whole Loan documents require a $2,500,000 upfront holdback reserve as additional security for the payment of sums past due under the TLR Portfolio Whole Loan notes and as additional security for all of the TLR Portfolio Borrower’s obligations under the TLR Portfolio Whole Loan documents. On each quarterly monthly payment date from and after the third monthly payment date, at the TLR Portfolio Borrower’s written request, the lender will calculate the Holdback Debt Yield (as defined below) for purposes of determining whether the Holdback Reserve Funds Release Conditions (as defined below) have been satisfied, and, if so, the lender will disburse the requested amount of holdback reserve funds to the TLR Portfolio Borrower (or, if a Trigger Period (as defined below) then exists, the lender will disburse the same into the lockbox account to be applied pursuant to the TLR Portfolio Whole Loan documents). The TLR Portfolio Borrower is not entitled to disbursements of the holdback reserve funds no more than once in any three month period and in no amount less than $500,000 (unless the total amount of the holdback reserve funds remaining on deposit is less than $500,000). Notwithstanding the above, in the event the TLR Portfolio Borrower has not qualified for disbursement of all of the holdback reserve funds on or prior to the date that is 24 months after the origination date, then the lender will have the right to, without any notice to the TLR Portfolio Borrower, in the lenders’ sole discretion, hold the holdback reserve funds thereafter as additional collateral for the TLR Portfolio Whole Loan and as additional security for all of the TLR Portfolio Borrower’s obligations under the TLR Portfolio Whole Loan documents and the TLR Portfolio Borrower will have no further right to obtain a release.

The “Holdback Debt Yield” means, as of any calculation date, a ratio conveyed as a percentage in which, (i) the numerator is the holdback underwrittable cash flow and (ii) the denominator is the then outstanding principal balance of the TLR Portfolio Whole Loan, less the amount of any holdback reserve funds that will remain on deposit, if any, following the disbursement of the applicable amount of holdback reserve funds that have been requested by the TLR Portfolio Borrower.

The “Holdback Reserve Funds Release Conditions” means, as of the date the lender calculates the Holdback Debt Yield, (i) no event of default has occurred and is continuing and (ii) the lender has received evidence, in form and substance reasonably satisfactory to the lender, that the Holdback Debt Yield equals or exceeds 7.5%.

Lockbox and Cash Management. Upon the occurrence and continuance of a Trigger Period (as defined below), the TLR Portfolio Borrower is required to establish a lender-controlled lockbox account and the TLR Portfolio Borrower is required to deposit, or cause the manager to deposit, all rents into the lockbox account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the TLR Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the TLR Portfolio Whole Loan, operating expenses and cash management bank fees) is required to be applied as follows: (a) if a Trigger Period (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (b) if no Trigger Period has occurred and is continuing, to the TLR Portfolio Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the debt yield falling below 5.75%.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or

●	with regard to clause (ii) above, (a) the date the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters or (b) the satisfaction of the Trigger Period Avoidance Conditions (as defined below).

The “Trigger Period Avoidance Conditions” will occur when (i) the TLR Portfolio Borrower deposits with the lender an amount equal to the amount of funds that if applied to the outstanding principal balance of the TLR Portfolio Whole Loan would cause the debt yield to be equal to or greater than 6.0% (the “Trigger Period Avoidance Deposit Amount”) and (ii) on or prior to each anniversary of the date the deposit describe in clause (i) was made, the TLR Portfolio Borrower deposits with lender into the same eligible account an amount of funds equal to Trigger Period Avoidance Deposit Amount (it being agreed that upon the expiration of all Trigger Periods then in existence, other than due to the satisfaction of the Trigger Period Avoidance Conditions, all such funds will be disbursed and returned to the TLR Portfolio Borrower).

Property Management. The TLR Portfolio Properties are managed by TLR Property Management Inc., an affiliate of the borrower sponsors.

Partial Release. After the lockout period, the TLR Portfolio Borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) no event of default has occurred and is continuing, (ii) the amount of the TLR Portfolio Whole Loan defeased will be an amount equal to the greater of (a) 115% of the allocated loan amount for the related individual property being released and (b) the net sales proceeds applicable to such individual property, (iii) the debt service coverage ratio with respect to the remaining TLR Portfolio Properties after the release is not less than the greater of (a) the debt service coverage ratio for the remaining TLR Portfolio Properties and the TLR Portfolio Property to be released immediately prior to such release and (b) 1.80x, each calculated based on the trailing-6 months financials, (iv) the debt yield with respect to the remaining TLR Portfolio Properties after release is greater than the debt yield before the release calculated based on the trailing-6 months financials and (v) the lender receives a REMIC opinion.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The TLR Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the TLR Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the TLR Portfolio Properties, as well as business interruption insurance covering no less than the 15-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – OmniMax Industrial Portfolio II

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Various
	Original Principal Balance:	$33,313,851		Location:	Various
	Cut-off Date Balance:	$33,313,851		Size:	683,992 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF:	$48.71
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$48.71
	Sponsor:	U.S. Realty Advisors, LLC		Year Built/Renovated:	Various/Various
	Guarantor:	USRA Net Lease IV Capital Corp.		Title Vesting:	Fee
	Mortgage Rate:	3.7100%		Property Manager:	Self Managed
	Note Date:	April 28, 2021		Current Occupancy (As of):	100.0% (6/30/2021)
	Seasoning:	7 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	May 6, 2026		YE 2019 Occupancy:	100.0%
	IO Period:	60 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	60 months		As-Is Appraised Value(1):	$50,050,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$73.17
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	Various
	Call Protection:	LO(31),D(24),O(5)
	Lockbox Type	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt:	None		TTM NOI (NAP):	NAV(2)
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	NAV(2)
				YE 2019 NOI:	NAV(2)
				YE 2018 NOI:	NAV(2)
				U/W Revenues:	$3,776,667
				U/W Expenses:	$874,688
Escrows and Reserves				U/W NOI:	$2,901,979
	Initial	Monthly	Cap	U/W NCF:	$2,833,580
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.32x / 2.26x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.7% / 8.5%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.7% / 8.5%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.6%
				LTV Ratio at Maturity:	66.6%

Sources and Uses
Sources			Uses
Mortgage Loan	$33,313,851	63.6%	Purchase Price	$51,252,081	97.8%
Sponsor Equity	$19,078,848	36.4	Closing Costs	$1,140,618	2.2
Total Sources	$52,392,699	100.0%	Total Uses	$52,392,699	100.0%

(1)	While the OmniMax Industrial Portfolio II (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the OmniMax Industrial Portfolio II Mortgage Loan (as defined below) more severely than assumed in the underwriting of the OmniMax Industrial Portfolio II Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	The borrower sponsors recently acquired the OmniMax Industrial Portfolio II Properties (as defined below) in a sale-leaseback transaction on April 28, 2021. As such, historical cash flows are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

The Mortgage Loan. The mortgage loan (the “OmniMax Industrial Portfolio II Mortgage Loan”) is evidenced by two pari-passu promissory notes to facilitate the sale-leaseback of a portfolio of eight industrial buildings (collectively the “OmniMax Industrial Portfolio II Properties”, the “Portfolio” or “Properties”). The Portfolio consists of the fee interests in eight single-tenant industrial buildings, totaling 683,992 SF, and located across seven states: Georgia (1), Illinois (1), Pennsylvania (1), Washington (1), Indiana (2), Texas (1), and Wisconsin (1).

The Borrowers and Borrower Sponsor. Max Comm Property LLC (the “Comm Borrower”) and Max Spec Property LLC (the “Spec Borrower”) (together the “Borrowers”) are subsidiaries of U.S. Realty Advisors.

U.S. Realty Advisors LLC (“USRA” or the “OmniMax Industrial Portfolio II Sponsor”) is a single-tenant net lease real estate investor, manager, fund sponsor, and advisor. USRA was founded in 1989 by Richard Ader, who has acquired over $18 billion in net lease real estate. Mr. Ader continues to serve as CEO and Chief Investment Officer. USRA’s executive team has worked together for nearly three decades and has a combined 150 years of experience in corporate real estate transactions. The firm has over $2.7 billion of assets under management and owns or manages over 200 net leased properties across the United States.

The Portfolio. The OmniMax Industrial Portfolio II Properties include eight of OmniMax International, LLC’s North American manufacturing facilities. The OmniMax Industrial Portfolio II Properties were sold to the OmniMax Industrial Portfolio II Borrower as a 20-year, triple-net, sale-leaseback transaction with rent under the lease of approximately $4.53 per square foot with allocated rental rates ranging from $3.40 per square foot to $6.25 per square foot. The lease agreement includes 3.0% annual rent increases beginning April 28, 2022 and ending April 28, 2031 and 2.5% annual rent increases beginning April 28, 2031 and thereafter (the “OmniMax Lease”). The OmniMax Lease also includes five, five-year extension options.

Portfolio Overview(1)

Property/ Address	City/ State	Subtype	SF	Allocated Loan ($mm)	Appraised Value ($mm)	Appraised Value PSF ($)	Base Rent ($)	Base Rent PSF ($)
3449 Hempland Road	Lancaster, PA	Warehouse	121,569	8.320	12.500	102.82	747,649	6.15
26550 US Highway 6	Nappanee, IN	Warehouse	186,961	8.187	12.300	65.79	775,888	4.15
Route 24 West, 17904 East 3100 North Road	Gridley, IL	Manufacturing	93,307	3.994	6.000	64.30	387,224	4.15
206 Kesco Drive	Bristol, IN	Warehouse	94,784	3.461	5.200	54.86	322,266	3.40
308 Alabama Boulevard	Jackson, GA	Manufacturing	70,000	3.062	4.600	65.71	290,500	4.15
700 South 2nd Avenue	Mansfield, TX	Manufacturing	55,782	2.796	4.200	75.29	251,019	4.50
6207 East Desmet Avenue	Spokane Valley, WA	Warehouse	33,624	2.263	3.400	101.12	210,150	6.25
1820 East 26th Street	Marshfield, WI	Warehouse	27,965	1.231	1.850	66.15	116,055	4.15
Total			683,992	33.314	50.050	73.17	3,100,751	4.53

(1)	Information obtained from appraisals and underwritten rent roll.

Tenant. Founded in 1996, OmniMax is based in Atlanta, Georgia and has 26 manufacturing facilities across the United States and Canada with annual sales of approximately $750 million. OmniMax manufactures products for original equipment manufacturers, distributors, contractors, and home centers throughout North America. Its focus on residential repair and remodeling leads to relatively low capital intensity of its manufacturing process. OmniMax operates through four main business segments, consumer, outdoor living, commercial, and specialty. OmniMax customers are located predominantly throughout North America and Europe and include distributors, contractors and home improvement retailers, as well as RV, transportation and other original equipment manufacturers. The diversity of the customer base has helped to mitigate the seasonality that is experienced in some of the markets they serve, while allowing them to address profitable growth opportunities as they arise in different product lines, end markets and geographies. OmniMax has in-house manufacturing and distribution capabilities for more than 1,000 unique products utilizing aluminum, steel, copper, and vinyl through a multi-channel distribution network that serves customers across multiple end markets and geographies.

COVID-19 Update. As of November 6, 2021, the tenants at the OmniMax Industrial Portfolio II Properties are current on rent and have not missed any payments throughout the COVID-19 pandemic. The OmniMax Industrial Portfolio II Loan is not subject to any modification or forbearance requests. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the tenancy at the OmniMax Industrial Properties:

Tenant Summary

Tenant Name	Credit Rating (Moody’s/S&P/Fitch)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option
OmniMax	NR/NR/NR	683,992	100.0%	$4.53	$3,100,751	100.0%	3/31/2041	5, 5 year	N
Occupied Collateral Total		683,992	100.0%	$4.53	$3,100,751	100.0%
Vacant Space		0	0.0%
Collateral Total		683,992	100.0%

The following table presents certain information relating to the lease rollover schedule for OmniMax Industrial Portfolio II:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	8	683,992	100.0%	683,992	100.0%	$3,100,751	100.0%	$4.53
Vacant	0	0	0.0%	683,992	100.0%	$0	0.0%	$0.00
Total/Weighted Average	8	683,992	100.00%			$3,100,751	100.00%	$4.53

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages for the OmniMax Industrial Portfolio II:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	6/30/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the OmniMax Industrial Portfolio II Borrowers.
(2)	Information obtained from the rent roll dated 6/30/2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow for the OmniMax Industrial Portfolio II:

Cash Flow Analysis(1)

	UW(2)	UW%(3)	U/W $ Per SF
In-place Base Rent	$3,100,751	78.0%	$4.53
CAM / Other Reimbursements	874,688	22.0	1.28
Total Gross Income	$3,975,439	100.0%	$5.81
Vacancy	(198,772)	-5.0	(0.29)
Effective Gross Income	$3,776,667	95%	$5.52

Management Fee	$75,533	2.0	$0.11
Repairs and Maintenance	296,180	7.8	0.43
Utilities	38,668	1.0	0.06
Real Estate Taxes	369,976	9.8	0.54
Insurance	94,331	2.5	0.14
Total Expenses	$874,688	23.2%	$1.28

Net Operating Income	$2,901,979	76.8%	$4.24

Tenant Improvements	$0	0.0	0.00
Leasing Commissions	0	0.0	0.00
Replacement Reserves	68,399	1.8	0.10
Total Leasing and Capital Expenses	$68,399	1.8%	$0.10

Net Cash Flow	$2,833,580	75.0%	$4.14

NOI DSCR	2.32x
NCF DSCR	2.26x
NOI Debt Yield	8.7%
NCF Debt Yield	8.5%
(1)	The borrower sponsor recently acquired the Omnimax Industrial Portfolio II Properties in a sale-leaseback transaction on April 28, 2021. As such, historical cash flows are not available.

(2)	Rent steps taken through July 1, 2022.

(3)	Represents (i) percent of Total Gross Income for all revenue fields, (ii) percent of Total Gross Income for vacancy & credit loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. As of various appraisal valuation dates, the OmniMax Industrial Portfolio II had an “as-is” appraised value of $50,050,000.

Environmental Matters. According to the Phase I environmental site assessments (dated between April 5, 2021 and April 28, 2021) there was no evidence of any recognized environmental conditions at the OmniMax Industrial Portfolio II Properties.

Market Overview and Competition. The OmniMax Industrial Portfolio II Properties are located throughout seven states, which consist of the following by sq. ft.: Indiana (41.2% of NRA; 35.4% of U/W Base Rent), Pennsylvania (17.8% of NRA; 24.1% of U/W Base Rent), Illinois (13.6% of NRA; 12.5% of U/W Base Rent), Georgia (10.2% of NRA; 9.4% of U/W Base Rent), Texas (8.6% of NRA; 8.1% of U/W Base Rent), Washington (4.9% of NRA; 6.8% of U/W Base Rent), Wisconsin (4.1% of NRA; 3.7% of U/W Base Rent)

Market Analysis

Property	City, State	Market	Inventory (In Millions of SF)	Vacancy	Rent Per Sq. Ft.
OmniMax - Jackson	Jackson, GA	Atlanta	563.3	6.20%	$4.42
OmniMax - Gridley	Gridley, IL	Bloomington	12.2	5.10%	$5.88
OmniMax - Lancaster	Lancaster, PA	PA I-81 & I-78	306.6	7.90%	$5.06
OmniMax - Spokane	Spokane Valley, WA	Spokane	48.4	3.30%	$7.28
OmniMax - Marshfield	Marshfield, WI	Wood County	6.6	6.10%	$4.03
OmniMax - Nappanee	Nappanee, IN	Elkhart	76.2	1.00%	$3.53
OmniMax - Bristol	Bristol, IN	Elkhart	76.2	1.00%	$3.53
OmniMax - Mansfield	Mansfield, TX	Dallas	548.7	7.90%	$4.89

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

Escrows. Real Estate Taxes – The OmniMax Industrial Portfolio II Borrowers will be required to pay to the lender on each payment dateduring a Cash Sweep Event (as defined below) one-twelfth (1/12) of the taxes and other charges that the lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds with the lender to pay all such taxes and other charges at least thirty (30) days prior to their respective due dates.

Insurance – The OmniMax Industrial Portfolio II Borrowers will be required to pay to the lender on each payment date during a Cash Sweep Event one-twelfth (1/12) of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds with the lender to pay all such insurance premiums at least thirty (30) days prior to the expiration of the Policies.

Replacement Reserve – The OmniMax Industrial Portfolio II Borrowers will be required to pay to the lender on each payment date during a Cash Sweep Period Cash Sweep Event an amount equal to one-twelfth (1/12th) of $0.10 per rentable square foot for each Property, which is the amount estimated by the lender in its sole discretion to be due for replacements and repairs required to be made to the applicable Property during the calendar year.

Rollover Reserve – The OmniMax Industrial Portfolio II Borrowers will be required to pay to the lender on each payment date during a Cash Sweep Period Cash Sweep Event an amount equal to one-twelfth (1/12th) of $0.20 per rentable square foot for each Property, which is the amount reasonably estimated by the lender for tenant improvement and leasing commission obligations incurred following the date hereof.

Lockbox and Cash Management. The OmniMax Industrial Portfolio II Mortgage Loan is structured with a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Event. At loan origination, the OmniMax Industrial Portfolio II Borrower was required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Upon the occurrence and during the continuance of a Cash Sweep Event, the lockbox bank is required to transfer to the cash management account in immediately available funds by federal wire transfer all amounts on deposit in the lockbox account once every business day throughout the continuance of a Cash Sweep Event in accordance with the terms of the lockbox agreement. Other than during the continuance of a Cash Sweep Event, the lockbox bank will transfer to the OmniMax Industrial Portfolio II Borrowers operating account all amounts on deposit in the lockbox account once every business day in accordance with the terms of the lockbox agreement. Upon the occurrence of a Cash Sweep Event Cure (as defined below) and so long as no event of default or other Cash Sweep Event is then existing, the lender is required to notify the lockbox bank of such Cash Sweep Event Cure and direct the lockbox bank to transfer, in immediately available funds by federal wire, all amounts on deposit in the lockbox account to the OmniMax Industrial Portfolio II operating account as set forth in the lockbox agreement.

A “Cash Sweep Event” means the occurrence of: (i) any event of default under the OmniMax Industrial Portfolio II Mortgage Loan documents, (ii) a Trigger Lease Termination Event (as defined below), (iii) OmniMax goes dark or ceases operations at more than 50% of its current space at the Properties (unless during such period OmniMax has an “investment grade” rating from Moody’s or S&P); (iv) a bankruptcy event has occurred with respect to the OmniMax Industrial Portfolio II Borrowers or OmniMax or the property manager (if other than OmniMax); or (v) a Debt Yield Trigger Event (as defined below).

A “Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused by an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (b) if the Cash Sweep Event is caused by the occurrence of a Debt Yield Trigger Event, the occurrence of a Debt Yield Trigger Cure (as defined below), (c) if the Cash Sweep Event is caused by a Trigger Lease Termination Event (as defined below), the occurrence of a Trigger Lease Termination Cure (as defined below), (d) if the Cash Sweep Event is caused by a Trigger Lease Go Dark Event (as defined below), the occurrence of a Trigger Lease Go Dark Cure (as defined below), (e) if the Cash Sweep Event is caused by a Trigger Lease Bankruptcy Event, the occurrence of a Trigger Lease Bankruptcy Cure, (f) if the Cash Sweep Event is caused by a Manager Bankruptcy Event (as defined below), the occurrence of a Manager Bankruptcy Cure or (g) if the Cash Sweep Event is caused by a Trigger Lease Default Event (as defined below), the occurrence of a Trigger Lease Default Cure (as defined below); provided, however, that, such Cash Sweep Event Cure set forth in this definition of “Cash Sweep Event Cure” will be subject to the following conditions: (i) no event of default has occurred and be continuing under the loan agreement or any of the other loan documents at such time and (ii) the OmniMax Industrial Portfolio II Borrowers will be required to have paid all of the lender’s out-of-pocket expenses reasonably incurred in connection with such Cash Sweep Event Cure, including reasonable attorneys’ fees and expenses.

A “Debt Yield Trigger Event” means a debt yield of less than 8.50% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12 month period immediately preceding such date of determination, as determined by the lender.

A “Debt Yield Trigger Cure” means achievement of a Debt Yield of 8.5% or higher for two (2) consecutive calendar quarters based upon the trailing twelve (12) month period ending as of the last day of the calendar quarter immediately preceding the date on which the Debt Yield is calculated, as reasonably determined by the lender.

A “Manager Bankruptcy Cure” means that (a) the OmniMax Industrial Portfolio II Borrower has replaced the applicable Manager with a qualified manager under a management agreement or (b) the trigger lease tenant self-manages the trigger lease premises that was managed by the Manager with respect to which the applicable Manager Bankruptcy Event occurred.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

A “Manager Bankruptcy Event” means any Manager is the subject of a bankruptcy action that has not been discharged or dismissed within 90 days of the filing thereof.

A “Trigger Lease Termination Cure” means (a) a Trigger Lease Re-Tenanting Event has occurred or (b) if applicable, any written notice of termination or cancellation by Trigger Lease Tenant or the OmniMax Industrial Portfolio II Borrowers has been revoked prior to the termination or cancellation of the applicable trigger lease, as evidenced by an estoppel certificate in form and substance reasonably acceptable to the lender.

A “Trigger Lease Termination Event” means that the Trigger Lease has been terminated or cancelled or either the OmniMax Industrial Portfolio II Borrower or Trigger Lease Tenant have given written notice of its intent to cancel or terminate the Trigger Lease.

A “Trigger Lease Go Dark Cure” means (a) Trigger Lease Tenant recommences operations at all or a portion of the Trigger Lease Premises such that the conditions in clause (a) of the definition of “Trigger Lease Go Dark Event” no longer exist (or, if applicable, has revoked any notice to vacate, as evidenced by a tenant estoppel certificate in form and substance reasonably acceptable to the lender) or (b) Trigger Lease Tenant or Trigger Lease Guarantor is Investment Grade.A “Trigger Lease Go Dark Event” means (a) Trigger Lease Tenant vacates, surrenders or ceases to conduct its normal business operations (except for temporary closures for repairs, restoration, rehabilitation, alterations and/or customary force majeure events), in each such event, at more than 50% of the then trigger lease premises demised under all trigger leases and for more than 60 consecutive days, or has notified the OmniMax Industrial Portfolio II Borrower in writing of the intent to do any of the foregoing and (b) neither Trigger Lease Tenant nor trigger lease guarantor is Investment Grade.

A “Trigger Lease Re-Tenanting Event” shall mean that (a) the Trigger Lease Premises has been leased by Borrower pursuant to one or more replacement Leases entered into in accordance with this Agreement, (b) all replacement tenants are in occupancy of all of the Trigger Lease Premises and paying full, unabated base rent under each such replacement Lease, (c) all required tenant improvements have been completed, all concessions have been satisfied and all applicable costs, expenses and leasing commissions with respect to each such replacement Lease have been paid and (d) each such replacement tenant shall have delivered a tenant estoppel certificate in form and substance reasonably acceptable to Lender.

A “Trigger Lease Bankruptcy Event” shall mean Trigger Lease Tenant or Trigger Lease Guarantor files or becomes the subject of any Bankruptcy Action, or the assets of Trigger Lease Tenant or Trigger Lease Guarantor are made subject to the jurisdiction of a bankruptcy court in a Bankruptcy Action, in each case which has not been discharged or dismissed within ninety days of the filing thereof.

A “Trigger Lease Default Event” shall mean that a monetary default shall exist under the Trigger Lease after ten days’ notice to Trigger Lease Tenant.

Property Management. The Property will be managed by OmniMax as long as the OmniMax lease is in full force and effect or, if the OmniMax lease is terminated, one or more managers reasonably acceptable to the lender under property management agreements reasonably acceptable to the lender.

Partial Release. The OmniMax Industrial Portfolio II Borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of a pool of individual mortgaged properties (each such pool a “Pool” or the “Released Property”) from the lien of the related mortgages provided, among other conditions, (i) the OmniMax Industrial Portfolio II Borrowers deliver defeasance collateral an amount equal to 120% of the allocated loan amount for the respective Pool to be released; (ii) the Released Property will either (a) be conveyed to a person other than the OmniMax Industrial Portfolio II Borrowers, the guarantor or their respective affiliates pursuant to a sale of such Released Property in an arm’s length transaction or (b) be conveyed to an affiliate of the OmniMax Industrial Portfolio II Borrowers (other than another borrower) provided that the lender receives an insolvency opinion, (iii) after giving effect to such release the debt yield with respect to the individual mortgaged properties remaining subject to the lien of the OmniMax Industrial Portfolio II Mortgage Loan is not less than the greater of (1) 9.30% and (2) the debt yield immediately preceding such release, and (iv) the REMIC release requirements are satisfied.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The OmniMax Industrial Portfolio II Borrowers will be required to maintain and provide evidence of, property, casualty, liability, business interruption, windstorm, flood, earthquake and other applicable insurance in all cases with no exclusion for acts of terrorism (or, if there is an exclusion for acts of terrorism, the OmniMax Industrial Portfolio II Borrowers will obtain terrorism insurance provided same is available and maintained by institutional owners of comparable properties) in each case reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 980 Madison

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	AA-sf/AA-(sf)/A3(sf)		Property Type – Subtype:	Mixed-Use – Office/Retail
	Original Principal Balance(1):	$25,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$25,000,000		Size:	134,843 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(1):	$715.65
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$715.65
	Borrower Sponsor:	RFR Holding LLC		Year Built/Renovated:	1949/1987, 2014
	Guarantors:	Aby Rosen and Michael Fuchs		Title Vesting:	Fee
	Mortgage Rate:	3.59946%		Property Manager:	RFR Realty LLC
	Note Date:	July 6, 2021		Current Occupancy (As of)(2):	93.0% (6/29/2021)
	Seasoning:	5 months		YE 2020 Occupancy(2):	98.4%
	Maturity Date:	July 6, 2026		YE 2019 Occupancy(2):	100.0%
	IO Period:	60 months		YE 2018 Occupancy(2):	96.9%
	Loan Term (Original):	60 months		As-Is Appraised Value(2):	$350,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(2):	$2,595.61
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 7, 2021
	Call Protection:	YM0.5(56),O(4)
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(1)(2)
	Additional Debt(2):	Yes		TTM NOI (5/31/2021):	$13,210,376
	Additional Debt Type (Balance)(1):	Pari-Passu ($71,500,000) Subordinate ($101,100,000) Mezzanine ($40,000,000)		YE 2020 NOI:	$14,397,548
				YE 2019 NOI:	$14,458,863
				YE 2018 NOI:	$14,069,119
				U/W Revenues:	$22,248,708
				U/W Expenses:	$7,572,110
Escrows and Reserves				U/W NOI:	$14,676,598
	Initial	Monthly	Cap	U/W NCF:	$14,379,941
Unfunded Obligations	$1,915,068	$0	NAP
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.17x / 4.08x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	15.2% / 14.9%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.2% / 14.9%
Rollover Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	27.6%
				LTV Ratio at Maturity	27.6%

Sources and Uses
Sources			Uses
Senior Loan Amount	$96,500,000	40.6%	Loan Payoff	$229,750,906	96.7%
Subordinate Loan Amount	101,100,000	42.6	Closing Costs	5,848,410	2.5
Mezzanine Loan Amount	40,000,000	16.8	Reserves	1,915,068	0.8
			Return of Equity	$85,615	<0.1%
Total Sources	$237,600,000	100.0%	Total Uses	$237,600,000	100.0%

(1)	The 980 Madison Mortgage Loan is part of a larger split whole loan evidenced by two senior pari passu notes with an aggregate Cut-off Date balance of $96.5 million (collectively, the “980 Madison A Notes”) and one promissory note that is subordinate to the 980 Madison A Notes with a Cut-off Date balance of $101.1 million (the “980 Madison B Note”), together the “980 Madison Whole Loan.” The financial information presented in the chart above and herein reflects the balance of the 980 Madison A Notes.

(2)	While the 980 Madison Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 980 Madison Mortgage Loan more severely than assumed in the underwriting of the 980 Madison Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

The Mortgage Loan. The 980 Madison Mortgage Loan is part of a whole loan (the “980 Madison Whole Loan”) that is evidenced by two senior pari passu notes and one subordinate B note (the “980 Madison Subordinate Companion Loan”) with an aggregate original principal balance and outstanding principal balance as of the Cut-Off Date of $197,600,000. The 980 Madison Whole Loan is secured by a first mortgage encumbering the fee simple interest in a 134,843 SF Class A mixed-use building located one block from Central Park in New York City’s Upper East Side neighborhood (the “980 Madison Property”). The 980 Madison Whole Loan has a 5-year term and is interest-only for the term of the loan.

The non-controlling Note A-2 (the “980 Madison Mortgage Loan”) is being contributed to the WFCM 2021-C61 securitization trust. The 980 Madison Whole Loan is serviced under the CSMC 2021-980M trust and servicing agreement. The CSMC 2021-980M Commercial Mortgage Trust is entitled to exercise all of the rights of the controlling noteholder with respect to the 980 Madison Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 980 Madison Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-1	$71,500,000	$71,500,000	CSMC 2021-980M	Y(1)
Note A-2	25,000,000	25,000,000	WFCM 2021-C61	N
Note B	101,100,000	101,100,000	CSMC 2021-980M	Y(1)
Total	$197,600,000	$197,600,000

(1)	Pursuant to the related co-lender agreement, the controlling holder is the CSMC 2021-980M Commercial Mortgage Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The 980 Madison Whole Loan” in the Preliminary Prospectus”.

The Borrower and Borrower Sponsor. The borrower is 980 Madison Owner LLC, a recycled special-purpose bankruptcy-remote entity (the “980 Madison Borrower”), which owns the fee interest in the 980 Madison Property. The 980 Madison Borrower is required to have one (1) independent director. Legal counsel to the 980 Madison Borrower delivered a non-consolidation opinion in connection with the origination of the 980 Madison Mortgage Loan. The borrower sponsor of the 980 Madison Mortgage Loan is RFR Holding LLC (the “980 Madison Borrower Sponsor”). The non-recourse carve-out guarantors of the 980 Madison Mortgage Loan are Aby Rosen and Michael Fuchs (the “Guarantors”). The Guarantors are required to maintain at all times (i) an aggregate net worth (excluding the Guarantors’ interest in the 980 Madison Property) of not less than $200,000,000 and (ii) liquid assets of not less than $20,000,000 in the aggregate.

The Property. The 980 Madison Property is a Class A mixed-use building totaling 134,843 SF across six stories. The 980 Madison Property was originally built in 1949 (as headquarters to Park-Bernet) and was acquired in 2004 and then renovated by the 980 Madison Borrower in 2014 for $8 million ($59 PSF). The building features functional, rectangular floor plates. The 6th floor features two setbacks which are used as private terraces for the Gagosian Gallery, Inc. (“Gagosian Gallery”).

The 980 Madison Property is 93.0% leased as of June 29, 2021 to a mix of 17 tenants and has averaged 96% occupancy since 2009. Approximately 66.0% of the NRA has been in occupancy for at least 7 years and 42.6% of NRA has been in occupancy for at least 10 years. The largest tenant, Gagosian Gallery (41.8% of NRA, 33.0% of UW Rent) has been at the 980 Madison Property since 1989 and this location serves as its global headquarters. Gagosian Gallery is considered a top-tier destination in the art gallery world and has 16 locations worldwide. The tenant has extended its lease and expanded and renovated its premises multiple times over the past three decades, and most recently, reportedly invested approximately $5 million in 2019 to renovate their space on the fifth floor.

Approximately 53.7% of the occupied NRA is leased by art gallery tenants, 17.6% by traditional office tenants and 21.7% by retail tenants.  The art gallery tenants located at the 980 Madison Property include Gagosian Gallery (56,331 SF), Yoshii Gallery (2,014 SF), Robiliant + Voena USA LTD. (1,272 SF), Dickinson Roundell Inc. (1,923 SF), Nahem Madison, LLC (2,112 SF), and JN Contemporary (8,752 SF). The office tenants located at the 980 Madison Property include Dontzin Nagy & Fleissig LLP (8,108 SF), Ramsfield Hospitality Finance (10,597 SF), Madison Clinical Services LLC (2,115 SF) and Hazen Polsky Foundation, Inc. (2,928 SF).  The retail tenants include Artblock (8,161 SF; an affiliate of Gagosian Gallery), high-end designer clothing stores, such as Vince (3,770 F), Ramy Brook (3,830 SF), Rebecca Taylor (4,338 SF), Sandro (2,051 SF) and Veronica Beard (4,282 SF), as well as Douglas Elliman, LLC (2,838 SF).

The 980 Madison Property has approximately 204 feet of frontage along Madison Avenue, occupying an entire block between East 76th and 77th Streets, within the landmarked Upper East Side Historic District. The ground floor retail component features frontage along the entire block of Madison Avenue, with two of the retail tenants (Vince, LLC and Veronica Beard Madison Avenue LLC) that feature corner frontage. The luxury retail and high-end art galleries located at the 980 Madison Property cater to the surrounding affluent residential neighborhood, as well as guests from the three hotels that face the 980 Madison Property.

The building is situated one block east of Central Park, and is a 5-minute walk from 77th Street Subway Station (4 and 6 lines). The area is well connected by public transportation, with the 4, 5, 6, F lines and Q extension providing access to Times Square, Grand Central Terminal, the Fulton Center, and Bryant Park. This proximity to ample public transportation makes the Madison Avenue retail corridor easily accessible to shoppers and tourists.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

The area is predominantly residential in nature and benefits from being located within one of the most densely populated residential neighborhoods of Manhattan. The major retailers in the immediate area are located along Madison Avenue while the smaller, local retailers are typically located along the side streets. Typical side street stores within the area are service oriented, local businesses such as restaurants, cafes, boutique stores and spas. A variety of retailers are establishing new storefronts on the Madison Avenue strip, including foreign luxury retailers that are seeking this corridor for their first stores in the United States.

COVID-19 Update. The 980 Madison Borrower executed four new commercial leases at the 980 Madison Property since the beginning of the pandemic in March 2020, encompassing of 16,909 SF (12.5% of NRA). The new tenants include Ramsfield Hospitality Finance II, LLC (“Ramsfield Hospitality Finance”) (10,597 SF), Hazen Polsky Foundation, Inc. (2,928 SF), Robilant + Voena USA LTD. (1,272 SF), and Nahem Madison, LLC (2,112 SF). In addition, two of the existing tenants, Gagosian Gallery and JN Contemporary Art LLC (“JN Contemporary”), have recently expanded into additional space. The 980 Madison Property reported collections of approximately 91% from April 2020 to the present, and only two retail tenants, SMCP 980 Madison, Inc and Ramy Prince Street LLC, have outstanding COVID rent abatement periods remaining. All outstanding free rent and rent abatements have been reserved in the Unfunded Obligations Reserve at loan origination and no deferred payback of rent has been underwritten.

Major Tenants. Largest Tenant by square feet: Gagosian Gallery (56,331 square feet; 41.8% of net rentable area; 33.0% underwritten base rent; April 2025 lease expiration) is a leading contemporary art dealer and the 980 Madison Property serves as the firm’s global headquarters.

2nd Largest Tenant by square feet: Ramsfield Hospitality Finance ll, LLC (10,597 square feet; 7.9% of net rentable area; 7.5% underwritten base rent; April 2025 lease expiration) is a hotel real estate lender, owner, and asset manager.

3rd Largest Tenant by square feet: JN Contemporary Art LLC (8,752 square feet; 6.5% of net rentable area; 6.3% underwritten base rent; April 2025 lease expiration) is used for a combination of gallery and office space.

The following table presents certain information relating to the tenancy at the 980 Madison Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/S&P/Fitch)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option
Major Tenants
Gagosian Gallery	NR/NR/NR	56,331	41.8%	$116.51	$6,562,911	33.0%	4/30/2025	N	N
Vince	NR/NR/NR	3,770	2.8%	$397.88	$1,500,000	7.5%	1/31/2025	N	N
Ramsfield Hospitality	NR/NR/NR	10,597	7.9%	$140.00	$1,483,580	7.5%	4/30/2025	N	N
Artblock	NR/NR/NR	8,161	6.1%	$177.67	$1,450,000	7.3%	12/31/2022	1, 2-year	N
JN Contemporary Art	NR/NR/NR	8,752	6.5%	$144.20	$1,262,038	6.3%	4/30/2025	N	N
Total Major Tenants		87,611	65.0%	$139.92	$12,258,529	61.7%
Non-Major Tenants		37,811	28.0%	$201.61	$7,623,184	38.3%
Occupied Collateral Total		125,422	93.0%	$158.52	$19,881,713	100.0%
Vacant Space		9,421	7.0%
Collateral Total		134,843	100.0%

(1)	Information obtained from the underwritten rent roll dated June 29, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

The following table presents certain information relating to the lease rollover schedule at the 980 Madison Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	2,014	1.5%	2,014	1.5%	$234,465	1.2%	$116.42
2022	3	12,327	9.1%	14,341	10.6%	$2,662,841	13.4%	$216.02
2023	5	20,330	15.1%	34,671	25.7%	$4,253,447	21.4%	$209.22
2024	0	0	0.0%	34,671	25.7%	$0	0.0%	$0.00
2025	11	90,751	67.3%	125,422	93.0%	$12,730,960	64.0%	$140.28
Thereafter	0	0	0.0%	125,422	93.0%	$0	0.0%	$0.00
Vacant	0	9,421	7.0%	134,843	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	134,843	100.00%			$19,881,713	100.00%	$158.52(3)

(1)	Information obtained from the underwritten rent roll dated June 29, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 980 Madison Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/29/2021(2)
96.9%	100.0%	98.4%	93.0%

(1)	Information obtained from the 980 Madison Borrower.

(2)	Information obtained from the underwritten rent roll dated June 29, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 980 Madison Property:

Cash Flow Analysis

	2018	2019	2020	5/31/2021 TTM	U/W(1)	%(2)	U/W $ PSF
Base Rental Income	$18,794,324	$19,669,711	$20,032,701	$19,934,314	$19,469,609	82.3%	$144.39
Rent Steps	0	0	0	0	412,103	1.7	3.06
Grossed Up Vacant Space	0	0	0	0	1,413,150	6.0	10.48
Gross Potential Rent	$18,794,324	$19,669,711	$20,032,701	$19,934,314	$21,294,863	90.0%	$157.92
Other Income(3)	107,103	185,098	323,863	172,385	172,385	0.7	1.28
Recoveries	2,172,560	2,677,370	3,206,618	3,359,507	2,194,610	9.3	16.28
Net Rental Income	$21,073,987	$22,532,179	$23,563,183	$23,466,206	$23,661,858	100.0%	$175.48
(Vacancy & Credit Loss)(4)	(8,784)	(454,062)	(1,412,280)	(2,138,295)	(1,413,150)	(6.6)	(10.48)
Effective Gross Income	$21,065,203	$22,078,117	22,150,903	$21,327,911	$22,248,708	94.0%	165.00

Taxes	4,355,117	4,927,218	5,450,293	5,692,202	4,932,089	22.2	36.58
Insurance	63,939	77,082	86,535	88,709	85,000	0.4	0.63
Other Operating Expenses	2,577,029	2,614,954	2,216,528	2,336,623	2,555,022	11.5	18.95
Total Operating Expenses	$6,996,085	$7,619,254	$7,753,355	$8,117,535	$7,572,110	34.0%	$56.16

Net Operating Income	$14,069,119	$14,458,863	$14,397,548	$13,210,376	$14,676,598	66.0%	$108.84
TI/LC	0	0	0	0	269,688	1.2	2.00
Capital Expenditures	0	0	0	0	26,969	0.1	0.20
Net Cash Flow	$14,069,119	$14,458,863	$14,397,548	$13,210,376	$14,379,941	64.6%	$106.64

NOI DSCR(5)	3.99x	4.11x	4.09x	3.75x	4.17x
NCF DSCR(5)	3.99x	4.11x	4.09x	3.75x	4.08x
NOI Debt Yield(5)	14.6%	15.0%	14.9%	13.7%	15.2%
NCF Debt Yield(5)	14.6%	15.0%	14.9%	13.7%	14.9%
(1)	Rent Steps taken through July 1, 2022.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income UW to TTM as of May 2021, which includes late fees, miscellaneous income, over-time HVAC and other operating recoveries. Deferred rent repayments, forfeited security deposits and interest income have been adjusted out of the historical cash flows.

(4)	Vacancy underwritten to actual economic vacancy of 6.6%.

(5)	Ratios are based on the 980 Madison A Notes.

Appraisal. As of the appraisal valuation date of May 7, 2021, the 980 Madison Property had an “as-is” appraised value of $350,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated May 24, 2021, there was no evidence of a recognized environmental condition at the 980 Madison Property. Due to the age of the 980 Madison Property, there is a potential that ACM are present. Readily visible suspect ACMs were observed to be in good condition. Operations and Maintenance (O&M) Programs are required to be implemented in order to safely manage the suspect ACMs located at the 980 Madison Property.

Market Overview and Competition. The 980 Madison Property is located in the Upper East Side, on the west side of Madison Avenue between East 76th and 77th Streets. The building sits one block east of Central Park, and is a 5-minute walk from 77th Street Subway Station (4 and 6 lines). The area is well connected by public transportation, with the 4, 5, 6, F lines and Q extension providing quick access to Times Square, Grand Central Terminal, the Fulton Center, and Bryant Park. Plans for Phase II of the Second Avenue subway expansion are under way and will connect the Harlem-125th Street station to Hanover Square in Lower Manhattan directly through the Upper East Side. This proximity to public transportation makes the Madison Avenue retail corridor easily accessible to shoppers and tourists.

The area is predominantly residential in nature and benefits from being located within one of the most densely populated residential neighborhoods of Manhattan. The major retailers in the immediate area are located along the Avenues, while the smaller, local retailers are typically located along the side streets. Typical side street stores within the area are service oriented, local businesses such as one-off restaurants, cafes, boutique stores and spas. A variety of retailers are establishing new storefronts on this strip, including foreign luxury retailers that are seeking this corridor for their first stores in the U.S. Some of the retailers include Tom Ford and Barneys New York.

New York’s Upper East Side extends from 59th Street at the northern edge of Midtown to 86th Street, where the submarket meets the borders of East Harlem. The neighborhood is also bounded by Fifth Avenue and Central Park to the west and the East River to the east. The Upper East Side is one of the most affluent areas in New York City and incorporates neighborhoods such as Lenox Hill, Carnegie Hill, and Yorkville. Today, the area is home to nearly 220,000 New Yorkers with a median household income of more than $134,200. The Upper East Side is also host to an educated population with 83% of adult residents holding a college degree or higher, compared to 64% of Manhattan residents and 43% of New Yorkers overall.

The Upper East Side Historic District was designated as a city district in 1981 and listed on the National Register of Historic Places in 1984. The city district runs from 59th to 78th Streets along Fifth Avenue, and as far east as Third Avenue at some points. It is composed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

of residential structures built after the American Civil War; mansions and townhouses built at the beginning of the 20th century; and apartment buildings erected later on. The city district was slightly expanded in 2010 to include an additional 74 buildings. The area is also home to the famous Museum Mile which contains one of the densest displays of culture in the world, including world-renowned museums such as the Metropolitan Museum of Art, the Guggenheim and the Frick Collection.

Submarket Information – According to the appraisal, the 980 Madison Property is situated in the Upper East Side Office submarket, which contained approximately 2.58 million square feet of office space as of the first quarter of 2021. The Upper East Side Office submarket reported an average vacancy rate of 2.5% with an average asking rental rate of $68.96 per square foot.

According to a third-party market report, the 980 Madison Property is situated in the Upper East Side office submarket. For the four quarters ending in Q1 2021, the submarket’s asking rent was $68.96 per square foot, 26.9% higher than Manhattan’s asking rent of $54.36.

Over the last 12 months, submarket absorption totaled 410 square feet, as compared to the average annual absorption rate of -38,746 square feet recorded since the beginning of 2019. The submarket’s average vacancy rate was 2.50% for the trailing four quarters ending in Q1 2021, 78% lower than Manhattan’s office vacancy rate of 11.30% in the same period.

Appraiser’s Comp Set – The appraiser identified ten comparable office properties within the 980 Madison Property’s immediate market area. The appraiser concluded a market rent of $150.00 per square foot for the 980 Madison Property’s office spaces. The appraiser identified seven comparable retail properties within the 980 Madison Property’s immediate market area. The appraiser concluded a market rent of $450.00 per square foot for the subject 980 Madison Property’s corner ground retail spaces and $600.00 per square foot for the subject property’s in-line ground floor space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

The following tables present certain information relating to the appraiser’s market rent conclusion for the 980 Madison Property:

Art Gallery Rent Comps(1)

Property Name	Gallery Tenant	Floor/Suite	SF	Lease Type	Lease Term	Base Rent PSF
980 Madison	Various	Various		MG		$121
730 Fifth Avenue	Helen Yarmak Art Gallery	P2	3,127	MG	10 Years	$206.00
730 Fifth Avenue	David Benrimon Fine Art	P3	5,000	MG	10 Years	$212.00
540 West 25th Street	The Pace Gallery	Entire Building	74,563	Gross	20 Years	$138.64
531 West 25th Street	Bernaducci Gallery	Grade	3,149	MG	10 Years	$80.00
Average/Wtd Average			21,460			$143.22

(1)	Information obtained from appraisal report dated June 30, 2021.

Office Rent Comps(1)

Property Name	Office Tenant	Floor/Suite	SF	Lease Type	Lease Term	Base Rent PSF
980 Madison	Various	Various		MG		$127
425 Park Avenue	Hellman & Friedman	E 30-31	27,800	MG	15 Years	$150.00
510 Madison Avenue	Declaration Partners	E 20	11,500	MG	5 Years	$132.50
712 Fifth Avenue	TSG Consumer Partners	E 35	9,804	MG	10 Years	$136.50
65 East 55th Street	RWN Management	E 31	15,227	MG	11 Years	$140.00
650 Madison Avenue	Spring Mountain Capital	E 20	12,861	MG	10 Years	$105.00
Average/Wtd Average			15,438			$136.21

(1)	Information obtained from appraisal report dated June 30, 2021.

Retail Rent Comps(1)

Property Name	Retail Tenant	Floor/Suite	SF	Lease Type	Lease Term	Base Rent PSF
980 Madison	Various	Ground Floor/Lower Level		MG		$275
689 Madison Avenue	Brunello Cucinelli	Ground Floor/Lower Level	4,683	MG	8 Years	$552.15
675 Madison Avenue	Agent Provocateur	Ground Floor/2nd Floor	2,700	MG	10 Years	$386.67
900 Madison Avenue	Frame Denim	Ground Floor/Lower Level	3,417	MG	10 Years	$305.34
987 Madison Avenue	Orlebar Brown	Ground Floor	414	MG	10 Years	$600.00
812 Madison Avenue	Oliver Peoples	Ground Floor	1,150	MG	10 Years	$538.04
818 Madison Avenue	Monique Lhuillier	Ground Floor/Lower Level/2nd Floor	4,265	MG	10 Years	$234.47
814 Madison Avenue	Mackage	Ground Floor/Lower Level	3,963	MG	3 Years	$378.50
Average/Wtd Average			2,942			$390.45

(1)	Information obtained from appraisal report dated June 30, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

Comparable Property Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price PSF
860 Washington Street	New York, NY	115,173	Dec-20	$232,000,000	$2,014.36
424 Fifth Broadway	New York, NY	680,493	Mar-20	$1,289,501,065	$1,894.95
530-536 Broadway	New York, NY	198,700	Mar-20	$382,000,000	$1,922.50
434 Broadway	New York, NY	61,882	Jan-20	$103,500,000	$1,672.54
589 Fifth Avenue	New York, NY	183,646	Oct-19	$355,250,000	$1,934.43
711 Fifth Avenue	New York, NY	354,361	Sep-19	$955,000,000	$2,694.99
640 Fifth Plaza	New York, NY	315,886	Apr-19	$975,000,000	$3,086.56

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 980 Madison Mortgage Loan documents require during a Trigger Period (as defined below) an ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – The 980 Madison Mortgage Loan documents require that on each payment date after the occurrence and during the continuance of a Trigger Period, the 980 Madison Borrower must deposit 1/12th of the amount sufficient to pay all insurance premiums prior to their due date, provided the 980 Madison Property is not covered by a blanket policy.

Unfunded Obligation – The 980 Madison Mortgage Loan documents required the 980 Madison Borrower to deposit $1,915,067.91 for unfunded obligations (including tenant improvement, leasing commission and free rent obligations).

Replacement Reserve – The 980 Madison Mortgage Loan documents require that the 980 Madison Borrower deposit $2,247.38 on each payment date after the occurrence and during the continuance of the Trigger Period.

Rollover Reserve – The 980 Madison Mortgage Loan documents require that on each payment date during the continuance of a Trigger Period, the 980 Madison Borrower must deposit an amount equal to $11,236.92 in an account for tenant improvements, leasing commissions and free rent that may be incurred following the origination date.

Lockbox and Cash Management. The 980 Madison Mortgage Loan is structured with a soft lockbox with springing cash management upon the occurrence of a Trigger Period.

During the term of the 980 Madison Mortgage Loan, all rent of the 980 Madison Property must be directly deposited into an account under the control of the lender (the “Restricted Account”), which was established by the 980 Madison Borrower at Manufacturers and Traders Trust Company. The lender has a first priority pledge of, and perfected security interest in, the Restricted Account as additional security for the 980 Madison Mortgage Loan. All amounts deposited into the Restricted Account will be deposited on each business day at the direction of the 980 Madison Borrower unless a Trigger Period exists, in which case such amounts will be transferred on each business day into a cash management account. Provided no event of default exists, on each payment date after the occurrence and during the continuance of a Trigger Period, the lender or servicer, as applicable, will allocate all funds on deposit in the Cash Management Account and disburse such funds in accordance with the loan documents.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default or mezzanine event of default (the lender’s receipt of written notice from the mezzanine lender will be conclusive evidence that a mezzanine loan event of default has occurred for purposes of this clause (i)), each beyond any applicable notice and cure periods, (ii) the aggregate debt yield being less than 5.25%, (iii) the date which is 12 months prior to the expiration date under the Gagosian Gallery lease, (iv) any bankruptcy event of the 980 Madison Borrower or the manager that is not discharged, stayed or dismissed within 90 days of the commencement of such bankruptcy event (provided that, if at any time during such 90 day period, the 980 Madison Borrower or the manager, as applicable, fails to diligently contest such bankruptcy event in good faith, the occurrence of such failure will constitute a Trigger Period), and (v) any bankruptcy or similar insolvency of Gagosian Gallery tenant; provided that a Trigger Period will only be deemed to have commenced with respect to an involuntary bankruptcy of Gagosian Gallery tenant pursuant to this clause (v) if such involuntary bankruptcy is not discharged, stayed or dismissed within 60 days of the commencement of such involuntary bankruptcy (provided, further that, if at any time during such 60 day period, the Gagosian Gallery Tenant fails to diligently contest such involuntary bankruptcy in good faith, the occurrence of such failure will constitute a Trigger Period); and (B) expiring upon (v) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such Mortgage Loan event of default and/or mezzanine loan event of default (as evidenced, with respect to the 980 Madison Mezzanine Loan (as defined below), by the lender’s receipt of written notice of such cure from the mezzanine lender), (w) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt yield being equal to or greater than the minimum debt yield for one calendar quarter, (x) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, the Gagosian Gallery tenant extends or renews the Gagosian Gallery lease with respect to at least 85% of its leased premises for a term of no less than five years and provided

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

that, in connection with such extension, the 980 Madison Borrower deposits with the lender all outstanding leasing reserve costs into the leasing reserve account with respect to the extension of the Gagosian Gallery lease, (y) with respect to any Trigger Period commenced in connection with clause (A)(iv) above, such bankruptcy event being discharged, stayed or dismissed or, in the case of the manager, the 980 Madison Borrower has replaced the Manager with a qualified manager in accordance with the terms of the mortgage loan agreement, and (z) with respect to any Trigger Period commenced in connection with clause (A)(v) above, the Gagosian Gallery tenant is no longer subject to any bankruptcy or insolvency proceeding and has affirmed the Gagosian Gallery lease pursuant to a final non-appealable order of a court of competent jurisdiction.

Notwithstanding the foregoing, the 980 Madison Borrower is permitted to deliver to the lender a letter of credit which satisfies the applicable terms and conditions of the mortgage loan agreement in an amount which, when or if applied to the outstanding principal balance of the 980 Madison Mortgage Loan and the 980 Madison Mezzanine Loan, would be sufficient such that the minimum debt yield is satisfied (the “Minimum Debt Yield Cure Collateral”). Upon the delivery to the lender of the Minimum Debt Yield Cure Collateral, a Trigger Period pursuant to clause (A)(ii) will cease to exist. The Minimum Debt Yield Cure Collateral delivered in the form of a letter of credit will be returned to the 980 Madison Borrower, provided no mortgage loan event of default has occurred and is continuing, at such time as the minimum debt yield is satisfied without reliance on such Minimum Debt Yield Cure Collateral. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

Property Management. The 980 Madison Property is managed by RFR Realty LCC, an affiliate of the 980 Madison Borrower Sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 980 Madison Property also secures the 980 Madison Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $101,100,000. The 980 Madison Subordinate Companion Loan accrues interest at an interest rate of 3.59946% per annum. The 980 Madison Senior Loan is senior in right of payment to the 980 Madison Subordinate Companion Loan. At or around loan origination, the holders of the 980 Madison Senior Loan and the 980 Madison Subordinate Companion Loan entered into a co-lender agreement that sets forth the allocation of collections on the 980 Madison Whole Loan. See “Description of the Mortgage Pool—The Whole Loans —The Non-Serviced AB Whole Loan—The 980 Madison Whole Loan” in the Preliminary Prospectus. Concurrently with the origination of the 980 Madison Whole Loan, Column Financial Inc. made a $40,000,000 mezzanine loan (the “980 Madison Mezzanine Loan”) to the third-party purchaser of the 980 Madison Borrower, which is secured by such third-party purchaser’s ownership interest in the 980 Madison Borrower. The 980 Madison Mezzanine Loan is coterminous with the 980 Madison Whole Loan and is subject to an intercreditor agreement. The 980 Madison Mezzanine Loan accrues interest at a fixed per annum rate equal to 10.000% and is interest-only through the 980 Madison Whole Loan term. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Indebtedness	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV	Total Debt UW NCF DSCR
980 Madison B-Note	$101,100,000	3.59946%	60	0	7.4%	56.5%	1.99x
980 Madison Mezzanine Loan	$40,000,000	10.00000%	60	0	6.2%	67.9%	1.28x

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Newhall Crossings

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Mixed Use –Multifamily/Retail
	Original Principal Balance:	$25,000,000		Location:	Santa Clarita, CA
	Cut-off Date Balance:	$25,000,000		Size(3):	77,227 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF:	$323.72
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$323.72
	Borrower Sponsors:	Jeffrey W. Paul, Nancy J. Paul, and The Paul Family Trust		Year Built/Renovated:	2020/ NAP
	Guarantors:	Jeffrey W. Paul, Nancy J. Paul, and The Paul Family Trust		Title Vesting:	Fee
	Interest Rate:	3.7990%		Property Manager:	Moss Management Services, Inc.
	Note Date:	October 4, 2021		Current Occupancy (As of)	96.5% (9/14/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	NAP
	Maturity Date:	10/06/2031		YE 2019 Occupancy:	NAP
	IO Period:	120 months		YE 2018 Occupancy:	NAP
	Loan Term (Original):	120 months		YE 2017 Occupancy:	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$40,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$524.43
	Call Protection:	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	September 1, 2021
	Lockbox Type(1):	Soft/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt:	None		TTM NOI (7/31/2021)(5):	$997,772
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	NAP
				YE 2019 NOI:	NAP
				YE 2018 NOI:	NAP
				U/W Revenues:	$2,646,220
				U/W Expenses:	$775,808
Escrows and Reserves(2)				U/W NOI(5):	$1,870,412
	Initial	Monthly	Cap	U/W NCF:	$1,833,561
Taxes	$235,557	$23,556	NAP	U/W DSCR based on NOI/NCF:	1.94x / 1.90x
Insurance	$23,017	$2,877	NAP	U/W Debt Yield based on NOI/NCF:	7.5% / 7.3%
Replacement Reserve	$0	$1,328	$47,801	U/W Debt Yield at Maturity based on NOI/NCF:	7.5% / 7.3%
TI/LC Reserve	$0	$1,743	$83,762	Cut-off Date LTV Ratio:	61.7%
Rent Concession Reserve	$266,937	$0	NAP	LTV Ratio at Maturity:	61.7%
Existing TI/LC Obligations Reserve	$616,765	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$25,000,000	98.7%	Loan Payoff	$23,631,832	93.3%
Sponsors equity	319,525	1.3	Closing Costs	545,417	2.2
			Upfront Reserves	1,142,276	4.5
Total Sources	$25,319,525	100.0%	Total Uses	$25,319,525	100.0%

(1)	The lockbox is hard for commercial tenant income. Cash management is in place at orgination and will continue until Rustic Burger House, Maggin’s Irish Pub and The Glasshouse LA tenants have each accepted their tenant space and have commenced occupancy and opened for business at the Newhall Crossings Property (as defined below), at which point cash management will revert to springing unless one of the springing triggers described below is met.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	The Newhall Crossings Property includes 20,918 SF of ground floor retail space.

(4)	While the Newhall Crossings Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Newhall Crossings Mortgage Loan more severely than assumed in the underwriting of Newhall Crossings Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors- Risks Related to Market Conditions and Other External Factors-Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(5)	That U/W NOI exceeds TTM NOI (7/31/2021) is mainly due to the fact that the Newhall Crossings Property was built in 2020 and was in lease-up.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
	Newhall Crossings	Cut-off Date LTV:	61.7%
24480 Main Street		U/W NCF DSCR:	1.90x
Santa Clarita, CA 91321		U/W NOI Debt Yield:	7.5%

The Mortgage Loan. The mortgage loan (the “Newhall Crossings Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 77,227 square foot mixed use multifamily property with ground floor retail located in Santa Clarita, CA (the “Newhall Crossings Property”).

The Borrower and Borrower Sponsor. The borrower is Newhall Crossings LLC (the “Newhall Crossings Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Newhall Crossings Borrower delivered a non-consolidation opinion in connection with the origination of the Newhall Crossings Mortgage Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Newhall Crossings Mortgage Loan are Jeffrey W. Paul, Nancy J. Paul, and The Paul Family Trust.

Jeffrey W. Paul is the managing partner of Pacific Coast Housing Development, a real estate development company. He owns eight other projects in California and three total in Santa Clarita. He was previously the CEO of The Olga Company and formed his own apparel company, Sierra Pacific Apparel. The joint venture partner is Serrano Development Group, which is a multifaceted real estate investment and development group. Since its inception, Serrano Development Group and its partners have developed multifamily, industrial, commercial and hospitality projects throughout the United States with primary focus on the greater Los Angeles Area.

The Property. The Newhall Crossings Property is a mixed use multifamily property with ground floor retail, located in Santa Clarita, California in Los Angeles County, approximately 33 miles from downtown Los Angeles. Built in 2020, the Newhall Crossings Property is part of a larger development which encompasses the entire city block bounded by Lyons Avenue to the north, Railroad Avenue to the east, 9th street to the south and Main Street to the west. The development includes the Newhall Crossings Property at the northwest and southwest corners of the block, a Laemmle Theater at the northeast corner, and the parking structure at the southeast corner. Open pedestrian walkways and a courtyard separate the buildings. The retail is either on the street front or the courtyard.

The residential portion of the Newhall Crossings Property is a 47-unit multifamily complex with subterranean parking. The residential portion of Newhall Crossings Property consists of two five-story buildings totaling 56,309 residential rentable square-feet situated on a 0.85 acre site. The unit mix includes 5 one-bedroom units, 32 two-bedroom units and 10 three-bedroom units. Amenities at the Newhall Crossings Property include a community lounge, business center, on-site storage, fitness center, bike storage room, package lockers, and on-site retail. Parking is provided by 87 spaces in a dedicated portion of the parking structure. Unit amenities include stainless steel appliances, white shaker cabinetry, vinyl wood plank flooring, keyless entry, LED vanity mirrors, walk-in closets, in-unit washer/dryer, carpet floors, NEST thermostats, pendant lighting, linen closets, and private balconies. As of the September 14, 2021 rent roll, the residential portion of the Newhall Crossings Property was 100% occupied.

The retail portion of the Newhall Crossings Property is comprised of 20,918 square feet. The commercial space is divided between two buildings. Building A is located at the southeast corner of Main Street and Lyons Ave and is comprised of 11,451 square feet and building B is located along Main Street and is comprised of 9,467 square feet.

The Laemmle Theater is not part of the collateral but has acquired an easement across the Newhall Crossings Property at a cost of $75,000 per year for 15 years after opening. Based on public records, the grand opening date was May 1, 2021. The building totals 20,246 square feet in a two-story design with approximately 2,000 square feet of outdoor patio space.

Multifamily

The multifamily portion of Newhall Crossings Property consists of 47 multifamily units, which are comprised of 5 one-bedroom/one-bath units, 32 two-bedroom/two-bath units and 10 three-bedroom/two-bath units. Unit amenities include stainless steel appliances, white shaker cabinetry, vinyl wood plank flooring, keyless entry, LED vanity mirrors, walk-in closets, in-unit washer/dryer, carpet floors, NEST thermostats, pendant lighting, linen closets and private balconies. Community amenities include a community lounge, business center, on-site storage, fitness center, bike storage room, package lockers and on-site retail. According to the rent roll dated September 14, 2021, the multifamily units are 100.0% occupied.

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	5	5	10.6%	100.0%	918	$2,538
2 Bedrooms / 2 Bathrooms	32	32	68.1%	100.0%	1,202	$3,069
3 Bedroom / 2 Bathroom	10	10	21.3%	100.0%	1,326	$3,250
Total/Weighted Average	47	47	100.0%	100.0%	1,198	$3,051
(1)	Information obtained from the rent roll dated September 14, 2021.

Retail

The retail portion of the Newhall Crossings Property consists of 11 retail tenants comprising of 20,918 square feet. As of September 14,2021, the retail portion of the Newhall Crossings Property was 87.1% leased. However, six of the eleven retail tenants (totaling 12,002 square feet) are in various stages of buildout and not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
	Newhall Crossings	Cut-off Date LTV:	61.7%
24480 Main Street		U/W NCF DSCR:	1.90x
Santa Clarita, CA 91321		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to the tenancy at the Newhall Crossings Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Commercial Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Victory-Public House(2)	NR/NR/NR	3,166	15.1%	$37.08	$117,395	17.4%	9/30/2031	2, 5-year	N
Rustic Burger House(2)	NR/NR/NR	2,286	10.9%	$37.08	$84,765	12.6%	6/30/2031	2, 5-year	N
Wide Eye Lounge(2)	NR/NR/NR	1,980	9.5%	$36.00	$71,280	10.6%	11/30/2031	2, 5-year	N
Grit & Gratitude	NR/NR/NR	1,770	8.5%	$37.08	$65,632	9.7%	6/30/2026	1, 5-year	N
C’est L’Amour Nail & Spa(2)	NR/NR/NR	1,651	7.9%	$34.57	$57,081	8.5%	7/31/2026	1, 5-year	N
Total Major Tenants		10,853	51.9%	$36.50	$396,153	58.7%

Non-Major Tenant		7,365	35.2%	$37.83	$278,631	41.3%

Occupied Collateral Total		18,218	87.1%	$37.04	$674,784	100.0%

Vacant Space		2,700	12.9%

Collateral Total		20,918	100.0%

(1)	Annual U/W Base Rent PSF and Annual Commercial U/W Base Rent include contractual rent steps through November 2022 totaling $16,878.

(2)	Victory-Public House, Rustic Burger House, Wide Eye Lounge and C’est L’Amour Nail & Spa have signed leases but are not yet open for business. Each tenant is in the process of completing its respective buildout. There is a $616,765 upfront reserve for TI/LC and $266,937 upfront reserve for free rent obligations with respect to these tenants.

The following table presents certain information relating to the lease rollover schedule at the Newhall Crossings Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	3	4,647	22.2%	4,647	22.2%	$168,173	24.9%	$36.19
2027	0	0	0.0%	4,647	22.2%	$0	0.0%	$0.00
2028	2	2,041	9.8%	6,688	32.0%	$81,218	12.0%	$39.79
2029	0	0	0.0%	6,688	32.0%	$0	0.0%	$0.00
2030	1	1,536	7.3%	8,224	39.3%	$56,955	8.4%	$37.08
2031	5	9,994	47.8%	18,218	87.1%	$368,439	54.6%	$36.87
Thereafter	0	0	0.0%	18,218	87.1%	$0	0.0%	$0.00
Vacant	0	2,700	12.9%	20,918	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	11	20,918	100.0%			$674,784	100.0%	$37.04
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total Annual UW Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
	Newhall Crossings	Cut-off Date LTV:	61.7%
24480 Main Street		U/W NCF DSCR:	1.90x
Santa Clarita, CA 91321		U/W NOI Debt Yield:	7.5%

The following table presents historical occupancy percentages at the Newhall Crossings Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	9/14/2021(2)
NAP	NAP	NAP	96.5%

(1)	The information is unavailable as the Newhall Crossings Property was constructed in 2020

(2)	Information reflects economic occupancy obtained from the underwritten rent roll dated September 14, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Newhall Crossings Property:

Cash Flow Analysis

	TTM 7/31/2021	U/W	%(1)	U/W $ per SF
Residential Rents in Place	$1,539,855	$1,720,680	63.0%	$22.28
Contractual Rent Steps	0	0	0.0	$0.00
Grossed Up Vacant Space	0	0	0.0	$0.00
Gross Potential Rent	$1,539,855	$1,720,680	63.0%	$22.28
Other Income(2)	124,285	1,011,574	37.0	$13.10
Total Recoveries	0	0	0.0	$0.00
Net Rental Income	$1,664,141	$2,732,254	100.0%	$35.38
(Vacancy & Credit Loss)(3)	0	(86,034)	(5.0)	($1.11)
Effective Gross Income	$1,664,141	$2,646,220	96.9%	$34.27

Real Estate Taxes	331,377	331,377	12.5	$4.29
Insurance	27,201	34,526	1.3	$0.45
Management Fee	52,128	86,002	3.3	$1.11
Other Operating Expenses	255,662	323,902	12.2	$4.19
Total Operating Expenses	$666,368	$775,808	29.3%	$10.05

Net Operating Income(4)	$997,772	$1,870,412	70.7%	$24.22
Replacement Reserves	0	15,934	0.6	$0.21
TI/LC	0	20,918	0.8	$0.27
Net Cash Flow	$997,772	$1,833,561	69.3%	$23.74

NOI DSCR	1.04x	1.94x
NCF DSCR	1.04x	1.90x
NOI Debt Yield	4.0%	7.5%
NCF Debt Yield	4.0%	7.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other income consists of Commercial Income, Reimbursements, Easement Income and RUBS. Retail space was in lease-up during this period.

(3)	The underwritten economic vacancy is 5.0%. The Newhall Crossings Property had a 96.5% economic occupancy as of September 14, 2021.

(4)	That U/W NOI exceeds TTM NOI (7/31/2021) is mainly due to the fact that the Newhall Crossings Property was built in 2020 and was in lease-up.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
	Newhall Crossings	Cut-off Date LTV:	61.7%
24480 Main Street		U/W NCF DSCR:	1.90x
Santa Clarita, CA 91321		U/W NOI Debt Yield:	7.5%

Appraisal.  As of the appraisal valuation date of September 1, 2021, the Newhall Crossings Property had an “as-is” appraised value of $40,500,000.

Environmental Matters.  According to a Phase I environmental site assessment dated September 20, 2021, there was no evidence of any recognized environmental conditions at the Newhall Crossings Property.

COVID-19 Update. The Newhall Crossings Mortgage Loan was originated on October 4, 2021. As of November 1, 2021, the borrower sponsors have reported that the Newhall Crossings Property has had no lease modification or rent relief requests, and all tenants have remained current on all rent and lease obligations.

Market Overview and Competition. The Newhall Crossings Property is located within Santa Clarita, Los Angeles County, California, which forms part of the Los Angeles-Long Beach-Glendale Metropolitan Statistical Area (Los Angeles MSA). According to a third-party analytics group, the 2020 population in the Los Angeles MSA was 10,035,700. The population is projected to increase at the rate of 0.1% to 0.2% and reach 10,117,900 by 2026. The total employment in the Los Angeles MSA as of 2020 was 4,148,200. The 2020 unemployment rate in the Los Angeles MSA was 13.0%. The most recent reported unemployment rate for the Los Angeles MSA is 9.5% (June 2021)

Submarket Information – According to the appraisal, the Newhall Crossings Property is situated within the Santa Clarita Valley/Canyon Country apartment submarket, which contained approximately 16,291 units as of the second quarter of 2021. The Santa Clarita Valley/Canyon Country apartment submarket reported a vacancy rate of 5.0% with an average quoted rental rate of $1,831 per unit. The Newhall Crossings Property has limited direct competition in the immediate market due to the location in a mature, pedestrian-oriented commercial district in proximity to a train station.

Submarket Information – According to the appraisal, the Newhall Crossings Property is located within the Paramount/Downey/East County retail submarket, which contained approximately 9.2 million square feet of retail space as of the second quarter of 2021. The Paramount/Downey/ East County retail submarket reported a vacancy rate of 11.2% with an average quoted rental rate of $25.88 per square feet. Absorption and construction have been relatively minor over the last few years, and projections show absorption will outpace construction in the submarket (11.2% current vacancy, 10.5% projected forward 5-year vacancy).

Appraiser’s Multifamily Competitive Set – The appraiser identified five competitive properties for the Newhall Crossings Property totaling 1,439 units, which reported an average occupancy rate of approximately 87.4%. The appraiser concluded to monthly market rents of $2,215 to $3,050 per unit for one bedroom units, $2,920 to $3,390 per unit for two bedroom units and $2,905 to $3,810 per unit for three bedroom units.

The table below presents certain information relating to five comparable multifamily properties to the Newhall Crossings Property identified by the appraiser:

Competitive Set(1)

	Newhall Crossings (Subject)(2)	Monticello Apartments	IMT Stevenson Ranch Apartments	Jefferson Vista Canyon	The Paseo At Town Center	The Madison at Town Center
Location	Santa Clarita, CA	Valencia, CA	Stevenson Ranch, CA	Santa Clarita, CA	Valencia, CA	Valencia, CA
Distance to Subject	--	3.9 miles	2.7 miles	7.8 miles	4.5 miles	4.0 miles
Property Type	Mixed Use – Multifamily/Retail	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	2020/NAP	2020/NAP	1992/2017	2020/NAP	2001/NAP	2003/NAP
Number of Units	47	60	510	480	259	130
Average Monthly Rent (per unit)
1 Bedroom	$2,538	$3,050	$2,215	$2,500	$2,440	$2,255
2 Bedrooms	$3,069	$3,205	$2,920	$3,180	$3,390	$2,935
3 Bedrooms	$3,250	NAP	$3,365	$3,670	$3,810	$2,905
Occupancy	100.0%	68.0%	98.0%	69.0%	99.0%	100.0%

(1)	Information obtained from the appraisal unless otherwise indicated.

(2)	Information obtained from the underwritten rent roll dated September 14, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
	Newhall Crossings	Cut-off Date LTV:	61.7%
24480 Main Street		U/W NCF DSCR:	1.90x
Santa Clarita, CA 91321		U/W NOI Debt Yield:	7.5%

Escrows.

Real Estate Taxes – The Newhall Crossings Mortgage Loan documents require an upfront real estate tax reserve of approximately $235,557 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially approximately $23,556).

Insurance – The Newhall Crossings Mortgage Loan documents require an upfront insurance reserve of approximately $23,017 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially approximately $2,877).

Replacement Reserves – The Newhall Crossings Mortgage Loan documents require ongoing monthly replacement reserves of approximately $1,328, capped at $47,801.

TI/LC Reserve – The Newhall Crossings Mortgage Loan documents require ongoing monthly TI/LC reserves of approximately $1,743 for the TI/LCs and related expenses with respect to the commercial space at the Newhall Crossings Property, capped at $83,762.

Rent Concession Reserve - The Newhall Crossings Mortgage Loan documents require an upfront free rent reserve of approximately $266,937 for outstanding free rent obligations on the retail space.

Existing TI/LC Obligations Reserve - The Newhall Crossings Mortgage Loan documents require an upfront existing TI/LC Obligations reserve of approximately $616,765 for existing TI/LC obligations on the retail space.

Lockbox and Cash Management. The Newhall Crossings Borrower established at closing a lender-controlled lockbox account. All retail tenants are required to send their rent directly to the lockbox account and the Newhall Crossings Borrower and property manager are required to deposit all residential rents into the lockbox account. Subject to the initial cashflow sweep period described below, upon the occurrence and during the continuance of a Cash Sweep Event Period (as defined below), funds in the lockbox accounts are required to be swept to a lender-controlled cash management account, and all excess funds (after payment of required monthly reserve deposits, debt service, operating and capital expenses) are required to be swept to an excess cash flow subaccount controlled by the lender.

The Newhall Crossings Mortgage Loan is in a cashflow sweep period, which began on the origination date and will be cured when Rustic Burger House, Maginn’s Irish Pub and The Glasshouse LA, LLC have accepted and are occupying their space demised under their lease and open for business. Thereafter, a “Cash Sweep Event Period” will commence upon (i) the occurrence of an event of default under the Newhall Crossings Mortgage Loan documents (ii) an event of default under the property management agreement or (iii) after October 4, 2022 (commencement of month 12 of the loan term), if the debt service coverage ratio is less than 1.50x for the preceding two consecutive calendar quarters and will end (x) with respect to clause (i) above, upon the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, if the default under the property management has been cured or the property management agreement has been replaced in accordance with the Newhall Crossings Mortgage Loan documents and (z) with respect to clause (iii) above, if the Newhall Crossings Property achieves a debt service coverage ratio of at least 1.55x for at least two consecutive quarters.

Property Management.  The Newhall Crossings Property is managed by Moss Management Services, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance. The Newhall Crossings Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Newhall Crossings Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Newhall Crossings Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – ExchangeRight 49

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various – See Table
	Original Principal Balance(1):	$23,800,000		Location:	Various – See Table
	Cut-off Date Balance(1):	$23,800,000		Size:	621,901 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF:	$110.63
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$110.63
	Borrower Sponsors:	ExchangeRight Real Estate, LLC		Year Built/Renovated:	Various – See Table
	Guarantors:	David Fisher, Joshua Ungerecht, and Warren Thomas		Title Vesting:	Fee
	Mortgage Rate:	3.5160%		Property Manager:	Self-managed
	Note Date:	August 12, 2021		Current Occupancy (As of)(4):	100.0% (12/1/2021)
	Seasoning:	3 months		YE 2020 Occupancy(4)(5):	NAV
	Maturity Date:	September 11, 2026		YE 2019 Occupancy(5):	NAV
	IO Period:	60 months		YE 2018 Occupancy(5):	NAV
	Loan Term (Original):	60 months		YE 2017 Occupancy(5):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$111,855,000
	Loan Amortization Type:	Interest Only		As-Is Appraisal Value Per SF(4):	$179.86
	Call Protection(2):	L(27),D(26),O(7)		As-Is Appraisal Valuation Date(6):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		YE 2020 NOI(5):	NAV
	Additional Debt Type (Balance):	Pari Passu ($45,000,000)		YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
Escrows and Reserves(3)				U/W Revenues:	$7,889,751
	Initial	Monthly	Cap	U/W Expenses:	$1,413,678
Real Estate Taxes	$483,162	$91,275	NAP	U/W NOI:	$6,476,073
Insurance	$0	Springing	NAP	U/W NCF:	$6,273,413
Replacement Reserves	$305,914	$3,973	NAP	U/W DSCR based on NOI/NCF(1):	2.64x / 2.56x
TI/LC Reserve	$500,000	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.1%
Immediate Repairs	$327,115	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.1%
CVS Prepaid Rent Reserve	$1,846,374	$0	NAP	Cut-off Date LTV Ratio(1):	61.5%
Existing TI/LC Reserve	$15,000	$0	NAP	LTV Ratio at Maturity(1):	61.5%

Sources and Uses
Sources			Uses
Original loan amount	$68,800,000	59.4%	Purchase price(7)	$111,044,859	95.9%
Cash equity contribution	47,032,410	40.6	Reserves	3,477,565	3.0
			Closing Costs	1,309,986	1.1
Total Sources	$115,832,410	100.0%	Total Uses	$115,832,410	100.0%

(1)	The ExchangeRight 49 Mortgage Loan (as defined below) is part of the ExchangeRight 49 Whole Loan (as defined below) with an original aggregate principal balance of $68,800,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the ExchangeRight 49 Whole Loan.

(2)	At any time after the earlier of (i) October 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the ExchangeRight 49 Whole Loan to be securitized, the ExchangeRight 49 Borrower (as defined below) has the right to defease the ExchangeRight 49 Whole Loan in whole, but not in part. Additionally, the ExchangeRight 49 Borrower may prepay the ExchangeRight 49 Whole Loan with 30 days’ notice on or after March 11, 2026.

(3)	See “Escrows” section below.

(4)	While the ExchangeRight 49 Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight 49 Whole Loan more severely than assumed in the underwriting of the ExchangeRight 49 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	Historical occupancy and NOI are unavailable, as the ExchangeRight 49 Properties (as defined below) were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(6)	The individual appraisal valuation dates range from April 19, 2021 to July 23, 2021.

(7)	The ExchangeRight 49 Properties were acquired between June 2021 and August 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The Mortgage Loan. The mortgage loan (the “ExchangeRight 49 Mortgage Loan”) is part of a whole loan (the “ExchangeRight 49 Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $68,800,000 and secured by the fee interests in 26 single tenant retail properties, two single tenant medical office properties and one industrial property totaling 621,901 square feet (the “ExchangeRight 49 Properties”) located across 16 states. The ExchangeRight 49 Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	BANK 2021-BNK37	Yes
A-2	$23,800,000	$23,800,000	WFCM 2021-C61	No
Total	$68,800,000	$68,800,000

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 49 DST (the “ExchangeRight 49 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 49 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 49 Whole Loan. The non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million square feet under management across over 950 properties across 40 states with a focus on investment grade, necessity-based retail and healthcare. The ExchangeRight 49 Borrower is an affiliate of the ExchangeRight Net Leased Portfolio #51 Borrower, and such borrowers have the same non-recourse carveout guarantors. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight 49 Borrower has master leased the ExchangeRight 49 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 49 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 49 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 49 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 49 Mortgage Loan and, upon an event of default under the ExchangeRight 49 Mortgage Loan, the lender has the right to cause the ExchangeRight 49 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 49 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 49 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 49 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 49 Whole Loan, (ii) the lender’s good faith determination that the ExchangeRight 49 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 49 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 49 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 49 Whole Loan in full is not delivered to the lender.

COVID-19 Update. As of October 22, 2021, all of the ExchangeRight 49 Properties were open and operating with no outstanding tenant rent relief agreements.

The Properties. The ExchangeRight 49 Properties comprise 26 single tenant retail properties, two single tenant medical office properties and one single tenant industrial property totaling 621,901 square feet and located across 16 states. The ExchangeRight 49 Properties are located in Ohio (two properties, 40.4% of net rentable area), Virginia (four properties, 13.1% of net rentable area), Michigan (eight properties, 11.9% of net rentable area), Wisconsin (1 property, 9.7% of net rentable area), Illinois (3 properties, 6.4% of net rentable area), with the 11 remaining properties located in Alabama, California, Connecticut, Georgia, Indiana, Kentucky, Louisiana, Maine, Missouri, New Jersey, and Texas.

Built between 1942 and 2015 with 12 properties renovated between 1987 and 2020, the ExchangeRight 49 Properties range in size from 5,000 square feet to 189,910 square feet.

The ExchangeRight 49 Properties are net leased to 10 nationally recognized tenants, eight of which (occupying 26 properties and representing 87.3% of underwritten base rent) are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 49 Properties, have leases expiring after the stated maturity date of the ExchangeRight 49 Whole Loan, and no tenants have termination options.

The following table presents certain information relating to the ExchangeRight 49 Properties. As of December 1, 2021, the ExchangeRight 49 Properties are 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Pick ‘n Save Wauwatosa, WI	2008; 2012/NAP	60,598	9.7%	$18,500,000	16.5%	$18.68	16.2%	12/31/2029	4 x 5 yrs.	N
Valspar Industrial Massillon, OH	1994/2007	189,910	30.5%	$18,600,000	16.6%	$5.63	15.3%	4/30/2034	None	N
Walgreens Chicago (Foster Pl), IL	2004/NAP	15,330	2.5%	$7,900,000	7.1%	$30.98	6.8%	12/31/2029	10 x 5 yrs.	N
Walgreens Hesperia, CA	2004/NAP	14,560	2.3%	$6,000,000	5.4%	$25.89	5.4%	5/31/2029	10 x 5 yrs.	N
Hobby Lobby(1) Christiansburg, VA	1990/2018	55,000	8.8%	$5,700,000	5.1%	$6.75	5.3%	3/31/2028	3 x 5 yrs.	N
Hobby Lobby Huber Heights, OH	1990/2005	61,504	9.9%	$5,900,000	5.3%	$6.00	5.3%	6/30/2029	3 x 5 yrs.	N
Walgreens Saint Joseph, MO	2003/NAP	14,560	2.3%	$5,150,000	4.6%	$23.01	4.8%	6/30/2028	10 x 5 yrs.	N
CVS Pharmacy Waukegan, IL	2002/NAP	10,896	1.8%	$4,600,000	4.1%	$26.76	4.2%	1/31/2028	10 x 5 yrs.	N
Walgreens Galesburg, IL	2003/NAP	13,650	2.2%	$4,050,000	3.6%	$19.93	3.9%	6/30/2028	10 x 5 yrs.	N
Verizon Wireless Bristol, VA	2007/NAP	5,000	0.8%	$3,850,000	3.4%	$47.50	3.4%	3/31/2029	None	N
Fresenius Medical Care Shelbyville, KY	2013/NAP	8,459	1.4%	$2,650,000	2.4%	$19.37	2.3%	9/30/2028	3 x 5 yrs.	N
Walgreens Indianapolis, IN	1993/NAP	13,000	2.1%	$2,550,000	2.3%	$12.31	2.3%	12/31/2028	3 x 5 yrs.	N
Octapharma Plasma Virginia Beach, VA	1997/2019	11,314	1.8%	$2,550,000	2.3%	$13.00	2.1%	3/31/2030	3 x 5 yrs.	N
Dollar General Auburn, ME	2015/NAP	9,026	1.5%	$2,150,000	1.9%	$14.23	1.8%	3/31/2030	3 x 5 yrs.	N
Dollar General Penns Grove, NJ	1950/2011	9,381	1.5%	$1,850,000	1.7%	$13.54	1.8%	4/30/2029	2 x 5 yrs.	N
Dollar General East Windsor, CT	2013/NAP	9,409	1.5%	$1,700,000	1.5%	$12.58	1.7%	12/31/2028	5 x 5 yrs.	N
Dollar General Grand Rapids, MI	1942/2017	8,694	1.4%	$1,550,000	1.4%	$13.00	1.6%	8/31/2027	4 x 5 yrs.	N
Dollar General Brunswick, GA	2013/NAP	9,002	1.4%	$1,775,000	1.6%	$12.34	1.6%	10/31/2028	4 x 5 yrs.	N
Dollar Tree(1) Christiansburg, VA	1990/2018	10,000	1.6%	$1,500,000	1.3%	$11.00	1.6%	2/28/2030	3 x 5 yrs.	N
Dollar General Romulus, MI	2013/NAP	9,100	1.5%	$1,720,000	1.5%	$12.04	1.6%	6/30/2028	5 x 5 yrs.	N
Dollar General Allen Park, MI	1984/2012	9,600	1.5%	$1,300,000	1.2%	$10.02	1.4%	5/31/2027	4 x 5 yrs.	N
Dollar General Lansing, MI	2013/NAP	9,026	1.5%	$1,530,000	1.4%	$10.57	1.4%	5/31/2029	5 x 5 yrs.	N
Dollar General Hammond, LA	2013/NAP	9,026	1.5%	$1,475,000	1.3%	$10.56	1.4%	6/30/2028	3 x 5 yrs.	N
Dollar General Westland, MI	1964/2012	9,100	1.5%	$1,300,000	1.2%	$9.86	1.3%	10/31/2027	4 x 5 yrs.	N
Dollar General Battle Creek, MI	1979/1987	11,766	1.9%	$1,250,000	1.1%	$7.51	1.3%	2/28/2029	4 x 5 yrs.	N
Dollar General Jackson, MI	1955/2020	8,053	1.3%	$1,300,000	1.2%	$10.73	1.2%	4/30/2030	4 x 5 yrs.	N
Dollar General Wyoming, MI	1950/2019	8,737	1.4%	$1,225,000	1.1%	$9.85	1.2%	3/31/2029	4 x 5 yrs.	N
Dollar General Temple, TX	2007/NAP	9,100	1.5%	$1,155,000	1.0%	$7.89	1.0%	10/31/2027	3 x 5 yrs.	N
Dollar General Prattville, AL	1995/NAP	9,100	1.5%	$1,075,000	1.0%	$7.67	1.0%	5/31/2029	3 x 5 yrs.	N
Total/Weighted Average		621,901	100.0%	$111,855,000	100.0%	$11.25	100.0%
(1)	The Hobby Lobby – Christiansburg, VA property and the Dollar Tree - Christiansburg, VA are located within the same retail center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the major tenants at the ExchangeRight 49 Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB / Baa2 / BBB-	5	71,100	11.4%	$1,619,000	$22.77	23.1%
Dollar General	BBB / Baa2 / NR	15	138,120	22.2%	$1,486,758	$10.76	21.2%
Pick ‘n Save	BBB / Baa1 / NR	1	60,598	9.7%	$1,132,234	$18.68	16.2%
Valspar Industrial	BBB / Baa2 / BBB	1	189,910	30.5%	$1,068,420	$5.63	15.3%
Hobby Lobby	NR / NR / NR	2	116,504	18.7%	$740,274	$6.35	10.6%
CVS(3)	BBB / Baa2 / NR	1	10,896	1.8%	$291,532	$26.76	4.2%
Verizon Wireless	BBB+ / Baa1 / A-	1	5,000	0.8%	$237,500	$47.50	3.4%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	8,459	1.4%	$163,824	$19.37	2.3%
Octapharma Plasma	NR / NR / NR	1	11,314	1.8%	$147,082	$13.00	2.1%
Dollar Tree	BBB / Baa2 / NR	1	10,000	1.6%	$110,000	$11.00	1.6%
Total Major Tenants		29	621,901	100.0%	$6,996,624	$11.25	100.0%

Vacant Space			0	0.0%

Collateral Total			621,901	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totaling $63,737.

(3)	CVS prepaid their rent through the loan term. See “Escrows” section below.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 49 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	29	621,901	100.0%	621,901	100.0%	$6,996,624	100.0%	$11.25
Vacant	0	0	0.0%	621,901	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	621,901	100.0%			$6,996,624	100.0%	$11.25

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totaling $63,737.

The following table presents historical occupancy percentages at the ExchangeRight 49 Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/1/2021(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the ExchangeRight 49 Properties were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 49 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$6,932,887	85.1%	$11.15
IG Rent Averaging	63,737	0.8	0.10
Gross Potential Rent	$6,996,624	85.9%	$11.25
Total Recoveries	1,146,357	14.1	1.84
Net Rental Income	$8,142,981	100.0%	$13.09
(Vacancy & Credit Loss)	(253,230)(3)	(3.6)	(0.41)
Effective Gross Income	$7,889,751	96.9%	$12.69

Real Estate Taxes	$966,320	12.2%	$1.55
Insurance	82,567	1.0	0.13
Management Fee	236,693	3.0	0.38
Other Operating Expenses	128,098	1.6	0.21
Total Operating Expenses	$1,413,678	17.9%	$2.27

Net Operating Income	$6,476,073	82.1%	$10.41
Replacement Reserves	47,672	0.6	0.08
TI/LC	154,988	2.0	0.25
Net Cash Flow	$6,273,413	79.5%	$10.09

NOI DSCR	2.64x
NCF DSCR	2.56x
NOI Debt Yield	9.4%
NCF Debt Yield	9.1%

(1)	Historical operating statements are not available, as the ExchangeRight 49 Borrower acquired the ExchangeRight 49 Properties between June 2021 and August 2021, and such information was not provided by the sellers.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The ExchangeRight 49 Properties were 100.0% occupied as of December 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Appraisal. According to the appraisals dated between April 19, 2021 and July 23, 2021 the ExchangeRight 49 Properties had an aggregate “As-is” value of $111,855,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight 49 Properties dated from April 29, 2021 to July 27, 2021 identified recognized environmental conditions at the Valspar Industrial – Massillon, OH property and the Walgreens - Galesburg, IL property and identified controlled recognized environmental conditions at the Pick ‘n Save - Wauwatosa, WI property, the Walgreens - Chicago (Foster Pl), IL property, the Dollar General - East Windsor, CT property, and the Dollar General - Jackson, MI property. No recognized environmental conditions or controlled recognized environmental conditions were identified at the remaining 23 ExchangeRight 49 Properties.

The Valspar Industrial – Massillon, OH property has been utilized as industrial manufacturing facility and hazardous substances were used, stored, and/or generated at the property. The property was identified as a Resource Conservation and Recovery Act Large Quantity Generator of hazardous waste since 1995 and possibly earlier. Violations have been identified and compliance has been met with respect to all violations. A Phase II environmental site assessment was conducted on July 27, 2021 to evaluate the potential impacts of hazardous substances as a consequence of release from current or historical manufacturing operations. Identified contaminants were below applicable remediation levels and no further investigation was recommended.

The Walgreens - Galesburg, IL property operated as a gasoline service station between 1972 and 1994 and had five Underground Storage Tanks (“USTs”), which were removed on December 11, 2001. Prior investigations identified onsite soil and groundwater contamination. Between June 2001 and April 2002, the five USTs were removed, the building was demolished and excavation of the contaminated soils from the area below the former building was completed.  Based upon the soil samples obtained, soil contamination exists above applicable residential clean-up standards. The Illinois EPA issued a No Further Remediation (NFR) letter, which included land use restrictions and engineering controls at the property, on September 26, 2002. Because the property contains material levels of contaminants related to the former auto repair and gas station, an environmental insurance policy was obtained in lieu of a Phase II.

See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – The loan documents require an upfront reserve of $483,162 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $91,275.

Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, Walgreens – Indianapolis, IN, and Walgreens – Saint Joseph, MO properties.

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 49 Properties are part of a blanked or umbrella policy approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Allen Park, MI, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Dollar General – Westland, MI, Octapharma Plasma – Virginia Beach, VA, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

Replacement Reserve – The loan documents require an upfront reserve of $305,914 for replacements plus ongoing monthly reserves in an amount equal to $3,973.

In addition, the borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

TI/LC Reserve – The loan documents require an upfront reserve of $500,000 for general tenant improvements and leasing commissions (“TI/LC”). The loan documents also require ongoing monthly general TI/LC reserves in an amount equal to $38,901; provided, however, that as long as no event of default has occurred and is continuing, ongoing monthly TI/LC reserves are not required.

Deferred Maintenance Reserve – The loan documents require an upfront reserve of $327,115 for immediate repairs.

CVS Prepaid Rent Reserve – The loan documents require an upfront reserve of $1,846,374 for the amount of prepaid rent under the tenant’s lease at the CVS Pharmacy – Waukegan, IL property. So long as no event of default is continuing, lender is required to make monthly disbursements in an amount equal to $24,294 beginning in October 2021 through (and including) August 2026.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $15,000 for an outstanding tenant improvement allowance at the Fresenius Medical Care – Shelbyville, KY property.

Lockbox and Cash Management. The ExchangeRight 49 Whole Loan is structured with a hard lockbox with springing cash management, into which the borrower is required to cause all rents to be deposited directly. Prior to a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt service coverage ratio (tested quarterly) being less than 1.50x; and

(iii)	the monthly payment date occurring in March 2026 (unless a Permitted Transfer has occurred prior to such date; see “Permitted Transfer” section below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters; or

●	with regard to clause (iii), the date a Permitted Transfer occurs.

Permitted Transfer. A “Permitted Transfer” means either a Qualified Transfer or a Qualified REIT Transfer (as defined below). A Cash Trap Event Period (see “Lockbox and Cash Management Section”) will be triggered if a Permitted Transfer does not occur prior to the monthly payment date occurring in March 2026 (6 months prior to the maturity date of the ExchangeRight 49 Whole Loan).

A “Qualified Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) ExchangeRight 49 Properties continues to be managed by a qualified manager; (iii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iv) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 49 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower; and (v) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 49 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

An “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

A “Qualified REIT Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved REIT (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 49 Whole Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 49 Borrower and any SPE component entity, (b) control the ExchangeRight 49 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 49 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 49 Borrower to an amount equal to or greater than 25% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 49 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower and SPE component entity (a “Qualified REIT Transfer”).

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

Property Management. The ExchangeRight 49 Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Rights of First Refusal. The single tenant at each of the following seven properties has a right of first refusal (“ROFR”) to purchase the related property: CVS Pharmacy – Waukegan, IL, Pick ‘n Save – Wauwatosa, WI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO. Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight 49 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – 501 Great Circle

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Oceanview Commercial Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$23,400,000		Location:	Nashville, TN
	Cut-off Date Balance (1):	$23,365,435		Size:	109,295 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF (1):	$214.10
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$169.63
	Borrower Sponsor:	Ian L. Ross		Year Built/Renovated:	1985/2021
	Guarantor:	Ian L. Ross		Title Vesting:	Fee
	Interest Rate:	3.86%		Property Manager:	Southeast Venture, LLC
	Note Date:	November 5, 2021		Current Occupancy (As of):	100.0% (10/1/2021)
	Seasoning:	1 month		2020 Occupancy(2):	100.0%
	Maturity Date:	November 6, 2031		2019 Occupancy(2):	NAV
	IO Period:	0 months		2018 Occupancy(6):	NAV
	Loan Term (Original):	120 months		2017 Occupancy(6):	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$36,775,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF:	$336.47
	Call Protection:	L(24),D(92),O(4)		As-Is Appraisal Valuation Date:	August 24, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	Yes		TTM 7/31/2021 NOI(4):	$881,702
	Additional Debt Type (Balance):	Mezzanine ($2,800,000)		YE 2020 NOI(4):	$353,691
				YE 2019 NOI(4) (6):	NAV
				YE 2018 NOI(6):	NAV
				U/W Revenues:	$3,346,085
				U/W Expenses:	$1,041,193
Escrows and Reserves(5)				U/W NOI(4):	$2,331,892
	Initial	Monthly	Cap	U/W NCF:	$2,200,247
Taxes	$59,308	$29,654	NAP	U/W DSCR based on NOI/NCF(1):	1.77x / 1.67x
Insurance	$0	$0	NAP	U/W Debt Yield based on NOI/NCF(1):	10.0% / 9.4%
Replacement Reserve(7)	$660,000	$1,822	(7)	U/W Debt Yield at Maturity based on NOI/NCF:	11.7% / 11.0%
TI/LC Reserve(8)	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	63.5%
Aegis TI/LC Reserve	$300,000	$0	NAP	LTV Ratio at Maturity:	50.4%

Sources and Uses
Sources			Uses
Original loan amount	$23,400,000	89.3%	Refinance Amount	$19,459,536	74.3%
Mezzanine loan	2,800,000	10.7%	Reserves	$1,019,308	3.7%
			Closing Costs	$787,050	2.0%
			Return of Equity	$4,934,106	20.0%
Total Sources	$26,200,000	100.0%	Total Uses	$26,200,000	100.0%

(1)	The Cut-off Date Balance Per SF, U/W Debt Yield Based on NOI, U/W DSCR based on NCF, and Cut-off Date LTV Ratio based on the 501 Great Circle Mortgage Loan (as defined below) and the 501 Great Circle Mezzanine Loan (as defined below) are $239.72, 8.90%, 1.30x, and 71.2%, respectively. See “Subordinate and Mezzanine Indebtedness” below.
(2)	Represents annual occupancy for each year.
(3)	While the 501 Great Circle Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 501 Great Circle Mortgage Loan more severely than assumed in the underwriting of the 501 Great Circle Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(4)	At time of acquisition in 2019, the 501 Great Circle Property (as defined below) was approximately 60% vacant. JumpCrew LLC (“JumpCrew”) executed a 10 year lease term on July 20, 2019 with a June 30, 2020 commencement date, a September 15, 2020 delivery date, and an April 13, 2021 rent commencement date. The increase from TTM 7/31/2021 NOI to U/W NOI is driven by JumpCrew commencing rent payment April 13, 2021 and includes rent steps through July 2022 totaling $292,460.
(5)	See “Escrows” section below.
(6)	YE 2018 NOI and YE 2019 NOI are not available due to the acquisition of the 501 Great Circle Property in 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,400,000
501 Great Circle	501 Great Circle	Cut-off Date LTV:	63.6%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

(7)	The 501 Great Circle Mortgage Loan documents require an upfront replacement reserve totaling $660,000 (which is also the Replacement Reserve Cap”). If used, the Replacement Reserve is replenished back to the Replacement Reserve Cap at a monthly amount of $1,822. Once the roof replacement is complete per the Property Conditions Assessment report, the Replacement Reserve Cap is will be reduced to $125,000 and replenished if used at a monthly amount of $1,822.
(8)	Springing TI/LC - Commencing on the payment date of May 6, 2026, an amount equal to $13,662 per month is required to be funded monthly.

The Mortgage Loan. The mortgage loan (the “501 Great Circle Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee simple interest in a 109,295 square foot office building located in Nashville, TN (the “501 Great Circle Property”).

The Borrower and Borrower Sponsor. The Borrower is MTP - 501 Great Circle, LLC (the “501 Great Circle Borrower”), a Delaware limited liability company and has one independent director. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the 501 Great Circle Mortgage Loan.

The borrower’s sponsor and non-recourse carveout guarantor is Ian L. Ross (the “501 Great Circle Borrower Sponsor”), the founder and managing principal of SomeraRoad Inc. (“SomeraRoad”). Mr. Ross is responsible for the oversight and management of the SomeraRoad’splatform across all business verticals. He is the Chairman of the Executive Committee, and as the Chairman, he is responsible for final investment decision making and business plan development. Mr. Ross founded SomeraRoad in 2016 and has since built the firm into a diversified and vertically integrated commercial real estate investment and development firm with over $900 million in deployed equity in 50+ markets with approximately 23 million square feet acquired totaling approximately $2 billion in total transactions.

The Property. The 501 Great Circle Property is located on a 6.22-acre parcel known as 501 Great Circle Road in Nashville, TN. The 501 Great Circle Property is a suburban office, 3-story building originally built in 1985 and renovated in 2021, with access to 540 parking spaces (4.94 per 1,000 SF) under a recorded easement. The 501 Great Circle Property is adjacent to the Tennessee Titans practice facility and the Cumberland River Greenway, a multi-use paved trail that follows the winding course of the Cumberland River to downtown Nashville. Primary access to the subject neighborhood is provided by Interstate Highway 65 and Rosa Parks Boulevard (Hwy 41-A), Mainstream Drive, and Great Circle Road. Interstate Highway 65 is primarily an eight-lane, variable width right-of-way, traversing the neighborhood in an east-west direction. Great Circle Road and Mainstream Drive provide direct access to the 510 Great Circle Property. Post-acquisition, the 501 Great Circle Borrower Sponsor invested approximately $2.00 million in overall renovations at the Property consisting of a full lobby renovation, restrooms, common areas, yoga and locker rooms. The 501 Great Circle Property as of October 1, 2021 is 100% occupied and leased to two tenants: Aegis Sciences Corporation (“Aegis”) and JumpCrew, LLC (“JumpCrew”).

The Aegis and JumpCrew leases at the 501 Great Circle Property require an aggregate 540 parking spaces between them, but per the survey, the 501 Great Circle Property only contains 384 spaces. There is a parcel of land adjacent to the 501 Great Circle Property that has been used informally for the necessary additional 156 parking spaces. The 501 Great Circle Borrower and adjoining property owner entered into a permanent easement at origination, which provides the 501 Great Circle Property with the right to use at least 156 parking spaces on the adjacent parcel. The zoning report indicates that applicable legal requirements only require 364 parking spaces (including 19 handicapped spaces), while the 501 Great Circle Property has 384 parking spaces (including 19 handicapped spaces).

Major Tenants.

Aegis Sciences Corporation (47,860 square feet; 43.4% of net rentable area; located on the first floor; 42% of underwritten base rent; June 30, 2031 lease expiration) - Aegis has occupied the 501 Great Circle Property since 2012, initially occupying 36,000 sq. ft. at the 501 Great Circle Property and later increased and consolidated its space from other locations to the 501 Great Circle Property in 2017. Aegis uses the demised premises as lab space, executive offices, cubicles, flex working space, meeting rooms, and storage. Aegis invested approximately $2 million in 2015 for its tenant space renovations and build-out of a state-of-the-art molecular lab and also invested $1 million for lab expansion in 2020-2021. Aegis delivers evidence-based, clinically actionable information related to medication compliance, substance abuse, and drug-drug interactions through definitive testing of urine, oral fluid, or blood specimens. Their healthcare testing services are designed for the unique needs of healthcare specialties in the areas of Pain Management, Behavioral and Mental Health, Substance Use Disorder, Prenatal, and Chronic Disease Management. Aegis provides clarity for enhanced patient care to a wide array of clinicians that serve Medicare, managed Medicaid, the commercially insured, and workers’ compensation populations. In addition to healthcare testing services, Aegis offers anti-doping and forensic testing services to professional and amateur sports organizations, and college and university athletic programs. Aegis’s BioPharma lab provides molecular diagnostic services, including clinical trial services, pharmacogenetic testing, and other services. The tenant uses the subject premises for its BioPharma Lab location. Aegis is the largest COVID tester in middle Tennessee.

JumpCrew (61,900 square feet; 56.6% of net rentable area; 58% of underwritten base rent; April 30, 2031 lease expiration) – JumpCrew occupies 61,900 sq. ft. on the second and third floors of the 501 Great Circle Property and serves as its national headquarters. In 2020, JumpCrew consolidated its leased spaces from a variety of Nashville locations to the 501 Great Circle Property. JumpCrew is an acquisition marketing platform focused on integrating digital technology and sales solutions to help their clients increase revenue by building awareness, driving leads, and converting sales. The company integrates digital marketing and sales to accelerate client growth and partners with and acquires brands to disrupt, transform and grow. The company works with a growing roster of clients in publishing, healthcare, media, and technology to help them build awareness, increase leads, and convert sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,400,000
501 Great Circle	501 Great Circle	Cut-off Date LTV:	63.6%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

Since its founding in late 2016, the company has raised over $17.5 million in investment and grown its enterprise client roster to over 50 customers including Alibaba, Zillow, British Petroleum, Experian, Twitter, Waze, and Unilever.

The following table presents certain information relating to the tenancy at the 501 Great Circle Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Aegis Sciences Corporation(2)	NR/NR/NR	47,395	43.4%	$21.20	$1,004,774	42.0%	6/30/2031	2-5yr	N
JumpCrew	NR/NR/NR	61,900	56.6%	$26.00	$1,609,400	58.0%	4/30/2031	2-5yr	N

Total Major Tenants		109,295	100.0%	$23.92	$2,614,174	100.0%

Occupied Collateral		109,295	100.0%	$23.92	$2,614,174	100.0%

Vacant		0	0.0%

Collateral Total		109,295	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through July 2022 totaling $292,460.
(2)	The tenant has a one-time option to reduce its premises by 14,197 RSF, with written notice to the 501 Great Circle Borrower no earlier than July 1, 2022 and no later than June 30, 2024 and taking effect six months later.

The following table presents certain information relating to the lease rollover schedule at the 501 Great Circle Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	2	109,295	100.0%	109,295	100.0%	$2,321,714	100.0%	$21.24
Thereafter	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Vacant		0	0.0%	0	0.0%	$0	0.0%	$0.00
Total/Weighted Average	2	109,295	100.0%			$2,321,714	100.0%	$21.24
(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,400,000
501 Great Circle	501 Great Circle	Cut-off Date LTV:	63.6%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

The following table presents historical occupancy percentages at the 501 Great Circle Property:

Historical Occupancy

2019	2020	10/1/2021(1)
NAV%	100.0%	100.0%
(1)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of October 1, 2021, the 501 Great Circle Property is open and operating. Approximately 100.0% of tenants by underwritten base rent and 100.0% of tenants by net rentable area paid full rent through September. The first payment date for the 501 Great Circle Mortgage Loan will be December 6, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 501 Great Circle Property:

Cash Flow Analysis

	2020	TTM 7/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$1,126,354	$1,552,685	$2,614,174(2)	72.7%	$23.92(2)
Grossed Up Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$1,126,354	$1,552,685	$2,614,174	72.7%	$23.92
Total Recoveries(3)		224,964	983,767	27.3	9.00
Net Rental Income	$1,126,354	$1,777,649	$3,597,941	100.0%	$32.92
(Vacancy & Credit Loss)	0	0	(251,856)	(7.0)	(2.30)
Effective Gross Income	$1,126,354	$1,777,649	$3,346,085	93.0%	$30.62

Real Estate Taxes	191,887	198,667	355,850	10.6	3.26
Insurance	28,341	27,216	38,809	1.2	0.36
Management Fee	44,467	52,742	100,383	3.0	0.92
Other Operating Expenses	507,967	617,322	519,151	15.5	4.75
Total Operating Expenses	$772,662	$895,947	$1,014,193	30.3%	$9.28

Net Operating Income(4)	$353,691	$881,702	$2,331,892	69.7%	$21.34
Replacement Reserves	16,394	0	21,859	0.7	0.20
TI/LC	0	0	109,787	3.3	1.00
Net Cash Flow	$337,297	$881,702	$2,200,247	65.8%	$20.13

NOI DSCR(5)	0.27x	0.67x	1.77x
NCF DSCR(5)	0.26x	0.67x	1.67x
NOI Debt Yield(5)	1.5%	3.8%	10.1%
NCF Debt Yield(5)	1.4%	3.8%	9.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The Annual U/W Base Rent per SF and Annual U/W Base Rent includes rent steps through July 2022 totaling $292,460.
(3)	Aegis and JumpCrew leases are triple net leases.
(4)	The increase from TTM 7/31/2021 net operating income to U/W net operating income is driven by JumpCrew commencing rent payment April 13, 2021 and includes rent steps through July 2022 totaling $292,460.
(5)	The NOI and NCF DSCR and the NOI and NCF Debt Yield are based on the 501 Great Circle Mortgage Loan.

Appraisal. The appraiser concluded to an “As-Is” market value of $36,775,000 as of August 24, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated September 7, 2021, there are no recognized environmental conditions identified at the 501 Great Circle Property. The 501 Great Circle Property is located on two former landfills, the Metrocenter Municipal Landfill (“Metrocenter Landfill”) and the Metro Center Aladdin Properties Landfill (“Aladdin Landfill”), which overlapped at Great Circle Road with the Metrocenter Landfill to the west of Great Circle Road and the Aladdin Landfill to the east. The two former landfills, which have obtained regulatory closure and which remain subject to institutional and/or engineering controls, constitute controlled recognized environmental conditions for which the assessment recommended no further action to be taken by the 501 Great Circle Borrower. In addition, a 2006 Phase II of the 501 Great Circle Property did not identify impacts to the 501 Great Circle Property above regulatory levels or requiring current action. In case of future redevelopment of the 501 Great Circle Property that would disturb underlying materials, the Phase I environmental assessment recommended that a soil management plan be implemented

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,400,000
501 Great Circle	501 Great Circle	Cut-off Date LTV:	63.6%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

at the 501 Great Circle Property. Lastly, at origination, an Asbestos-Containing Material operations & maintenance plan was implemented to manage suspect Asbestos Containing Material at the 501 Great Circle Property.

Market Overview and Competition. The 501 Great Circle Property is located in Nashville, Tennessee in the MetroCenter Submarket between the Nations and Germantown neighborhoods. The MetroCenter submarket is well-positioned with close proximity to the Nashville Central Business District (CBD), as well as high-end urban residential areas including Germantown. There are several multifamily developments within 0.5 miles of the 501 Great Circle Property catering to live and work environments. The 501 Great Circle Property is adjacent to the Tennessee Titans practice facility and the Cumberland River Greenway, a multi-use paved trail that follows the winding course of the Cumberland River to Nashville CBD.

Primary access to the subject neighborhood is provided by Interstate Highway 65 located approximately 1.5 miles and Rosa Parks Boulevard (Hwy 41-A) located approximately 0.5 miles, Mainstream Drive, and Great Circle Road. Interstate Highway 65 is primarily an eight-lane, variable width right-of-way, traversing the neighborhood in an east-west direction. Great Circle Road and Mainstream Drive provide direct access to the 501 Great Circle Property.

According to a third-party market research report, the 501 Great Circle Property is situated within the MetroCenter Submarket of Nashville, TN Office Market. As June 30, 2021, the submarket reported a total inventory of 3.4 million square feet, representing approximately 3.5% of Nashville’s Office market.

The appraiser identified eight competitive office buildings in the marketplace with direct rents ranging from $22.50 to $33.00 per square foot, triple net basis. The appraiser concluded to a market rent of $26.0 per square foot, triple net basis.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 501 Great Circle Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$26.00
Lease Term (Months)	65
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.5% per annum
Tenant Improvements (New/Renew (PSF)	$40.00 / $20.00
Free Rent (Months)	5
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 501 Great Circle Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
The Willoughby 746 Willoughby Avenue	Atlanta, GA	2018/NAP	100.0%	59,594	Aug-19	$23,800,000	$399.37
Two Greenway Centre 302 Innovation Drive	Franklin, TN	2016/NAP	88.0%	155,326	Dec-19	$43,500,000	$280.06
134 Meeting Street Building 134 Meeting Street	Charleston, TN	1987/2015	93.0%	71,947	Sep-20	$23,750,000	$330.10
Creekside Crossing 6,8,10,12 Cadillac Drive	Brentwood, TN	1998/2007	85.0%	483,398	Dec-20	$129,000,000	$266.86
Morrocroft Centre 6801 & 6805 Morrison Boulevard & 4064 Colony Road	Charlotte, NC	1992/NAP	95.0%	291,792	Jul-21	$108,000,000	$370.13
Gateway Plaza I & Maryland Park Center 5409 Maryland Way	Brentwood, TN	1996/2015	92.0% & 100.0%	126,544	Jun-19	$31,825,000	$251.49
(1)	Information obtained from the appraisal.
(2)	Information obtained from underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,400,000
501 Great Circle	501 Great Circle	Cut-off Date LTV:	63.6%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

The following table presents certain information relating to comparable office leases related to 501 Great Circle Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
501 Great Circle (subject) Nashville, TN	1985/2021	109,295(2)	100.0%(2)
Werthan Building at Taylor Place 601 Taylor Street Nashville, TN	2021/NAP	64,699	NAV	Smith Gee Studio	9,173	May-2021	10 Yrs.	$20.00	NNN
Nashville House 1 Vantage Way Nashville, TN	1974/2006	192,473	97.0%	NAV	39,600	Feb-2020	10 Yrs.	$41.50	FSG
Sylvan Supply 4101 Charlotte Avenue Nashville, TN	2020/NAP	210,000	54.0%	Accenture	28,201	Feb-2020	10.3 Yrs.	$28.25	NNN
Sheds on Charlotte 2204-2212 Charlotte Avenue Nashville, TN	2017/NAP	85,032	100.0%	Flood, Bumstead, McCready	8,500	Oct-2019	7.4 Yrs.	$31.00	NNN
Plaza I & II 210-220 Athens Way Nashville, TN	1985/2005	156,279	94.0%	BrightSpring Health Services	3,288	NAV	5.4 Yrs.	$26.95	Gross
The Ivy (Formerly BCBS Office) 2 Vantage Way Nashville, TN	1975/2021	111,090	0.00%				5-10 Yrs.	$23.00	NNN
Highland Ridge Collection 535 Marriott Drive Nashville, TN	1988/NAP	478,423	49.0%	BIA (GSA)	22,275	June-2020	5 Yrs.	$25.50	BY
Riverview Office Building 545 Mainstream Drive Nashville, TN	1982/2015	85,519	97.0%	ABM Industries	1,720	July-2020	3 Yrs.	$25.00	FSG

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

Escrows.

Taxes - The 501 Great Circle Mortgage Loan documents require an upfront real estate tax reserve of $59,308 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $29,654).

Insurance - The 501 Great Circle Mortgage Loan documents do not require upfront or ongoing monthly insurance reserves so long as no event of default has occurred and is continuing and the 501 Great Circle Property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserve - The 501 Great Circle Mortgage Loan documents require an upfront replacement reserve (the “Replacement Reserve”) totaling $660,000 (the “Replacement Reserve Cap”). If used, the Replacement Reserve is replenished back to the Replacement Reserve Cap at a monthly amount of $1,822. Once the roof replacement is complete per the Property Conditions Assessment report, the Replacement Reserve Cap is will be reduced to $125,000 and replenished if used at a monthly amount of $1,822.

Aegis TI/LC Reserve - The 501 Great Circle Mortgage Loan documents require an Aegis TI/LC Reserve of $300,000. Per the Aegis lease, the tenant is to receive from the landlord $300,000 of TI in connection with a one-time option to downsize between January 1, 2023 and January 1, 2025 or, in the event the option to downsize is not exercised, after January 1, 2025.

TI/LC Reserve - Commencing on the payment date of May 6, 2026, an amount equal to $13,662 per month is required to be funded monthly.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,400,000
501 Great Circle	501 Great Circle	Cut-off Date LTV:	63.6%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

Lockbox and Cash Management. The 501 Great Circle Mortgage Loan is structured with a hard lock box and springing cash management provisions. A cash flow sweep is triggered by the following:

(i) after an event of default occurs under the 501 Great Circle Mortgage Loan (following any required notice and the expiration of the applicable cure periods) and continuing for the term of the 501 Great Circle Mortgage Loan or until the lender accepts a cure of the related event of default; or

(ii) if the debt service coverage ratio is less than 1.20x until the debt service coverage ratio is equal to or greater than such threshold for two (2) consecutive quarters;

(iii) if the “Lease Trigger Event” is continuing with respect to any “Trigger Lease”, until the occurrence of the related “Lease Trigger Cure” (as such terms are defined below); and

(iii) after an event of default occurs under the 501 Great Circle Mezzanine Loan (following any required notice and the expiration of the applicable cure periods) and continuing for the term of the 501 Great Circle Mezzanine Loan or until a cure of the related event of default in accordance with the 501 Great Circle Mezzanine Loan documents.

A “Trigger Lease Event” means any of the following with respect to a Trigger Lease (and the related “Lease Trigger Cure” will be noted below):

(i) the tenant is delinquent in payment of rent more than 60 days (but if the applicable tenant has been more than 30 days in arrears at any other time during the previous 12 months, or the rent payable by such tenant, together with the rent payable by all other Trigger Tenants then in arrears, exceeds 10% of all rents, the 60-day period is reduced to 30 days) (until such tenant has been current in the payment of all rent for 90 days);

(ii) that the tenant or its parent company is subject of bankruptcy proceeding (until it has affirmed its lease, without an amendment, and exited bankruptcy under a confirmed plan of reorganization; or, for a tenant’s parent, is solvent to the lender’s satisfaction for two consecutive quarters or is no longer the subject of a bankruptcy proceeding);

(iii) for five (5) consecutive Business Days (except for temporary closures for repairs, restoration, or rehabilitation), the tenant vacates, surrenders or ceases to conduct its normal business operations, in each such event, at substantially all of its demised premises (including without limitation, utilizing substantially less than all of the demised premises, personnel or equipment utilized as of the orignation date, and including by means of subleasing all or substantially all of its demised premises, other than subleases entered into in compliance with this Agreement), or otherwise “goes dark”, or has notified Borrower of the intent to do any of the foregoing, or failed to timely open for business as required by its lease (until the tenant is operating and open for business in substantially all of its space for not less than 90 consecutive days and delivered an acceptable estoppel), provided, however, that such “go-dark” event will not be a “Trigger Lease Event” with respect to Aegis or JumpCrew if such “go-dark” event:

(1)(A) is the result of such tenant complying with (I) a mandatory stay-at-home order (or a similar mandatory order prohibiting such tenant from occupying and operating at the space demised to such tenant pursuant to the applicable lease) issued by a Governmental Authority having jurisdiction over such tenant and/or the 501 Great Circle Property relating to response to any pandemic, including, without limitation, the COVID-19 global pandemic or (II) internal safety compliance and protocols established by such tenant relating to any pandemic, including, without limitation, the COVID-19 global pandemic, and (B) such “go-dark” event lasts no longer than six (6) consecutive calendar months; or

(2) if such tenant “goes dark”, vacates or abandons (25%) or less of the space demised to such tenant pursuant to its Trigger lease;

(d) that the tenant’s lease will expire in less than 18 months (as of the orgination date, December 31, 2029, for Aegis, and October 31, 2029, for JumpCrew) (until the tenant exercises the next renewal option available); or

(e) that the tenant has terminated or canceled its lease or given notice of intent to do so (until the tenant has revoked such notice and its lease is in full force and effect). Any Lease Trigger Event may be cured at such time as the entire space demised by such lease is leased to a new tenant(s) approved by the lender, and such replacement tenant has delivered an acceptable estoppel). A Trigger Lease means the lease(s) for Aegis or JumpCrew, and any replacement tenants (each a “Trigger Tenant”).

Property Management. The 501 Great Circle Property is managed by Southeast Venture, LLC, a third-party property manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,400,000
501 Great Circle	501 Great Circle	Cut-off Date LTV:	63.6%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

Subordinate and Mezzanine Indebtedness. Shortly following the origination of the 501 Great Circle Mortgage Loan, Oceanview Commercial Mortgage Finance, LLC will make a $2,800,000 mezzanine loan (the “501 Great Circle Mezzanine Loan”) to the sole member of the 501 Great Circle Borrower, which will be secured by the sole member’s ownership interest in the 501 Great Circle Borrower. The 501 Great Circle Mezzanine Loan will be coterminous with the 501 Great Circle Mortgage Loan and subject to an intercreditor agreement. The 501 Great Circle Mezzanine Loan will accrue interest at a fixed per annum rate equal to 10.00% and amortize on a 15 year schedule. See “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to 501 Great Circle Mezzanine Loan:

	Mezzanine Loan Original Principal Balance	Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
501 Great Circle Mezzanine Loan	$2,800,000	10.000%	120	180	0	1.30x	8.4%	71.2%

Ground Lease. None.

Terrorism Insurance. The 501 Great Circle Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 501 Great Circle Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 501 Great Circle Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10– SSA Midwest MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Manufactured Housing
	Original Principal Balance:	$20,700,000		Location:	Various
	Cut-off Date Balance:	$20,700,000		Size:	971 Pads
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per Unit:	$21,318
	Loan Purpose(1):	Acquisition/Refinance		Maturity Date Balance Per Unit:	$18,454
	Borrower Sponsors:	Michael Forrest, Daniel Benedict, Steven Cherin, John Michael Calin and Dr. Anant J. Gandhi, as Trustee of the VGSB Realty Trust, under the Irrevocable Trust Agreement dated August 7, 2020		Year Built/Renovated:	Various/Various
	Guarantors:	Michael Forrest, Daniel Benedict, Steven Cherin, John Michael Calin and Dr. Anant J. Gandhi as Trustee of the VGSB Realty Trust, under the Irrevocable Trust Agreement dated August 7, 2020		Title Vesting:	Fee
	Interest Rate:	3.9500%		Property Manager:	Evergreen Parkes LLC (borrower-affiliate)
	Note Date:	November 1, 2021		Current Occupancy (As of):	81.6% (9/13/2021)
	Seasoning:	1 month		YE 2020 Occupancy(3):	NAV
	Maturity Date:	November 6, 2031		YE 2019 Occupancy(3):	NAV
	IO Period:	36 months		YE 2018 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(3):	NAV
	Amortization Term (Original):	360 months		Appraised Value:	$28,680,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		Appraised Value Per Unit:	$29,537
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date(4):	Various
	Lockbox Type:	Springing		Underwriting and Financial Information(5)
	Additional Debt:	No		TTM NOI (8/31/2021):	$1,972,604
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				U/W Revenues:	$3,307,088
				U/W Expenses:	$1,384,352
				U/W NOI:	$1,922,736
				U/W NCF:	$1,854,766
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF:	1.63x / 1.57x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	9.3% / 9.0%
Taxes	$87,739	$16,712	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.7% / 10.4%
Insurance	$18,642	$5,918	NAP	Cut-off Date LTV Ratio:	72.2%
Replacement Reserve	$0	$5,664	NAP	LTV Ratio at Maturity:	62.5%
Deferred Maintenance	$490,866	$0	NAP
Sewer Reserve	$250,000	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$20,700,000	100.0%	Purchase Price	$11,800,000	57.0%
			Loan Payoff	5,650,060	27.3
			Upfront reserves	847,248	4.1
			Closing costs	1,100,389	5.3
			Return of equity	1,302,303	6.3
Total Sources	$20,700,000	100.0%	Total Uses	$20,700,000	100.0%

(1)	The SSA Midwest MHC Portfolio Mortgage Loan (as defined below) was used to acquire seven properties and refinance five properties.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	The borrower sponsors acquired the SSA Midwest MHC Portfolio (as defined below) between 2019 and 2021; as such, historical occupancies and cash flows are not available.

(4)	Appraisal valuation dates of the SSA Midwest MHC Portfolio range from July 30, 2021 to August 11, 2021.

(5)	While the SSA Midwest MHC Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the SSA Midwest MHC Portfolio Mortgage Loan more severely than assumed in the underwriting of the SSA Midwest MHC Portfolio Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “SSA Midwest MHC Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in 12 manufactured housing community (“MHC”) properties located in twelve cities throughout Michigan, Illinois, Ohio and Pennsylvania (each, a “SSA Midwest MHC Portfolio Property”, and collectively, the “SSA Midwest MHC Portfolio”).

The Borrowers and Borrower Sponsors. The borrowers are twelve Delaware special purpose entities structured to be bankruptcy remote (each individually, a “SSA Midwest MHC Portfolio Borrower” and collectively, the “SSA Midwest MHC Portfolio Borrowers”). The borrower sponsors and non-recourse carveout guarantors of the SSA Midwest MHC Portfolio Mortgage Loan are Michael Forrest, Daniel Benedict, Steven Cherin, John Michael Calin and Dr. Anant J. Gandhi, as Trustee of the VGSB Realty Trust, under the Irrevocable Trust Agreement dated August 7, 2020.

Steven Cherin is a co-founder of SSA Capital Partner (“SSA”) and serves as general counsel. John Michael Calin is a member of the general partner of SSA and is responsible for sourcing deals directly from owners and property management. Mr. Calin is involved in all SSA’s properties and works with the on-site managers to ensure the operation of all of the properties. Mr. Calin has managed over 1,000 units and has invested in and managed manufactured home communities since 2008. Daniel Benedict is the founder and president of Benedict Realty Group, also known as BRG Management, LLC (“BRG”). BRG is a privately held company founded over twenty years ago, which currently owns approximately 5,500 multi-family units in New York City and its boroughs, as well as over a million square feet of commercial properties. Michael Forrest, who is based in Michigan, has been involved in property management of commercial real estate for over 30 years, with 20 years of experience in managing multifamily properties and 10 years in managing manufactured housing properties.

The Properties. The SSA Midwest MHC Portfolio is a twelve-property MHC portfolio located in twelve different cities throughout Michigan, Illinois, Ohio and Pennsylvania, totaling approximately 971 pad sites. Six of the properties totaling 567 pad sites (58.4% of total the SSA Midwest MHC Portfolio pad sites) are located in Michigan, three properties totaling 214 pad sites (22.0% of the SSA Midwest MHC Portfolio pad sites) are located in Illinois, two properties totaling 106 pad sites (10.9% of the SSA Midwest MHC Portfolio pad sites) are located in Ohio, and one property with 84 pad sites (8.7% of the SSA Midwest MHC Portfolio pad sites) is located in Pennsylvania. As of the September 13, 2021 rent rolls, occupancies range from 65.9% at the Twin Meadows property in Burton, Michigan to 94.6% at the Edgewood property in Springfield, Ohio and the SSA Midwest MHC Portfolio has a weighted average physical occupancy of 81.6%.

The SSA Midwest Portfolio Mortgage Loan collateral includes 199 Park Owned Homes (“POHs”) that are owned by an affiliate of the SSA Midwest MHC Portfolio Borrowers, including 47 lease to own homes. Pursuant to the SSA Midwest Portfolio Mortgage Loan documents, the lender has been granted a security interest in all POHs (affiliates of the SSA Midwest MHC Portfolio Borrower are not permitted to own homes in the SSA Midwest MHC Portfolio). The SSA Midwest MHC Portfolio Borrower is additionally required to deliver all certificates of title to the lender to hold during the term of the SSA Midwest Portfolio Mortgage Loan including in connection with any new homes acquired by the SSA Midwest MHC Portfolio Borrower. Neither the SSA Midwest MHC Portfolio Borrower nor any affiliate can provide any financing of POHs at the SSA Midwest MHC Portfolio, except in connection with any lease purchase option. The SSA Midwest MHC Portfolio Borrower is permitted to sell the POHs during the term of the SSA Midwest Portfolio Mortgage Loan either in connection with the exercise of a lease purchase option or in an arms’ length sale to the then-current tenant in such home and may also dispose of abandoned homes with no value. The SSA Midwest Portfolio Mortgage Loan documents contain a recourse carveout for losses in connection with the removal, sale, transfer, pledge, disposal or other disposition of any POHs or the creation or existence of any lien or encumbrance on any POHs in violation of the SSA Midwest Portfolio Mortgage Loan documents. No income from the home rentals at the POHs was included in the lender’s underwritten revenues; only the income derived from the related pad sites was underwritten. Under the SSA Midwest MHC Portfolio Mortgage Loan documents, such affiliate-owned homes may generally not exceed 25.0% of the total pads at the SSA Midwest MHC Portfolio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Manufactured Housing Community Properties” in the Preliminary Prospectus for limitations on the purchase, sale, and release of homes owned by the SSA Midwest MHC Portfolio Borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information regarding the SSA Midwest MHC Portfolio:

SSA Midwest MHC Portfolio

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (Pads)(1)	Appraised Value	UW NOI(1)	% of UW NOI
Twin Meadows 1021 East Scottwood Avenue Burton, MI	$4,410,000	21.3%	65.9%	1958/NAP	211	$5,880,000	$395,696	20.6%
Werner Hancock Werner Camp Road Harmar Township, PA	$3,187,500	15.4%	86.9%	1950/NAP	84	$4,250,000	$345,045	17.9%
Pleasant Valley 1704 M 52 Owosso, MI	$2,130,000	10.3%	93.1%	1980/NAP	65	$2,840,000	$167,907	8.7%
Whispering Pines 227 West Olson Road Midland, MI	$2,103,250	10.2%	93.6%	1970-1980/NAP	109	$3,400,000	$189,900	9.9%
Bellevue 23951 15 Mile Road Bellevue, MI	$2,055,000	9.9%	93.4%	1970/NAP	76	$2,740,000	$177,650	9.2%
Edgewood 3834 Dayton Springfield Road Springfield, OH	$1,185,000	5.7%	94.6%	1950/1992	56	$1,580,000	$82,324	4.3%
Wildwood 173 Wildwood Dr Carbondale, IL	$1,143,750	5.5%	75.0%	1968/NAP	104	$1,525,000	$129,097	6.7%
Gaslight 101 West Pearl Street Farmington, IL	$937,500	4.5%	85.7%	1966/NAP	56	$1,250,000	$96,692	5.0%
Huron 163 Nelson Street Harbor Beach, MI	$909,000	4.4%	81.8%	1980/NAP	55	$1,360,000	$86,712	4.5%
Camelot South 3402 OH-109 Delta, OH	$900,000	4.3%	76.0%	1970/NAP	50	$1,350,000	$101,925	5.3%
Rivers Bend N 3905 Pine Mountain Road Iron Mountain, MI	$895,000	4.3%	80.4%	1970/NAP	51	$1,380,000	$66,742	3.5%
Valley View 2507 North 5th Street Quincy, IL	$844,000	4.1%	92.6%	1960/NAP	54	$1,125,000	$83,046	4.3%
Total/Weighted Average	$20,700,000	100.0%	81.6%		971	$28,680,000	$1,922,736	100.0%

(1)	Based on the underwritten rent roll.

The following table presents historical occupancy percentages at the SSA Midwest MHC Portfolio:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	9/13/2021(2)
NAV	NAV	NAV	81.6%

(1)	The SSA Midwest MHC Portfolio Borrowers acquired the SSA Midwest MHC Portfolio between 2019 and 2021; as such, historical occupancies are not available.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of November 5, 2021, the SSA Midwest MHC Portfolio are open and operating. The SSA Midwest MHC Portfolio Mortgage Loan is not subject to any modification or forbearance request. The first debt service payment of the SSA Midwest MHC Portfolio Mortgage Loan is due December 6, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the SSA Midwest MHC Portfolio:

Cash Flow Analysis

	TTM 8/31/2020	U/W	%(1)	U/W $ per Pad
Base Rent	$3,134,095	$3,102,965	76.6%	$3,195.64
Grossed Up Vacant Space	0	694,900	17.2	715.65
Gross Potential Rent	$3,134,095	$3,797,864	93.8%	$3,911.29
Other Income(2)	244,436	250,764	6.2	258.25
Net Rental Income	$3,378,531	$4,048,628	100.0%	$4,169.55
(Vacancy & Credit Loss)	(6,313)	(741,540)(3)	(19.5)	(763.69)
Effective Gross Income	$3,372,218	$3,307,088	81.7%	$3,405.86

Real Estate Taxes	205,839	200,546	6.1	206.54
Insurance	69,001	76,155	2.3	78.43
Management Fee	173,515	198,425	6.0	204.35
Other Operating Expenses	951,259	909,225	27.5	936.38
Total Operating Expenses	$1,399,614	$1,384,352	41.9%	$1,425.70

Net Operating Income	$1,972,604	$1,922,736	58.1%	$1,980.16
Replacement Reserves	0	67,970	2.1	70.00
TI/LC	0	0	0.0	0.00
Net Cash Flow	$1,972,604	$1,854,766	56.1%	$1,910.16

NOI DSCR	1.67x	1.63x
NCF DSCR	1.67x	1.57x
NOI Debt Yield	9.5%	9.3%
NCF Debt Yield	9.5%	9.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes utility reimbursement, pet fees, late fees, insufficient fund fees and other miscellaneous income.

(3)	The underwritten economic vacancy is 19.5%. The SSA Midwest MHC Portfolio was 81.6% occupied as of September 13, 2021 based on total units.

Appraisal. As of the appraisal valuation dates of July 30, 2021 through August 11, 2021, the SSA Midwest MHC Portfolio had an appraised value of $28,680,000.

Environmental Matters. According to Phase I environmental site assessments dated from March 11, 2021 through August 16, 2021, there was no evidence of any recognized environmental conditions at the SSA Midwest MHC Portfolio.

Market Overview. The SSA Midwest MHC Portfolio is located across 12 cities in Michigan, Ohio, Illinois and Pennsylvania. The SSA Midwest MHC Portfolio is located across nine metropolitan statistical areas (“MSAs”) across the Midwest in Flint, MI MSA (one property, 21.7% of units, 21.3% of allocated loan amount), Lansing-East, MI MSA (one property, 6.7% of units, 10.3% of allocated loan amount), Saginaw, MI MSA (two properties, 16.9% of units, 14.6% of allocated loan amount), Battle Creek, MI MSA (one property, 7.8% of units, 9.9% of allocated loan amount), Springfield, OH MSA (one property, 5.8% of units, 5.7% of allocated loan amount), Carbondale-Marion, IL MSA (one property, 10.7% of units, 5.5% of allocated loan amount), Peoria, IL MSA (one property 5.8% of units, 4.5% of allocated loan amount), Toledo, OH MSA (one property, 5.1% of units, 4.4% of allocated loan amount), Green Bay, MSA (one property, 5.3% of units, 4.3% of allocated loan amount), one micropolitan statistical area (“MSA”) in the Midwest in the Quincy, IL-MO MSA (one property, 5.6% of units, 4.1% of allocated loan amount), and one property in the northeast in the Pittsburgh, PA MSA (one property, 8.7% of units, 15.4% of allocated loan amount).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the demographics for the SSA Midwest MHC Portfolio:

Demographics(1)

	2021 Population (3-mile radius)	2021 Population (5-mile radius)	2021 Avg Household Income (3-mile radius)	2021 Avg Household Income (5-mile radius)
Twin Meadows	55,327	130,658	$51,225	$55,287
Werner Hancock	31,083	85,579	$105,042	$97,850
Pleasant Valley	19,580	27,967	$56,409	$60,996
Whispering Pines	4,754	14,490	$79,315	$86,854
Bellevue	2,772	7,083	$70,977	$74,537
Edgewood	11,379	50,668	$73,240	$61,761
Wildwood	9,413	28,898	$49,840	$50,054
Gaslight	2,932	3,783	$68,212	$72,461
Huron	2,378	2,865	$62,376	$62,550
Camelot South	2,537	9,197	$82,267	$81,039
Rivers Bend	5,886	17,001	$78,962	$69,400
Valley View	25,552	43,276	$60,211	$67,428
(1)	Information obtained from appraisals.

The following table presents certain information relating to comparable rental information for the SSA Midwest MHC Portfolio:

Competitive Set Summary(1)

	Pads(2)	In-Place U/W Base Rent(2)	Competitive Set Average Rent	In-Place Vacancy(2)	Competitive Set Vacancy
Twin Meadows	211	$387	$359	34.1%	14.0%
Werner Hancock	84	$548	$419	13.1%	18.2%
Pleasant Valley	65	$364	$378	16.9%	10.9%
Whispering Pines	109	$358	$372	6.4%	14.0%
Bellevue	76	$286	$333	6.6%	9.2%
Edgewood	56	$297	$337	5.4%	7.8%
Wildwood	104	$187	$205	25.0%	13.0%
Gaslight	56	$211	$243	14.3%	34.4%
Huron	55	$285	$321	18.2%	44.8%
Camelot South	50	$370	$347	24.0%	23.0%
Rivers Bend	51	$236	$230	19.6%	3.4%
Valley View	54	$225	$198	7.4%	4.8%
Total/Weighted Average	971	$328	$329	18.4%	17.3%

(1)	Information obtained from appraisals.

(2)	Information obtained from the underwritten rent roll as of September 13, 2021.

Escrows.

Real Estate Taxes – The SSA Midwest MHC Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $87,739 and ongoing monthly real estate tax reserves in the amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $16,712).

Insurance – The SSA Midwest MHC Portfolio Mortgage Loan documents require an upfront insurance reserve of $18,642 and an ongoing monthly insurance premium reserve in the amount equal to one-twelfth of the insurance premiums that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months (initially $5,918).

Replacement Reserves – The SSA Midwest MHC Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $5,664.

Deferred Maintenance – The SSA Midwest MHC Portfolio Mortgage Loan documents require an upfront reserve of $490,866 for deferred maintenance.

Sewer Reserve – The SSA Midwest MHC Portfolio Mortgage Loan documents require an upfront reserve of $250,000 for sewer work at the SSA Midwest MHC Portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

Lockbox and Cash Management. The SSA Midwest MHC Portfolio Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the SSA Midwest MHC Portfolio Borrowers are required to establish a lender-controlled lockbox account and instruct tenants under leases that with all other leases to such tenant and its affiliates provide for rental income representing 5% or more of the total rental income for the applicable individual property, covers 5% or more of the leasable pads at an individual property or is with an affiliate of the SSA Midwest MHC Portfolio Borrowers to deposit rents into such lockbox account, and (ii) the SSA Midwest MHC Portfolio Borrowers or the property manager is required to deposit all rents received within two business day of receipt. Pursuant to the SSA Midwest MHC Portfolio Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the SSA Midwest MHC Portfolio Borrowers; and (b) if a Cash Sweep Event is in effect funds will be applied in accordance with the SSA Midwest MHC Portfolio Loan Documents with excess cash flow held in an excess cash flow account controlled by the lender, to be held by the lender as additional security for the SSA Midwest MHC Portfolio Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the SSA Midwest MHC Portfolio Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the SSA Midwest MHC Portfolio Borrowers, guarantors or property manager; or

(iv)	a Cash Management DSCR Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the SSA Midwest MHC Portfolio Borrowers or guarantor and within 120 days for the property manager, with respect to the manager, the SSA Midwest MHC Portfolio Borrowers replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the SSA Midwest MHC Portfolio Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the SSA Midwest MHC Portfolio Borrowers, guarantors or property manager; or
(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the SSA Midwest MHC Portfolio Borrowers or guarantor and within 120 days for the property manager, with respect to the property manager, the SSA Midwest MHC Portfolio Borrowers replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the SSA Midwest MHC Portfolio Mortgage Loan.

Property Management. The SSA Midwest MHC Portfolio is managed by Evergreen Parkes, LLC, an affiliate of the SSA Midwest MHC Portfolio Borrowers.

Partial Release. After the lockout period and prior to the free window period, the SSA Midwest MHC Portfolio Borrower may release an individual MHC property provided that, among other conditions stated in the SSA Midwest MHC Portfolio Mortgage Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the SSA Midwest MHC Portfolio Mortgage Loan defeased is 115% of the allocated loan amount for the related SSA Midwest MHC Portfolio Property being released; (iii) the debt service coverage ratio for the remaining properties after such release is not less than the greater of (a) 1.57x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 72.2% and (b) the loan-to-value ratio for the remaining properties and the property to be released immediately preceding the release of the property.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

Terrorism Insurance. The SSA Midwest MHC Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the SSA Midwest MHC Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the SSA Midwest MHC Portfolio, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C61	Transaction Contact Information

VII.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 837-1518

Credit Suisse Securities (USA) LLC

Brendan Jordan	Tel. (212) 325-1924

Julia Powell	Tel. (212) 325-3294

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.